     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 2002


                                                      REGISTRATION NO. 333-84548

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

         REGENT COMMUNICATIONS, INC.                      REGENT BROADCASTING, INC.
(Exact name of registrant as specified in its   (Exact name of registrant as specified in its
                  charter)                                        charter)

          DELAWARE                31-1492857                 DELAWARE                 61-1371632
(State or other jurisdiction   (I.R.S. Employer    (State or other jurisdiction    (I.R.S. Employer
             of                 Identification                  of                  Identification
      incorporation or               No.)                incorporation or                No.)
       organization)                                      organization)

Regent Broadcasting of Albany, Inc.        Delaware   61-1367566
Regent Broadcasting of Chico, Inc.         Delaware   91-1841263
Regent Broadcasting of El Paso, Inc.       Delaware   31-1671469
Regent Broadcasting of Erie, Inc.          Delaware   25-1838559
Regent Broadcasting of Flagstaff, Inc.     Delaware   86-0883259
Regent Broadcasting of Flint, Inc.         Delaware   11-2816474
Regent Broadcasting of Grand Rapids,       Delaware   61-1367565
  Inc.
Regent Broadcasting of Kingman, Inc.       Delaware   86-0883260
Regent Broadcasting of Lafayette, Inc.     Delaware   61-1395450
Regent Broadcasting of Lake Tahoe,         Delaware   91-1841261
  Inc.
Regent Broadcasting of Lexington, Inc.     Delaware   62-1700854
Regent Broadcasting of Mansfield, Inc.     Delaware   11-3356796
Regent Broadcasting of Palmdale, Inc.      Delaware   95-4645821
Regent Broadcasting of Peoria, Inc.        Delaware   37-1409348
Regent Broadcasting of Redding, Inc.       Delaware   91-1841262
Regent Broadcasting of San Diego, Inc.     Delaware   91-1853044
Regent Broadcasting of South Carolina,     Delaware   57-1073151
  Inc.
Regent Broadcasting of St. Cloud, Inc.     Delaware   61-1339265
Regent Broadcasting of St. Cloud II,      Minnesota   41-1606304
  Inc.
Regent Broadcasting of Utica/Rome,         Delaware   31-1671480
  Inc.
Regent Broadcasting of Watertown, Inc.     Delaware   31-1671476
Regent Broadcasting Midwest, Inc.          Delaware   61-1315369
Regent Broadcasting West Coast, Inc.     California   94-3128962
Regent Licensee of Chico, Inc.             Delaware   31-1621681
Regent Licensee of El Paso, Inc.           Delaware   31-1671470
Regent Licensee of Erie, Inc.              Delaware   25-1838861
Regent Licensee of Flagstaff, Inc.         Delaware   31-1621677
Regent Licensee of Kingman, Inc.           Delaware   86-0939969
Regent Licensee of Lake Tahoe, Inc.        Delaware   31-1622685
Regent Licensee of Lexington, Inc.         Delaware   31-1555710
Regent Licensee of Mansfield, Inc.         Delaware   34-1878147
Regent Licensee of Palmdale, Inc.          Delaware   31-1621678
Regent Licensee of Redding, Inc.           Delaware   91-1841262
Regent Licensee of San Diego, Inc.         Delaware   91-1853036
Regent Licensee of South Carolina,         Delaware   57-1073136
  Inc.
Regent Licensee of St. Cloud, Inc.         Delaware   61-1339266
Regent Licensee of Utica/Rome, Inc.        Delaware   31-1671482
Regent Licensee of Watertown, Inc.         Delaware   31-1671477
RepCom, Inc.                              Minnesota   41-1640145
Sartell FM, Inc.                          Minnesota   41-1620938

(Exact name of                             (State or        (I.R.S.
registrant                                     other       Employer
as specified in its                     jurisdiction   Identification
charter)                                          of           No.)
                                        incorporation
                                                  or
                                        organization)
(Exact name of                             (State or        (I.R.S.
registrant                                     other       Employer
as specified in its                     jurisdiction   Identification
charter)                                          of           No.)
                                        incorporation
                                                  or
                                        organization)

                             ---------------------

      100 EAST RIVERCENTER BOULEVARD, 9TH FLOOR, COVINGTON, KENTUCKY 41011
                                 (859) 292-0030
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                             ---------------------

                                TERRY S. JACOBS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          REGENT COMMUNICATIONS, INC.
                   100 EAST RIVERCENTER BOULEVARD, 9TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (859) 292-0030
 (Name, address, including zip code and telephone number, including area code, of agent for service)
                             ---------------------

                          COPIES OF COMMUNICATIONS TO:
                           RICHARD G. SCHMALZL, ESQ.
                            DOUGLAS D. ROBERTS, ESQ.
                           GRAYDON HEAD & RITCHEY LLP
                            1900 FIFTH THIRD CENTER
                               511 WALNUT STREET
                             CINCINNATI, OHIO 45202
                             PHONE: (513) 621-6464
                              FAX: (513) 651-3836
                                                          Continued on next page

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

Continued from previous page

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE


     This registration statement consists of two separate prospectuses. The first prospectus relates to (i) the offer and sale from time to time by Regent Communications, Inc. upon the effectiveness of this registration statement of its common stock, preferred stock, convertible preferred stock, depositary shares, debt securities, convertible debt securities, warrants, stock purchase contracts, stock purchase units, and guarantees, (ii) the offer and sale from time to time of debt securities, convertible debt securities and guarantees by Regent Broadcasting, Inc., and (iii) guarantees of the Subsidiary Guarantors. The second prospectus relates to the proposed offer and sale by Regent Communications, Inc. of shares of Regent common stock promptly following the effectiveness of this registration statement. The sale of shares of its common stock by Regent Communications, Inc. pursuant to the second prospectus will reduce the aggregate initial public offering price of the securities available for sale under the first prospectus.

                  SUBJECT TO COMPLETION, DATED APRIL 22, 2002


PROSPECTUS

                          [REGENT COMMUNICATIONS LOGO]

     Regent may offer from time to time, at prices and on terms to be determined:

     - shares of common stock;

     - shares of preferred stock, which may be convertible into common stock;

     - depositary shares representing fractions of shares of preferred stock;

     - debt securities, which may be convertible and could consist of debentures, notes or other types of debt;

     - warrants to purchase any of the foregoing securities;

     - stock purchase contracts;


     - stock purchase units; and/or


     - guarantees of the debt securities of Regent Broadcasting, Inc.

     Regent Broadcasting, Inc. may offer from time to time, at prices and on terms to be determined:

     - debt securities, which may be convertible and could consist of debentures, notes or other types of debt; and/or

     - guarantees of the debt securities of Regent Communications, Inc.

     Some of our direct and indirect wholly-owned subsidiaries may guarantee the debt securities of Regent and/or Regent Broadcasting, Inc. offered under this prospectus.

     The aggregate offering price of the securities offered by Regent and Regent Broadcasting, Inc. will not exceed $250,000,000 less the amount of any common stock sold by us under the other prospectus included in the shelf registration statement of which this prospectus is a part.

     Each time we offer securities, we will provide a supplement to this prospectus that will describe the specific terms of any securities we offer and the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus.

     Regent common stock is traded on The Nasdaq National Market under the symbol "RGCI." The prospectus supplement for other securities offered hereby will inform you if such securities are to be traded on The Nasdaq National Market or any national securities exchange and the trading symbol for such securities.
                             ---------------------

     FOR A DESCRIPTION OF CERTAIN SIGNIFICANT CONSIDERATIONS IN CONNECTION WITH THE SHARES AND RELATED MATTERS DESCRIBED IN THIS DOCUMENT, SEE "RISK FACTORS" BEGINNING ON PAGE 3.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
                             ---------------------

                The date of this prospectus is           , 2002

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we may sell through these offerings will not exceed $250,000,000 and will be reduced by the amount of common stock sold by us under the other prospectus included in the shelf registration statement of which this prospectus is a part.

     This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of such securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

                             ---------------------

     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES.

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information in this prospectus before purchasing our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. There may also be additional risk factors in any prospectus supplement relating to particular securities that you should read and carefully consider before purchasing such securities.

RISKS RELATED TO OUR OPERATIONS

OUR ACQUISITION STRATEGY MAY NOT BE SUCCESSFUL.

     We have experienced rapid growth, and intend to continue our aggressive growth strategy, by acquiring radio stations in mid-sized and small markets. This strategy is subject to a variety of risks, including the:

     - increases in prices for radio stations due to increased competition for acquisition opportunities;

     - reduction in the number of suitable acquisition targets resulting from continued industry consolidation;

     - inability to negotiate definitive purchase agreements on satisfactory terms;

     - loss of key employees of acquired stations;

     - diversion of management's attention from other business concerns;

     - restrictions in our credit facility that require us to obtain our bank's consent for acquisitions under certain circumstances;

     - inability to sell any non-performing station; and

     - failure or unanticipated delays in completing acquisitions due to difficulties in obtaining required regulatory approvals.

     If we are unable to grow as planned, we may not be able to compete successfully with larger broadcasting companies and other media.

IF WE ARE UNABLE TO MANAGE EFFECTIVELY OUR PLANNED RAPID GROWTH, OUR OPERATIONS AND REVENUES COULD SUFFER.

     We have grown substantially in a relatively short period of time and we intend to continue to grow rapidly in the future. To manage our growth successfully, we must, among other things, integrate the operations, systems and management of radio stations we acquire, stringently control our costs, increase our marketing activities, attract and retain qualified management personnel, and train new personnel.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT ADDITIONAL FINANCING FOR FUTURE ACQUISITIONS.

     Depending upon the nature, size and timing of our acquisitions, we may require financing in excess of that available under our bank credit facility. We cannot assure you that our bank credit facility or any other agreements to which we are a party will permit additional borrowings at the desired times. Nor can we assure you that additional or alternative financing from other sources will be available to us or, if available, that the financing would be on terms acceptable to us.

THE LOSS OF KEY PERSONNEL COULD DISRUPT THE MANAGEMENT OF OUR BUSINESS.

     Our business depends upon the continued efforts, abilities and expertise of Terry S. Jacobs, William L. Stakelin and our other executive officers and key employees. We believe that the unique combination of skills and experience possessed by these individuals would be difficult to replace and that, in particular, the loss of Mr. Jacobs or Mr. Stakelin would have a material adverse effect on us. These adverse effects could include the impairment of our ability to execute our acquisition and operating strategies and a decline in our standing in the radio broadcast industry. We do not presently have, and are not seeking, "key man" insurance on the life of Mr. Jacobs or Mr. Stakelin.

WE MAY LOSE AUDIENCE SHARE AND ADVERTISING REVENUE TO COMPETING RADIO STATIONS.

     Our radio stations compete with other radio stations in each market for audience share and advertising revenue. Our advertising revenue primarily depends upon our stations' audience share in the demographic groups targeted by our advertisers. If a competing station converts to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, our stations could suffer a reduction in ratings and advertising revenue. Other radio companies which are larger and have more resources may also enter our markets. In addition, shifts in population, demographics and audience tastes and other factors beyond our control could cause us to lose market share to our competitors. Although we believe our stations are well positioned to compete, we cannot assure you that our stations will maintain or increase their current ratings or advertising revenue.

WE MAY LOSE AUDIENCE SHARE AND ADVERTISING REVENUE TO OTHER TYPES OF MEDIA COMPETITORS.

     We also compete with other media such as television, newspapers, direct mail and outdoor advertising for advertising revenue. The radio broadcasting industry is also facing competition from new media technologies that are being developed, such as the following:

     - audio programming by cable television systems, direct broadcasting satellite systems and other digital audio broadcasting formats;

     - satellite-delivered digital audio radio service, which could result in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs; and

     - in-band-on-channel digital radio and new low power FM radio, which could provide radio services in the same frequency range currently occupied by traditional FM and AM radio services.

     A loss of audience share to these media could result in decreased advertising revenue for us.

WE MAY LOSE ADVERTISING REVENUES IF THE UNITED STATES ECONOMY DOES NOT IMPROVE.

     Advertising is a discretionary business expense that tends to decline during an economic recession or downturn. Recessions or downturns in the United States economy and the economies of individual geographic markets in which we own or operate stations directly affect our advertising revenue and, consequently, our results of operations. During 2001, the radio industry experienced negative year over year advertising revenue growth, primarily as a result of the recession in the United States economy. The current recession has affected business sectors that advertise heavily on radio, which has resulted in a reduction in advertising spending. Our advertising growth rate has been adversely affected by the recession. If the factors that have contributed to the radio industry's overall negative advertising revenue growth persist or worsen, our advertising growth rate could be even more significantly affected.

AN ECONOMIC DOWNTURN IN ANY OF OUR SIGNIFICANT MARKETS COULD ADVERSELY AFFECT OUR REVENUE AND CASH FLOW.

     Our stations are located in a relatively small number of markets. A significant decline in net broadcasting revenue from our stations in any of our significant markets, particularly Lafayette, Grand Rapids, El Paso and Albany, could have a material adverse effect on our operations and financial condition.

WE HAVE A HISTORY OF NET LOSSES THAT MAY CONTINUE IN THE FORESEEABLE FUTURE.

     We had a net loss of approximately $1.7 million for the year ended December 31, 2001. We had net income of approximately $13.9 million for the year ended December 31, 2000, primarily due to a gain of approximately $17.8 million which we recognized on an exchange of radio stations with Clear Channel Communications, Inc. We had a net loss of approximately $6.8 million for the year ended December 31, 1999. The primary reasons for our losses in 2001, 2000 (when excluding the gain on our exchange of radio stations) and 1999, are significant charges for depreciation and amortization relating to the acquisitions of radio stations and interest charges on our outstanding debt. As we acquire additional stations, depreciation and interest charges will probably increase and we may continue to experience net losses in the future.

WE HAVE NOT YET DETERMINED WHAT EFFECT RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS WILL HAVE ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS.

     Acquisitions recorded as purchases for accounting purposes have resulted in, and in the future may result in, the recognition of significant amounts of goodwill and other purchased intangibles. In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," pursuant to which goodwill and indefinite lived intangible assets will no longer be amortized but will be subject to impairment tests at least annually. SFAS 142 became effective for us on January 1, 2002. We are currently evaluating the full impact that SFAS 142 will have on our consolidated financial statements. However, the elimination of amortization expense related to goodwill and other indefinite lived intangible assets has had a material impact on our financial statements beginning in the first quarter of 2002. Amortization expense related to goodwill and indefinite lived intangibles was approximately $10.5 million, $6.4 million, and $2.0 million, respectively, for the years ended December 31, 2001, 2000 and 1999. We have begun the assessment of the recoverability of goodwill recorded on the date of adoption but we have not completed this benchmark assessment and have not determined whether we will impair any goodwill and indefinite lived intangible assets upon implementation of this standard. When amortization of our indefinite lived assets ceased on January 1, 2002, due to the adoption of SFAS 142, the reversal of deferred tax liabilities relating to those intangible assets was no longer assured within the Company's net operating loss carryforward period.

     In addition, in August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets," that addresses the financial accounting and reporting for impairment or disposal of long-lived assets, including the disposal of a segment of a business. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We have a significant amount of long-lived assets, such as property, equipment, goodwill, FCC licenses and other intangible assets recorded on our balance sheet. If we were to determine that a permanent impairment of an asset had occurred, a charge would be made against income in the period such determination was made. We will adopt SFAS 144 in the first quarter of 2002. We are in the process of assessing the effects of this pronouncement.

WE COULD EXPERIENCE DELAYS IN EXPANDING OUR BUSINESS DUE TO ANTITRUST LAWS AND OTHER REGULATORY CONSIDERATIONS.

     The Federal Trade Commission, the United States Department of Justice and the FCC carefully review proposed transactions under their respective regulatory authority, focusing on the effects on competition, the number of stations owned in a market and the effects on concentration of market revenue share. Any delay, prohibition or modification required by such regulatory authorities could adversely affect the terms of a proposed transaction or could require us to abandon an otherwise attractive opportunity. We have experienced delays from time to time in connection with some of our acquisitions.

IF WE COULD NOT RENEW OUR FCC LICENSES, OUR BUSINESS WILL BE IMPAIRED.

     Our business is dependent upon maintaining our broadcasting licenses issued by the FCC, which are issued currently for a maximum term of eight years. Our broadcasting licenses will expire between 2004 and 2006. We cannot assure you that our pending or future renewal applications will be approved, or that such renewals will not include conditions or qualifications that could adversely affect our operations. Moreover, governmental regulations and policies may change over time and we cannot assure you that such changes would not have a material adverse impact upon our business, financial condition and results of operations.

RESTRICTIONS AND LIMITATIONS IMPOSED UNDER OUR CREDIT FACILITY COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND IMPLEMENT OUR STRATEGY.

     The terms of our credit facility restrict us from engaging in many activities and require us to satisfy various financial tests, and these restrictions may make it more difficult to pursue our acquisition strategy. Our credit facility restricts, among other things, our ability to:

     - incur additional indebtedness and/or liens;

     - issue capital stock in certain circumstances;

     - pay dividends or make certain other restricted payments;

     - make certain investments or acquisitions;

     - enter into certain transactions with affiliates;

     - merge or consolidate with any other person; or

     - sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our assets.

IF WE DEFAULT UNDER OUR CREDIT FACILITY, WE MAY NOT BE ABLE TO REPAY SUCH INDEBTEDNESS.

     Our credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests. A breach of these or any other credit facility restrictions could result in a default under our credit facility. If an event of default occurs, then our credit facility lenders could declare all amounts outstanding, including accrued interest, immediately due and payable. If our credit facility indebtedness were accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

OUR INTEREST EXPENSE MAY INCREASE AS A RESULT OF OUR VARIABLE RATE CREDIT FACILITY.

     Borrowings under our credit facility bear interest at variable rates. Because we do not presently employ any financial instruments to manage our interest rate exposure, increases in the weighted average interest rate under our credit facility would result in greater interest expense to us.

WE HAVE ESTABLISHED CERTAIN ANTI-TAKEOVER MEASURES THAT COULD PREVENT AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY.

     Some of the provisions of our charter and bylaws could discourage, delay or prevent an acquisition or change of control of our company even if our stockholders believe the change in control would be in our and their best interests and even if the transaction might be at a premium price. These provisions:

     - permit the Board of Directors to increase its own size and fill the resulting vacancies;

     - permit the Board of Directors, without stockholder approval, to issue preferred stock with such dividend, liquidation, conversion, voting and other rights as the Board may determine; and

     - limit the persons who may call special meetings of stockholders.

     In addition, Section 203 of the Delaware General Corporation Law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

RISKS RELATED TO EQUITY OFFERINGS

CERTAIN STOCKHOLDERS OWN APPROXIMATELY 31% OF OUR OUTSTANDING VOTING POWER AND THEIR INTERESTS MAY CONFLICT WITH YOURS.

     Approximately 31% of our outstanding voting power is held by a small number of stockholders. These stockholders have agreed to vote all of their shares for the election of seven of our nine directors. As a result, these stockholders acting together have the ability to influence the election of directors and the outcome of other matters subject to stockholders' vote, including the ability to make it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of the outstanding common stock of our company. The interests of these controlling stockholders may conflict with yours.

STOCKHOLDERS OWNING A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK MAY RESELL SHARES INTO THE MARKET, WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.

     Stockholders owning a substantial number of currently restricted shares of our common stock may be free to resell their shares, pursuant to effective resale registration statements, in accordance with registration rights, Rule 144, or otherwise. From time to time, we may also issue additional shares of our common stock in acquisitions and in public or private offerings. As restrictions on resale end, and as additional shares may be issued by us, the market price of our common stock could drop significantly if the holders of these shares sell them, or are perceived by the market as intending to sell them.

     Currently, we have registered on behalf of certain stockholders of our company, an aggregate of 1,074,917 shares of our common stock for immediate resale into the open market from time to time as may be desired by the holders of such shares. Those shares were issued in our November 2001 private offering of common stock and in our February 2002 purchase of an option to buy WFGR-FM in Grand Rapids, Michigan.

     Also, 3,060,685 shares are subject to outstanding stock options (of which 1,532,976 shares are subject to vested options), and an additional 40,610 shares of common stock were reserved for issuance under our stock incentive plans. Upon the issuance of such shares, those stockholders may immediately resell these additional shares in the open market.

ADDITIONAL SHARES MAY BE RESOLD PURSUANT TO REGISTRATION RIGHTS AGREEMENTS, WHICH MAY ALSO CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.

     The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Terry S. Jacobs, William L. Stakelin, Waller-Sutton Media Partners, L.P., William H. Ingram, WPG Corporate Development Associates V, L.L.C., Mesirow Capital Partners VII, Blue Chip Capital Fund II Limited Partnership, River Cities Capital Fund Limited Partnership, and certain affiliates of such entities. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. or other parties to the registration rights agreement who, in the aggregate, hold at least 10% of the Company's outstanding common stock, Regent is required to register under the Securities Act of 1933 the shares of the Company's common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent's equity securities. We are also a party to three separate registration rights agreements which, in the aggregate, give certain unaffiliated holders of Company common stock the right to include 1,001,969 shares held by them in certain registered public offerings of our stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference include forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about us, including, among other things:

     - general economic and business conditions, both nationally and in our markets, including the impact of the continuing United States recession and the war on terrorism;

     - our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

     - the level of advertising spending;

     - anticipated trends in the radio business;

     - existing and future regulations affecting the radio business;

     - our acquisition opportunities;

     - increased competition for attractive radio properties and advertising dollars; and

     - other risk factors set forth in the "Risk Factors" section of this prospectus.

     In addition, in this prospectus and the documents incorporated by reference, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to us, our business or our management, are intended to identify forward-looking statements.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                          REGENT COMMUNICATIONS, INC.

     We are a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. We were founded in 1996 by Terry S. Jacobs and William L. Stakelin, who have more than 60 years of combined experience in establishing, growing and operating radio broadcasting companies. Regent Broadcasting, Inc. is a wholly-owned subsidiary of Regent Communications, Inc.

     Our acquisition strategy is to expand within our existing markets and to enter into new middle and small-sized markets in which we believe we can effectively execute our operating strategies. After entering a market, we seek to acquire additional stations that will allow us to reach a wider range of demographic groups to appeal to advertisers and increase revenue. We also integrate these stations into our existing operations in an effort to achieve substantial cost savings. Our strong management team has successfully executed this strategy and has strengthened our operations by selling stations in various markets that did not fit within our existing strategy and by exiting our smallest markets as planned.

     Our principal executive offices are located at 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011 and our telephone number is
(859) 292-0030.

     For more detailed information about us, please see the documents incorporated into this prospectus by reference. See "Where You Can Find More Information."

                                USE OF PROCEEDS

     We do not currently have specific plans for the use of the net proceeds from the sale of securities offered hereby. However, we currently anticipate that any such net proceeds would be used for general corporate purposes, which may include working capital, capital expenditures, repayment of indebtedness, investments and acquisitions. When we sell securities offered by this prospectus, the prospectus supplement for those securities will set forth our intended use for the net proceeds received from the sale of such securities. Pending the application of the net proceeds, we expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade securities.

         CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the unaudited consolidated ratio of earnings to fixed charges and the unaudited consolidated ratio of earnings to combined fixed charges and preferred stock dividends for Regent for the periods shown (dollars in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                               --------------------------------------------------
                                               1997(2)     1998       1999       2000     2001(2)
                                               -------     ----       ----       ----     -------
Ratio of earnings to fixed charges(1)........    --         --         --        4.33      --
Ratio of earnings to combined fixed charges
  and preferred stock dividends(1)...........    --         --         --         --       --

---------------

(1) For the purpose of computing the ratio of earnings to fixed charges as prescribed by the rules and regulations of the SEC, earnings represent pretax income (loss) from continuing operations plus fixed charges, less interest capitalized. Fixed charges represent interest (including amounts capitalized), the portion of rent expenses deemed to be interest, amortization of deferred financing costs and preferred stock dividend requirements of consolidated subsidiaries.

(2) We had no shares of Regent preferred stock outstanding and no dividends were declared or paid on Regent preferred stock during the periods indicated.

     Earnings were insufficient to cover fixed charges for the years ended December 31, 1997, 1998, 1999, and 2001 by approximately $291,000, $3.3 million,
$6.3 million and $2.4 million, respectively. Earnings were insufficient to cover combined fixed charges and preferred dividends for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 by approximately $291,000, $10.2 million, $28.7 million, $12.3 million and $2.4 million, respectively.

                     DESCRIPTION OF CAPITAL STOCK OF REGENT

GENERAL

     Our authorized capital stock consists of 140,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share, and 40,000,000 shares of preferred stock, par value $.01 per share. As of March 29, 2002, we had issued and outstanding 36,027,323 shares of common stock and no shares of preferred stock. We also had 1,532,976 shares of Regent common stock reserved for issuance under our various stock plans and 790,000 shares of common stock reserved for issuance under our outstanding warrants (subject to adjustment).

     We hold, directly or indirectly, licenses from the FCC to conduct our business and these licenses are conditioned upon some or all of the holders of our capital stock possessing prescribed qualifications. Our charter allows us to redeem our capital stock to the extent necessary to prevent the loss of, or to reinstate any of, these licenses. Such redemption would be for cash, property or rights, including other securities issued by us, at such time or times as our Board of Directors should determine upon notice, and would follow the same procedures as are applicable to redemption of our preferred stock. The redemption price would be equal to the greater of the amount of its liquidation preference or its fair market value.

COMMON STOCK

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of our common stock are entitled to receive, pro rata, dividends as may be declared by our Board of Directors out of funds legally available for the payment of dividends. There are no preemptive rights to subscribe for any additional securities that we may issue. Other than as described above, there are no redemption provisions or sinking fund provisions applicable to our common stock, nor is our common stock subject to calls or assessments by us.

     In the event of any liquidation, dissolution or winding up of our affairs, holders of our common stock will be entitled to share ratably in our assets remaining after payment or provision for payment of all of our debts and obligations and liquidation payments to holders of any outstanding shares of presently undesignated preferred stock that has a liquidation preference.

PREFERRED STOCK

     We have in the past designated shares of our preferred stock in several different series, none of which are currently outstanding. Of these shares, 6,768,862 remain designated in several of those series. Our Board of Directors has the authority, subject to the limitations prescribed by law and the provisions of our charter, to provide for the issuance of up to 33,231,228 shares of currently undesignated preferred stock in series, to establish from time to time the number of our shares to be included in each of these series, and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof. Among the specific matters that may be determined by the Board of Directors are the number of shares constituting each series and the distinctive designation thereof; the dividend rate, whether dividends will be cumulative, and the relative rights of priority, if any, on the payment of dividends; whether the series will have voting rights in addition to the voting rights provided by law, and, if so, the terms of those voting rights; whether the series will have conversion privileges, and if so, the terms of the conversion, including provision for adjustment of the conversion rate; redemption rights and the terms thereof; whether the series will have a sinking fund and if so, the terms and amount of the sinking fund; and the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of these series. Any undesignated preferred stock issued by us may:

     - rank prior to the common stock as to dividend rights, liquidation preference or both;

     - have full or limited voting rights; and

     - be convertible into shares of common stock.

     The issuance of undesignated preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of our outstanding common stock.

CERTAIN ANTI-TAKEOVER EFFECTS

     Bylaws. The provisions of our bylaws summarized in the following paragraphs may be deemed to have anti-takeover effects. These provisions may have the effect of discouraging a future takeover attempt that is not approved by the Board of Directors, but that individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

     Number of Directors and Filling Vacancies. Our bylaws provide that the number of directors shall be fixed from time to time by the vote of a majority of the Board of Directors. Our bylaws further allow a majority of the incumbent directors to add additional directors without approval of stockholders until the next annual meeting of stockholders at which directors are elected.

     Meetings of Stockholders. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman, President, or the Board of Directors or at the request of stockholders holding 20% or more of the outstanding voting stock, unless otherwise required by law. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

DELAWARE GENERAL CORPORATION LAW

     The following provisions of Title 8 of the Delaware General Corporation Law may delay or make more difficult acquisitions or changes of control of us and may make it more difficult to accomplish transactions that stockholders may otherwise believe to be in their best interests. These provisions may also have the effect of preventing changes in our management. Our charter and bylaws do not exclude us from these provisions.

     Certain Business Combinations. In general, section 203 of Title 8 of the Delaware General Corporation Law restricts the ability of a Delaware corporation whose stock is traded publicly or that has more than 2,000 stockholders to engage in any combination with an interested stockholder for three years following the date of the transaction in which the stockholder became an interested stockholder, unless: (1) the combination or triggering purchase of shares is approved by the board of directors prior to the date of the triggering purchase; (2) the combination or triggering purchase of shares is approved by the board of directors and two-thirds of the disinterested voting shares at or after the date of the triggering purchase; or (3) the triggering purchase of shares results in the interested stockholder owning at least 85% of the outstanding voting stock

(exclusive of shares owned by directors, officers or certain employee stock plans). "Interested stockholder" means any person, other than the corporation and its subsidiaries, who is:

     - the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting shares; or

     - an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 15% or more of the then outstanding voting shares of the corporation.

     The provisions described do not apply to corporations that so elect in a charter amendment approved by a majority of the shares entitled to vote. Such a charter amendment, however, would not become effective for 12 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our charter does not exclude us from the restrictions imposed by these provisions. The provisions also excuse transactions in which one who does not otherwise qualify as an interested shareholder for three years prior to the business combination inadvertently becomes an interested shareholder so long as sufficient ownership is divested as soon as practicable.

LIMITATIONS ON LIABILITIES AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Limitations on Liabilities. As permitted by the General Corporation Law of Delaware, our charter contains a provision eliminating liability of directors to us and our stockholders for damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director for:

     - acts or omissions which constitute a breach of the duty of loyalty;

     - acts or omissions which involve intentional misconduct, bad faith or a knowing violation of law;

     - unlawful distributions in violation of Section 174 of the Delaware General Corporation Law; or

     - transactions from which the director derived an improper personal benefit.

     This provision offers persons who serve on the Board of Directors protection against awards of monetary damages resulting from breaches of their fiduciary duty, except as indicated above. As a result of this provision, our ability or that of one of our stockholders to successfully prosecute an action against a director for a breach of his fiduciary duty is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his fiduciary duty. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Indemnification. Our charter and bylaws provide for mandatory indemnification rights to the maximum extent permitted by applicable law, subject to limited exceptions, to any of our directors or officers who, by reason of the fact that he or she is a director or officer, is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by a director or officer in advance of the final disposition of the proceeding in accordance with the applicable provisions of Chapter 145 of the Delaware General Corporation Law. We also maintain directors' and officers' liability insurance.

TRANSFER AGENT AND REGISTRAR

     Fifth Third Bank, Cincinnati, Ohio is the transfer agent and registrar for our common stock.

                   DESCRIPTION OF DEPOSITARY SHARES OF REGENT

GENERAL

     We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a "preferred stock depositary" shares of preferred stock of each series represented by depositary shares. We will enter into a "deposit agreement" with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries of certain anticipated provisions. These summaries are not complete and we may modify them in a prospectus supplement. For more detail, we refer you to the deposit agreement itself, which we will provide upon request.

                    DESCRIPTION OF DEBT SECURITIES OF REGENT

     We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our senior debt indenture and our subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part.

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

GENERAL

     The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

     The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

     - the title of the series of debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

     - the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which principal and premium, if any, on the debt securities will be payable;

     - the terms and conditions, if any, under which the debt securities may be converted into or exchanged for common stock or other securities;

     - the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable and any regular record date for payment of interest;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

     - any covenants to which we may be subject with respect to the debt securities;

     - the place or places where the debt securities may be exchanged or transferred;

     - the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

     - the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

     - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

     - if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

     - if we or a holder may elect to have payments of principal, premium (if any) or interest made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

     - if the amount of payments of principal, premium (if any) and interest are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

     - if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity;

     - the applicability of the provisions described in "Defeasance and Covenant Defeasance" below;

     - whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

     - the events of default;

     - any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

     - any provisions relating to the satisfaction and discharge of the debt securities;

     - if we will issue the debt securities in whole or in part in the form of global securities; and

     - any other terms of the debt securities.

     The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" will bear no interest or will bear interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, the principal, premium (if any) and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and/or at any other office or agency maintained for that purpose. Unless otherwise indicated, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

     All money paid by us to a paying agent for the payment of principal, premium (if any) or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

     In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM

     The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

     Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

     The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to transfer beneficial interests in a global security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

     It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

     So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

     - DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

     - we decide not to require all of the debt securities of a series to be represented by a global security.

     If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

INDENTURES

     Debt securities that will be senior debt will be issued under a senior indenture between us and a trustee we will select and name in the prospectus supplement. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a subordinated indenture between us and a trustee we will select and name in the prospectus supplement. We call that indenture, as it may be supplemented from time to time, the subordinated debt indenture. We refer to the applicable trustee as the "senior debt indenture trustee" or as the "subordinated debt indenture trustee" as the context may require.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness.

     Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the subordinated debt indenture will apply to subordinated debt securities. The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     - of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     - that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     - that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated debt indenture and that declaration has not been rescinded and annulled as provided under the subordinated debt indenture.

     The subordinated debt securities may have such other subordination provisions as are set forth in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise specified in the applicable prospectus supplement, we may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

     - we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and each indenture; and

     - immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

     If we consolidate with or merge into any other corporation or entity or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

     - default in the payment of interest on any debt security of that series when due which continues for a period of 30 days;

     - default in the payment of principal of or premium on any debt security of that series when due;

     - default in the deposit of any sinking fund payment on that series for five days after it becomes due;

     - failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to us in accordance with the terms of the indenture;

     - failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of our receiving written notice of the failure in accordance with the indenture;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other events of default specified in the applicable prospectus supplement.

     No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

     In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

     If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to immediately repay the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except (1) a default in payment of the principal and premium (if any) and interest on any debt security of that series and (2) some covenant defaults under the terms of that series.

     Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or for exercising any trust or power conferred on the trustee.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or to appoint a receiver or trustee, or to any other remedy under each indenture except as set forth in the applicable prospectus supplement.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

     Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

SATISFACTION AND DISCHARGE

     We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U. S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

MODIFICATION OF THE INDENTURES

     Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

     - to evidence the succession of another corporation or entity and the assumption of our covenants under such indenture and the debt securities;

     - to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

     - to cure any ambiguity, defect or inconsistency; and

     - for other purposes as described in each indenture.

     Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that without the consent of the holder of each debt security so affected, no such amendment may:

     - change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

     - reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

     - reduce the amount of principal payable upon acceleration of maturity;

     - change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

     - reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

     - modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

     The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

     Except as provided in the applicable prospectus supplement, we may elect either:

     - to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"); or

     - to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or United States government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

     We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and United States government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which debt securities being offered are convertible into common stock or other of our securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

REGARDING THE TRUSTEE

     We will choose appropriate banks or trust companies to serve as the senior debt indenture trustee and the subordinated debt indenture trustee. Information regarding such trustees will be disclosed in the applicable prospectus supplement. The same entity may serve as both the senior debt indenture trustee and the subordinated debt indenture trustee.

     Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

          DESCRIPTION OF DEBT SECURITIES OF REGENT BROADCASTING, INC.

     Regent Broadcasting, Inc. may issue senior or subordinated debt securities. The senior debt securities will constitute part of its senior debt, will be issued under a senior debt indenture and will rank on a parity with all of its other unsecured and unsubordinated debt. The subordinated debt securities will be issued under its subordinated debt indenture and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Regent Broadcasting, Inc.'s senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Regent Broadcasting, Inc. refers to its senior debt indenture and its subordinated debt indenture individually as an

"indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement Regent Broadcasting, Inc. filed with the SEC, of which this prospectus is a part.

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

GENERAL

     The debt securities that may be offered under the indentures are not limited in aggregate principal amount. Regent Broadcasting, Inc. may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Regent Broadcasting, Inc.'s board of directors or in a supplement to the indenture relating to that series.

     The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Regent Broadcasting, Inc. may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

     - the title of the series of debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

     - the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which principal and premium, if any, on the debt securities will be payable;

     - the terms and conditions, if any, under which the debt securities may be converted into or exchanged for common stock or other securities;

     - the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

     - any covenant to which Regent Broadcasting, Inc. may be subject with respect to the debt securities;

     - the place or places where the debt securities may be exchanged or transferred;

     - the terms and conditions upon which Regent Broadcasting, Inc. may redeem the debt securities, in whole or in part, at our option;

     - the terms and conditions upon which Regent Broadcasting, Inc. may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

     - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

     - if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

     - if Regent Broadcasting, Inc. or a holder may elect to have payments of principal, premium (if any) or interest made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

     - if the amount of payments of principal, premium (if any) and interest are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

     - if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity;

     - the applicability of the provisions described in "Defeasance and Covenant Defeasance" below;

     - the events of default;

     - whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

     - any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

     - any provisions relating to the satisfaction and discharge of the debt securities;

     - if we will issue the debt securities in whole or in part in the form of global securities; and

     - any other terms of the debt securities.

     The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" will bear no interest or will bear interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Regent Broadcasting, Inc. will describe any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, the principal, premium (if any) and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office or agency maintained by Regent Broadcasting, Inc. for such purpose in New York and/or at any other office or agency maintained for that purpose. Unless otherwise indicated, Regent Broadcasting, Inc. will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Regent Broadcasting, Inc. may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

     All money paid by Regent Broadcasting, Inc. to a paying agent for the payment of principal, premium (if any) or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Regent Broadcasting, Inc., and thereafter the holder of the debt security may look only to Regent Broadcasting, Inc. for payment of those amounts.

     In the event of any redemption, Regent Broadcasting, Inc. will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM

     The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that Regent Broadcasting, Inc. will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

     Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

     The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to transfer beneficial interests in a global security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Regent Broadcasting, Inc. will wire payments of principal, premium, if any, and interest to DTC's nominee. Regent Broadcasting, Inc. and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, Regent Broadcasting, Inc., the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

     It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or Regent Broadcasting, Inc.

     So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. Regent Broadcasting, Inc. will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

     - DTC notifies Regent Broadcasting, Inc. that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Regent Broadcasting, Inc. within 90 days; or

     - Regent Broadcasting, Inc. decides not to require all of the debt securities of a series to be represented by a global security.

     If Regent Broadcasting, Inc. issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

INDENTURES

     Debt securities that will be senior debt will be issued under a senior indenture between Regent Broadcasting, Inc. and a trustee we will select and name in the prospectus supplement. Regent Broadcasting, Inc. calls that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a subordinated indenture between Regent Broadcasting, Inc. and a trustee we will select and name in the prospectus supplement. Regent Broadcasting, Inc. calls that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. Regent Broadcasting, Inc. refers to the applicable trustee as the "senior debt indenture trustee" or as the "subordinated debt indenture trustee" as the context may require.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit Regent Broadcasting, Inc. from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of the senior indebtedness of Regent Broadcasting, Inc. as defined in the Subordinated Debt Indenture.

     Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     - of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     - that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     - that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.

     The subordinated debt securities may have such other subordination provisions as are set forth in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise specified in the applicable prospectus supplement, Regent Broadcasting, Inc. may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

     - Regent Broadcasting, Inc. is the continuing corporation or the person, if other than Regent Broadcasting, Inc., formed by such consolidation or with which or into which Regent Broadcasting, Inc. is merged or the person to which all or substantially all its properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Regent Broadcasting, Inc.'s obligations under the debt securities and each indenture; and

     - immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

     If Regent Broadcasting, Inc. consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Regent Broadcasting, Inc., and may exercise its rights and powers under the indentures, and thereafter, except in the case of a lease, Regent Broadcasting, Inc. will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

     - default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

     - default in the payment of principal of or premium on any debt security of that series when due;

     - default in the deposit of any sinking fund payment on that series for five days after it becomes due;

     - failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to Regent Broadcasting, Inc. in accordance with the terms of the indenture;

     - failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Regent Broadcasting, Inc. in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Regent Broadcasting, Inc.'s receiving written notice of the failure in accordance with the indenture;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other events of default specified in the applicable prospectus supplement.

     No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Regent Broadcasting, Inc., necessarily constitutes an event of default with respect to any other series of debt securities.

     In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

     If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to immediately repay the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except (1) a default in payment of the principal, premium (if any) and interest on any debt security of that series and (2) some covenant defaults under the terms of that series.

     Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or for exercising any trust or power conferred on the trustee.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or to appoint a receiver or trustee, or to any other remedy under each indenture except as set forth in the applicable prospectus supplement.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

     Each indenture requires Regent Broadcasting, Inc. to furnish to the trustee annually a certificate as to our compliance with such indenture.

SATISFACTION AND DISCHARGE

     Regent Broadcasting, Inc. can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, Regent Broadcasting, Inc. may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Regent Broadcasting, Inc. may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

MODIFICATION OF THE INDENTURES

     Each indenture permits Regent Broadcasting, Inc. and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

     - to evidence the succession of another corporation or entity and the assumption of Regent Broadcasting, Inc.'s covenants under such indenture and the debt securities;

     - to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

     - to cure any ambiguity, defect or inconsistency; and

     - for other purposes as described in each indenture.

     Each indenture also permits Regent Broadcasting, Inc. and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

     - change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

     - reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

     - reduce the amount of principal payable upon acceleration of maturity;

     - change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

     - reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

     - modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

     The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Regent Broadcasting, Inc.'s compliance with some restrictive provisions of the indentures.

     Regent Broadcasting, Inc. may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

     Except as provided in the applicable prospectus supplement, Regent Broadcasting, Inc. may elect either:

     - to be discharged from all our obligations in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"); or

     - to be released from its obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Regent Broadcasting, Inc. may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

     Regent Broadcasting, Inc. may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Regent Broadcasting, Inc. exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If Regent Broadcasting, Inc. exercises the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and United States government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which debt securities being offered are convertible into common stock or other securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Regent Broadcasting, Inc., the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

REGARDING THE TRUSTEE

     We will choose appropriate banks or trust companies to serve as the senior debt indenture trustee and the subordinated debt indenture trustee. Information regarding such trustees will be disclosed in the applicable prospectus supplement. The same entity may serve as both the senior debt indenture trustee and the subordinated debt indenture trustee.

     Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

                           DESCRIPTION OF GUARANTEES

     Regent may from time to time guarantee the obligations of Regent Broadcasting, Inc. relating to its debt securities issued under this prospectus.

     Regent Broadcasting, Inc. may from time to time guarantee the obligations of Regent relating to its debt securities issued under this prospectus.

     Certain of our direct and indirect wholly-owned subsidiaries may guarantee the obligations of Regent and/or Regent Broadcasting, Inc. relating to the debt securities of either company issued under this prospectus.

     The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase shares of common stock, preferred stock or debt securities. Warrants may be issued, subject to regulatory approvals, independently or together with any shares of common stock, preferred stock or debt securities and may be attached to or separate from such shares of common stock or preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as an agent for us in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

     - the title of the warrants;

     - the securities (which may include shares of common stock or preferred stock or debt securities) for which the warrants are exercisable;

     - the price or prices at which the warrants will be issued;

     - the periods during which the warrants are exercisable, the number of shares of common stock or preferred stock or the amount of debt securities for which each warrant is exercisable, the exercise price for the warrants, including any changes to or adjustments in the exercise price;

     - the currency or currencies, including composite currencies, in which the exercise price of the warrants may be payable;

     - if applicable, the designation and terms of the series of preferred stock with which the warrants are issued;

     - if applicable, the terms of the debt securities with which the warrants are issued;

     - the number of warrants issued with each share of common stock or preferred stock;

     - if applicable, the date on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

     - any listing of the warrants on a securities exchange or automated quotation system;

     - if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                       AND STOCK PURCHASE UNITS OF REGENT

     We may issue stock purchase contracts. Stock purchase contracts are contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock, preferred stock or convertible preferred stock at a future date or dates. The price per share of common stock, preferred stock or convertible preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The formulas may include anti-dilution provisions to adjust the number of shares issuable under the stock purchase contracts upon events that would otherwise dilute the interests of the holders. The stock purchase contracts may be issued separately or as a part of stock purchase units each representing ownership of a stock purchase contract and our debt securities, convertible debt securities or debt obligations of the United States or its agencies or instrumentalities, securing the holders' obligations to purchase the common stock, preferred stock or the convertible preferred stock under the stock purchase contracts.

     When stock purchase units include debt obligations of the United States or its agencies or instrumentalities, the principal of the debt obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase common stock, preferred stock or convertible preferred stock under the stock purchase contracts unless the holder of the units settles its obligations under the stock purchase contracts early through the delivery of consideration to us or our agent in the manner discussed below.

     The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and the payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

     Holders of stock purchase units may be entitled to settle the underlying stock purchase contracts prior to the stated settlement date by surrendering the certificate evidencing the stock purchase units, accompanied by the payment due, in any form and calculated pursuant to any formula as may be prescribed in the stock purchase contracts and described in the applicable prospectus supplement. Upon early settlement, the holder would receive the number of shares of common stock, preferred stock or convertible preferred stock deliverable under the stock purchase contracts, subject to adjustment in specific cases. Holders of stock purchase units may be entitled to exchange their stock purchase units together with appropriate collateral, for separate stock purchase contracts and our debt securities or debt obligations of the United States of America or its agencies or instrumentalities. In the event of either an early settlement or exchange, the debt securities or debt obligations that were pledged as security for the obligation of the holder to perform under the stock purchase contracts would be transferred to the holder free and clear of our security interest.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units including differences, if any, from the terms described above.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus:

     - through underwriters or dealers;

     - through agents;

     - directly to purchasers; or

     - through a combination of any such methods of sale.

     Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. The prospectus supplement relating to the securities offered by this prospectus will set forth:

     - their offering terms, including the name or names of any underwriters, dealers or agents;

     - the purchase price of the securities offered by such prospectus supplement;

     - the proceeds to us from the sale;

     - any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

     - any securities exchanges or other markets on which the securities offered by this prospectus may be listed or traded.

     If underwriters or dealers are used in the sale, the securities offered by this prospectus will be acquired by the underwriters or dealers for their own account and may be resold from time to time:

     - in one or more transactions;

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to the prevailing market prices; or

     - at negotiated prices.

     The securities offered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered by this prospectus will be subject to specific conditions precedent and the underwriters or dealers will be obligated to purchase all of the securities offered by this prospectus if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     The securities offered by this prospectus may be sold directly by us or through agents designated by us. Any agent involved in the offer or sale of the securities offered by this prospectus in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by specific institutions to purchase securities offered by this prospectus from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of the contracts. The underwriters and other persons soliciting the contracts will have no responsibility for the validity or performance of any of the contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect thereof. The terms and conditions of the indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

     Underwriters and dealers may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act. In general, a passive market maker may not bid for or purchase our common stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in our common stock during a specified two month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of our common stock above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the common stock in connection with an offering of common stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the debt securities or convertible debt securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the debt securities or convertible debt securities to be higher than it would otherwise be in the absence of those transactions. These transactions, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement relating to particular securities, the validity of the securities offered hereby will be passed upon for us by Graydon Head & Ritchey LLP, Cincinnati, Ohio.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for Regent Communications, Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy reports, proxy statements and other information filed by us at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and 233 Broadway, New York, New York 10279. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information are also available from commercial document retrieval services and at the SEC's website located at http://www.sec.gov.


     We have filed a registration statement to register with the SEC the securities offered hereby. This document is part of that registration statement and constitutes a prospectus of Regent and its subsidiaries.

     As allowed by SEC rules, this document does not contain all the information that stockholders can find in our registration statement or the exhibits to our registration statement.

     The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to security holders by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in the other document.

     This document incorporates by reference the documents set forth below:

     - Our Annual Report on Form 10-K for the year ended December 31, 2001;


     - Our Current Report on From 8-K dated April 11, 2002;


     - Our Proxy Statement dated April 12, 2002, with respect to information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (contain relationships and transactions) of Regulation S-K promulgated under the Securities Exchange Act of 1934; and

     - The description of our common stock contained in our registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     Additional documents that we may file with the SEC between the date of this document and the date of the sale of the securities offered hereby are also incorporated by reference. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Copies of any of the documents incorporated by reference (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request from Anthony A. Vasconcellos, Chief Financial Officer of Regent Communications, Inc., 100 East RiverCenter Boulevard, 9(th) Floor, Covington, Kentucky 41011 (telephone number: (859) 292-0030).

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO MAKE YOUR DETERMINATION ON WHETHER OR NOT TO MAKE AN INVESTMENT IN THE SHARES OF OUR COMMON STOCK OFFERED HEREBY. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED
IN THIS DOCUMENT. THIS DOCUMENT IS DATED        , 2002. YOU SHOULD NOT ASSUME
THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE DELIVERY OF THIS DOCUMENT NOR THE SALE OF OUR COMMON STOCK WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About this Prospectus.................    2
Risk Factors..........................    3
Forward-Looking Statements............    7
Regent Communications, Inc. ..........    8
Use of Proceeds.......................    8
Consolidated Ratios of Earnings to
  Fixed Charges and Earnings to
  Combined Fixed Charges and Preferred
  Stock Dividends.....................    8
Description of Capital Stock of
  Regent..............................    9
Description of Depositary Shares of
  Regent..............................   11
Description of Debt Securities of
  Regent..............................   12
Description of Debt Securities of
  Regent Broadcasting, Inc. ..........   19
Description of Guarantees.............   27
Description of Warrants...............   27
Description of Stock Purchase
  Contracts and Stock Purchase Units
  of Regent...........................   28
Plan of Distribution..................   29
Legal Matters.........................   31
Experts...............................   31
Where You Can Find More Information...   31

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  REGENT LOGO
                           REGENT BROADCASTING, INC.

                            -----------------------

                                  $250,000,000
                            -----------------------

                          REGENT COMMUNICATIONS, INC.
                                  COMMON STOCK
                                PREFERRED STOCK
                          CONVERTIBLE PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                DEBT SECURITIES
                          CONVERTIBLE DEBT SECURITIES
                       GUARANTEED TO THE EXTENT SET FORTH
                      HEREIN BY THE SUBSIDIARY GUARANTORS
                    GUARANTEES OF DEBT SECURITIES OF REGENT
                               BROADCASTING, INC.

                           REGENT BROADCASTING, INC.
                                DEBT SECURITIES
                          CONVERTIBLE DEBT SECURITIES
                       GUARANTEED TO THE EXTENT SET FORTH
                     HEREIN BY REGENT COMMUNICATIONS, INC.
                         AND THE SUBSIDIARY GUARANTORS
                        GUARANTEES OF DEBT SECURITIES OF
                          REGENT COMMUNICATIONS, INC.
                            -----------------------

                                   PROSPECTUS
                            -----------------------
                                          , 2002

             ------------------------------------------------------
             ------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED APRIL 22, 2002


                           [REGENT COMMUNICATIONS LOGO]

                                 8,250,000 SHARES
                                   COMMON STOCK


        Regent Communications, Inc. is offering 8,250,000 shares of its common stock. Our common stock is traded on the Nasdaq National Market under the symbol "RGCI." The last reported sale price of the common stock on the Nasdaq National
Market on April   , 2002 was $     per share.


                         ------------------------------

                 INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                         ------------------------------


                                                              PER SHARE    TOTAL
                                                              ---------   --------
Public Offering Price.......................................   $          $
Underwriting Discounts and Commissions......................   $          $
Proceeds to Regent Communications, Inc......................   $          $


        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Regent Communications, Inc. has granted the underwriters a 30-day option to purchase up to an additional 1,237,500 shares of common stock to cover over-allotments.

                         ------------------------------

ROBERTSON STEPHENS
             MORGAN STANLEY
                           UBS WARBURG
                                       CIBC WORLD MARKETS
                                                 SANDERS MORRIS HARRIS

                THE DATE OF THIS PROSPECTUS IS APRIL      , 2002

        [MAP OF NORTH AMERICA REFLECTING LOCATIONS OF COMPANY'S STATION PORTFOLIO ABOVE A TABLE LISTING SUCH LOCATIONS AND THE STATION CALL LETTERS IN EACH MARKET]

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, THE "COMPANY," "REGENT," "WE," "US," AND "OUR" REFER TO REGENT COMMUNICATIONS, INC., A DELAWARE CORPORATION, AND ALL OF ITS SUBSIDIARIES UNLESS THE CONTEXT OTHERWISE REQUIRES.

                         ------------------------------

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
Summary.....................................................      1
Risk Factors................................................      6
Forward-Looking Statements..................................     11
Recent Transactions.........................................     11
Use of Proceeds.............................................     14
Dividend Policy.............................................     14
Price Range of Our Common Stock.............................     15
Capitalization..............................................     16
Selected Consolidated Financial Data........................     17
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     18
Business....................................................     27
Federal Regulation of Radio Broadcasting....................     35
Management..................................................     44
Security Ownership of Certain Beneficial Owners and
  Management................................................     47
Description of Capital Stock................................     50
Shares Eligible for Future Sale.............................     53
Underwriting................................................     55
Legal Matters...............................................     57
Experts.....................................................     57
Where You Can Find More Information.........................     57
Index to Financial Statements...............................    F-1


                         ------------------------------

                                    SUMMARY

        You should read the following summary together with the more detailed information in this prospectus, including risk factors, regarding our Company and the common stock being sold in this offering.

                                  THE COMPANY

        Regent is a radio broadcasting company focused on acquiring, developing and operating radio stations in mid-sized and small markets. Upon completion of the transactions described in the "Recent Transactions" section of this prospectus, we will own and operate 61 radio stations (44 FM and 17 AM) clustered in 12 mid-sized and small markets located in California, Illinois, Louisiana, Michigan, Minnesota, New York, Pennsylvania and Texas. Our radio station clusters rank first or second in terms of revenue share in 11 of our 12 markets.

        We have experienced rapid growth since June 1998, when we purchased 31 stations. Since then, we have acquired an additional 51 stations and divested 22 stations in order to concentrate our operations in markets where our station clusters can achieve a leadership position. Our net broadcast revenues have grown from $14.8 million in 1998 to $53.7 million in 2001.

        We believe that radio is primarily a local media, and that the mid-sized and small markets we target possess attractive growth characteristics. In many of these markets, stations are owned by small, independent operators with limited financial and management resources. Radio stations in mid-sized and small markets also typically experience less direct competition within programming formats. By pursuing strategic acquisition opportunities, developing strong local management teams, and implementing a locally-oriented operating strategy within each of our clusters, we believe that we can compete effectively and achieve strong revenue and cash flow growth rates in each of our markets.

                          EXPERIENCED MANAGEMENT TEAM

        Our senior management team has extensive experience in the radio broadcasting industry. Our senior executives collectively have negotiated the acquisition of 150 radio stations, including the 61 stations currently owned or to be acquired by us upon consummation of our pending acquisitions. They have managed stations in several top 50 United States markets, as well as stations in markets smaller than those in which we currently operate. We believe that their experience in large markets, combined with their understanding of small market dynamics, gives us a competitive advantage over companies and stations that may have less diverse management experience.

        Terry S. Jacobs, our Chairman, Chief Executive Officer and Treasurer, has over 20 years of radio experience. He has founded and served as the chief executive officer of three radio broadcasting companies, including Regent. Mr. Jacobs' first radio company was Jacor Communications, Inc. (today a part of Clear Channel Communications, Inc.) which, during his tenure, grew to become the ninth largest radio company in the United States based on total revenues.

        William L. Stakelin, our President, Chief Operating Officer and Secretary, has been nationally recognized for his contributions to the radio broadcasting industry as recipient of the 1999 National Radio Award given by the National Association of Broadcasters. Mr. Stakelin has over 40 years of experience in the radio industry, with over 30 of those years in station and group management.

                              RECENT TRANSACTIONS

        We continued to grow rapidly during 2001 and 2002 as we successfully implemented our acquisition strategy. We acquired 17 new stations and entered two new markets. We also disposed of four stations and exited one market because they were not consistent with our strategy. Our largest transaction during 2001 was our $39.6 million acquisition of seven radio stations in Lafayette, Louisiana. We have pending acquisitions of four stations that we currently operate under time brokerage agreements and we are aggressively seeking additional acquisition opportunities.

                              ACQUISITION STRATEGY

        We have developed a disciplined acquisition strategy for expanding our existing clusters and entering new mid-sized and small markets where we believe that we can establish a leadership position. We believe that the experience and reputation of our senior management team allows us to capitalize on acquisition opportunities in these markets. When analyzing potential acquisitions, we evaluate the following criteria:

        - our ability to achieve the number one or number two revenue rank within the market;

        - the potential of our station clusters to generate $1.0 million or more in broadcast cash flow;

        - the power and quality of the stations' broadcast signals; and

        - our ability to achieve a significant return on invested capital.

        In many cases, we seek to acquire underperforming stations where we believe that we can improve operating performance and achieve meaningful increases in revenue. Additionally, when these stations are integrated into existing clusters, we can achieve substantial cost savings.

                               BUSINESS STRATEGY

        Our primary business strategy is to assemble market-leading station clusters in mid-sized and small markets. We believe that a leadership position in a market enables us to drive favorable advertising prices. We seek to accomplish this goal by pursuing locally-focused business strategies, including:

     Developing Strong Cluster Management Teams. We believe that hiring and retaining a strong, locally-based management team is critical to the success of our clusters. These management teams typically include a general manager, who is responsible for the overall operations of the cluster, as well as sales, business and operations managers. The management teams of each cluster make key decisions regarding programming, promotions and advertising sales based on their understanding of the musical tastes, demographics and competitive opportunities in that particular market.

     Targeted Programming and Promotion. To strengthen our position in each market, we combine extensive market research with an assessment of our competitors' vulnerabilities in order to identify significant and sustainable target audiences. We then tailor the programming, marketing and promotion of each radio station to maximize its appeal to the targeted audience.

     Improving Operations at Underperforming Stations. Many of the radio stations we acquire have a history of weak ratings and revenue share. We believe that in our target markets it generally takes approximately 18 months to begin demonstrating significant improvements in operating results of underperforming stations. Upgrading station management and improving programming are the primary ways in which we seek to increase audience and advertising revenues.

     Optimizing Technical Facilities. We believe that a strong signal is an important component of a station's success regardless of programming format. Where possible, we seek to acquire and operate radio stations with market-leading technical facilities. In situations where we operate stations with weaker signals, we actively seek to upgrade their facilities and signal power.

                               STATION PORTFOLIO

        The following table shows the radio stations we currently own and operate, and the stations that we will own and operate after completing our pending acquisitions.

                              STATION                                   PRO FORMA STATION PORTFOLIO
                              CLUSTER                    STATION    -----------------------------------
                             RANKING BY                  CLUSTER                ACQUISITION
                               MARKET     METROPOLITAN     12+        OWNED       PENDING       TOTAL
                              REVENUE     STATISTICAL    AUDIENCE   ---------   -----------   ---------
MARKET                         SHARE       AREA RANK      SHARE     FM    AM     FM     AM    FM    AM
------                       ----------   ------------   --------   ---   ---   ----   ----   ---   ---
Lafayette, LA..............      1             98          27.4      5     2     -      -      5     2
Utica-Rome, NY.............      1            156          36.7      3     2     -      -      3     2
Chico, CA..................      1            199          14.9      4     -     -      -      4     -
St. Cloud, MN..............      1            220          24.5      4     2     -      -      4     2
Redding, CA................      1            227          40.0      4     2     -      -      4     2
Watertown, NY..............      1            267          44.7      2     2     -      -      2     2
Grand Rapids, MI(1)........      2             66          15.6      3     1     1      -      4     1
El Paso, TX................      2             77          16.1      2     1     -      -      2     1
Flint, MI(1)...............      2            124          16.7      2     1     2      1      4     2
Peoria, IL.................      2            142          20.8      5     1     -      -      5     1
Erie, PA...................      2            161          33.8      3     1     -      -      3     1
Albany, NY.................      3             61          18.0      4     1     -      -      4     1
                                                                    --    --     --     --    --    --
  Totals...................                                         41    16     3      1     44    17
                                                                    ==    ==     ==     ==    ==    ==
Number of markets: 12
Number of stations: 61

---------------

(1) The completion of each of our pending acquisitions is subject to a final order of the FCC approving the transaction or the satisfaction of other customary conditions.

        See the "Business -- Station Portfolio" section of this prospectus for a discussion of the sources from which we obtained the data included in the above table and the method used to calculate the station cluster audience share data.

                                    ADDRESS

        Our principal executive offices are located at 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011. Our telephone number is (859) 292-0030.

                                  THE OFFERING


Shares offered by Regent.........    8,250,000 shares(1)



Total shares outstanding after
this offering....................    44,061,495 shares(1)(2)


Use of proceeds..................    We intend to use the net proceeds from this
                                     offering:

                                     - to repay a substantial portion of our
                                       outstanding indebtedness under our bank
                                       credit facility in order to create credit availability for our pending and future acquisitions; and

                                     - for general corporate purposes.


Nasdaq National Market symbol....    RGCI

---------------

(1) Does not include up to 1,237,500 shares that the underwriters may purchase if they exercise their over-allotment option in full.

(2) Does not include 790,000 shares of common stock subject to outstanding warrants with a weighted average exercise price of $5.00 per share; 3,060,685 shares of common stock subject to outstanding stock options with a weighted average exercise price of $5.94 per share, of which 1,532,976 shares are subject to vested options; and 40,610 shares of common stock reserved for issuance under our stock incentive plans.

                       SUMMARY HISTORICAL FINANCIAL DATA


                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
OPERATING RESULTS:(1)
Net broadcasting revenues...................................  $ 23,854   $ 44,107   $ 53,745
Operating (loss) income.....................................      (612)       831     (3,078)
(Loss) income before income taxes and extraordinary items...    (6,300)    14,966     (2,378)
Extraordinary items (2).....................................      (471)    (1,114)         -
Net (loss) income...........................................    (6,771)    13,852     (1,713)

OTHER DATA:(1)(3)
Broadcast cash flow(4)......................................  $  5,529   $ 13,934   $ 15,215
EDITDA(5)...................................................     2,756      9,433     10,358
After-tax cash flow(6)......................................    (2,455)     6,133      7,265
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:(1)(3)
Current Assets..............................................  $ 10,329   $ 12,012   $ 12,179
Total assets................................................    83,727    252,733    306,356
Current liabilities.........................................     3,115      4,902      6,054
Long-term debt and capital leases, less current portion.....    25,331     45,094    (87,095)
Redeemable preferred stock..................................    89,265          -          -
Total stockholders' (deficit) equity........................   (37,810)   198,420    208,338


---------------

(1) Acquisitions in 2001, 2000 and 1999 affect comparability among years. See
    Note 2 of Notes to Consolidated Financial Statements included in this prospectus.

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the 2000 extraordinary item.

(3) Although these metrics are not a measure of performance calculated in accordance with generally accepted accounting principles, we believe they are accepted by the broadcasting industry as generally recognized measures of performance, and are used by analysts who report publicly on the performance of broadcasting companies.

(4) We calculate "broadcast cash flow" as operating income (loss) before depreciation, amortization and corporate general and administrative expense.

(5) We calculate "EBITDA" as operating income (loss), excluding depreciation and amortization.

(6) We calculate "after tax cash flow" as net income (loss) excluding depreciation, amortization, gain (loss) on sale of radio properties and various immaterial non-cash items.

                                  RISK FACTORS

        Any investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. If any of the following risks occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

RISKS RELATED TO OUR OPERATIONS

OUR ACQUISITION STRATEGY MAY NOT BE SUCCESSFUL.

        We have experienced rapid growth, and intend to continue our aggressive growth strategy, by acquiring radio stations in mid-sized and small markets. This strategy is subject to a variety of risks, including the:

        - increases in prices for radio stations due to increased competition for acquisition opportunities;

        - reduction in the number of suitable acquisition targets resulting from continued industry consolidation;

        - inability to negotiate definitive purchase agreements on satisfactory terms;

        - loss of key employees of acquired stations;

        - diversion of management's attention from other business concerns;

        - restrictions in our credit facility that require us to obtain our bank's consent for acquisitions under certain circumstances;

        - inability to sell any non-performing station; and

        - failure or unanticipated delays in completing acquisitions due to difficulties in obtaining required regulatory approvals.

        If we are unable to grow as planned, we may not be able to compete successfully with larger broadcasting companies and other media.

IF WE ARE UNABLE TO MANAGE EFFECTIVELY OUR PLANNED RAPID GROWTH, OUR OPERATIONS AND REVENUES COULD SUFFER.

        We have grown substantially in a relatively short period of time and we intend to continue to grow rapidly in the future. To manage our growth successfully, we must, among other things, integrate the operations, systems and management of radio stations we acquire, stringently control our costs, increase our marketing activities, attract and retain qualified management personnel, and train new personnel.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT ADDITIONAL FINANCING FOR FUTURE ACQUISITIONS.

        Depending upon the nature, size and timing of our acquisitions, we may require financing in excess of that available under our bank credit facility. We cannot assure you that our bank credit facility or any other agreements to which we are a party will permit additional borrowings at the desired times. Nor can we assure you that additional or alternative financing from other sources will be available to us or, if available, that the financing would be on terms acceptable to us.

THE LOSS OF KEY PERSONNEL COULD DISRUPT THE MANAGEMENT OF OUR BUSINESS.

        Our business depends upon the continued efforts, abilities and expertise of Terry S. Jacobs, William L. Stakelin and our other executive officers and key employees. We believe that the unique combination of skills and experience possessed by these individuals would be difficult to replace and that, in particular, the loss of Mr. Jacobs or Mr. Stakelin would have a material adverse effect on us. These adverse effects could include the impairment of our ability to execute our acquisition and operating strategies and a decline in our standing in the radio broadcast industry. We do not presently have, and are not seeking, "key man" insurance on the life of Mr. Jacobs or Mr. Stakelin.

WE MAY LOSE AUDIENCE SHARE AND ADVERTISING REVENUE TO COMPETING RADIO STATIONS.

        Our radio stations compete with other radio stations in each market for audience share and advertising revenue. Our advertising revenue primarily depends upon our stations' audience share in the demographic groups targeted by our advertisers. If a competing station converts to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, our stations could suffer a reduction in ratings and advertising revenue. Other radio companies which are larger and have more resources may also enter our markets. In addition, shifts in population, demographics and audience tastes and other factors beyond our control could cause us to lose market share to our competitors. Although we believe our stations are well positioned to compete, we cannot assure you that our stations will maintain or increase their current ratings or advertising revenue.

WE MAY LOSE AUDIENCE SHARE AND ADVERTISING REVENUE TO OTHER TYPES OF MEDIA COMPETITORS.

        We also compete with other media such as television, newspapers, direct mail and outdoor advertising for advertising revenue. The radio broadcasting industry is also facing competition from new media technologies that are being developed, such as the following:

        - audio programming by cable television systems, direct broadcasting satellite systems and other digital audio broadcasting formats;

        - satellite-delivered digital audio radio service, which could result in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs; and

        - in-band-on-channel digital radio and new low power FM radio, which could provide radio services in the same frequency range currently occupied by traditional FM and AM radio services.

        A loss of audience share to these media could result in decreased advertising revenue for us.

WE MAY LOSE ADVERTISING REVENUES IF THE UNITED STATES ECONOMY DOES NOT IMPROVE.

        Advertising is a discretionary business expense that tends to decline during an economic recession or downturn. Recessions or downturns in the United States economy and the economies of individual geographic markets in which we own or operate stations directly affect our advertising revenue and, consequently, our results of operations. During 2001, the radio industry experienced negative year over year advertising revenue growth, primarily as a result of the recession in the United States economy. The current recession has affected business sectors that advertise heavily on radio, which has resulted in a reduction in advertising spending. Our advertising growth rate has been adversely affected by the recession. If the factors that have contributed to the radio industry's overall negative advertising revenue growth persist or worsen, our advertising growth rate could be even more significantly affected.

AN ECONOMIC DOWNTURN IN ANY OF OUR SIGNIFICANT MARKETS COULD ADVERSELY AFFECT OUR REVENUE AND CASH FLOW.

        Our stations are located in a relatively small number of markets. A significant decline in net broadcasting revenue from our stations in any of our significant markets, particularly Lafayette, Grand Rapids, El Paso and Albany, could have a material adverse effect on our operations and financial condition.

WE HAVE A HISTORY OF NET LOSSES THAT MAY CONTINUE IN THE FORESEEABLE FUTURE.

        We had a net loss of approximately $1.7 million for the year ended December 31, 2001. We had net income of approximately $13.9 million for the year ended December 31, 2000, primarily due to a gain of approximately $17.8 million which we recognized on an exchange of radio stations with Clear Channel Communications, Inc. We had a net loss of approximately $6.8 million for the year ended December 31, 1999. The primary reasons for our losses in 2001, 2000 (when excluding the gain on our exchange of radio stations) and 1999, are significant charges for depreciation and amortization relating to the acquisitions of radio stations and interest charges on our outstanding debt. As we acquire additional stations, depreciation and interest charges will probably increase and we may continue to experience net losses in the future.

WE HAVE NOT YET DETERMINED WHAT EFFECT RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS WILL HAVE ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS.

        Acquisitions recorded as purchases for accounting purposes have resulted in, and in the future may result in, the recognition of significant amounts of goodwill and other purchased intangibles. In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," pursuant to which goodwill and indefinite lived intangible assets will no longer be amortized but will be subject to impairment tests at least annually. SFAS 142 became effective for us on January 1, 2002. We are currently evaluating the full impact that SFAS 142 will have on our consolidated financial statements. However, the elimination of amortization expense related to goodwill and other indefinite lived intangible assets has had a material impact on our financial statements beginning in the first quarter of 2002. Amortization expense related to goodwill and indefinite lived intangibles was approximately $10.5 million, $6.4 million, and $2.0 million, respectively, for the years ended December 31, 2001, 2000 and 1999. We have begun the assessment of the recoverability of goodwill recorded on the date of adoption but we have not completed this benchmark assessment and have not determined whether we will impair any goodwill and indefinite lived intangible assets upon implementation of this standard. When amortization of our indefinite lived assets ceased on January 1, 2002, due to the adoption of SFAS 142, the reversal of deferred tax liabilities relating to those intangible assets was no longer assured within the Company's net operating loss carryforward period.

        In addition, in August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets," that addresses the financial accounting and reporting for impairment or disposal of long-lived assets, including the disposal of a segment of a business. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We have a significant amount of long-lived assets, such as property, equipment, goodwill, FCC licenses and other intangible assets recorded on our balance sheet. If we were to determine that a permanent impairment of an asset had occurred, a charge would be made against income in the period such determination was made. We will adopt SFAS 144 in the first quarter of 2002. We are in the process of assessing the effects of this pronouncement.

WE COULD EXPERIENCE DELAYS IN EXPANDING OUR BUSINESS DUE TO ANTITRUST LAWS AND OTHER REGULATORY CONSIDERATIONS.

        The Federal Trade Commission, the United States Department of Justice and the FCC carefully review proposed transactions under their respective regulatory authority, focusing on the effects on competition, the number of stations owned in a market and the effects on concentration of market revenue share. Any delay, prohibition or modification required by such regulatory authorities could adversely affect the terms of a proposed transaction or could require us to abandon an otherwise attractive opportunity. We have experienced delays from time to time in connection with some of our acquisitions.

IF WE COULD NOT RENEW OUR FCC LICENSES, OUR BUSINESS WILL BE IMPAIRED.

        Our business is dependent upon maintaining our broadcasting licenses issued by the FCC, which are issued currently for a maximum term of eight years. Our broadcasting licenses will expire between 2004 and 2006. We cannot assure you that our pending or future renewal applications will be approved, or that such renewals will not include conditions or qualifications that could adversely affect our operations. Moreover, governmental regulations and policies may change over time and we cannot assure you that such changes would not have a material adverse impact upon our business, financial condition and results of operations.

RESTRICTIONS AND LIMITATIONS IMPOSED UNDER OUR CREDIT FACILITY COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND IMPLEMENT OUR STRATEGY.

        The terms of our credit facility restrict us from engaging in many activities and require us to satisfy various financial tests, and these restrictions may make it more difficult to pursue our acquisition strategy. Our credit facility restricts, among other things, our ability to:

        - incur additional indebtedness and/or liens;

        - issue capital stock in certain circumstances;

        - pay dividends or make certain other restricted payments;

        - make certain investments or acquisitions;

        - enter into certain transactions with affiliates;

        - merge or consolidate with any other person; or

        - sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our assets.

IF WE DEFAULT UNDER OUR CREDIT FACILITY, WE MAY NOT BE ABLE TO REPAY SUCH INDEBTEDNESS.

        Our credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests. A breach of these or any other credit facility restrictions could result in a default under our credit facility. If an event of default occurs, then our credit facility lenders could declare all amounts outstanding, including accrued interest, immediately due and payable. If our credit facility indebtedness were accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

OUR INTEREST EXPENSE MAY INCREASE AS A RESULT OF OUR VARIABLE RATE CREDIT FACILITY.

        Borrowings under our credit facility bear interest at variable rates. Because we do not presently employ any financial instruments to manage our interest rate exposure, increases in the weighted average interest rate under our credit facility would result in greater interest expense to us.

WE HAVE ESTABLISHED CERTAIN ANTI-TAKEOVER MEASURES THAT COULD PREVENT AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY.

        Some of the provisions of our charter and bylaws could discourage, delay or prevent an acquisition or change of control of our company even if our stockholders believe the change in control would be in our and their best interests and even if the transaction might be at a premium price. These provisions:

        - permit the Board of Directors to increase its own size and fill the resulting vacancies;

        - permit the Board of Directors, without stockholder approval, to issue preferred stock with such dividend, liquidation, conversion, voting and other rights as the Board may determine; and

        - limit the persons who may call special meetings of stockholders.

        In addition, Section 203 of the Delaware General Corporation Law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

RISKS RELATED TO THIS OFFERING

CERTAIN STOCKHOLDERS OWN APPROXIMATELY 31% OF OUR OUTSTANDING VOTING POWER AND THEIR INTERESTS MAY CONFLICT WITH YOURS.

        Approximately 31% of our outstanding voting power is held by a small number of stockholders. These stockholders have agreed to vote all of their shares for the election of seven of our nine directors. As a result, these stockholders acting together have the ability to influence the election of directors and the outcome of other matters subject to stockholders' vote, including the ability to make it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of the outstanding common stock of our company. The interests of these controlling stockholders may conflict with yours.

STOCKHOLDERS OWNING A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK MAY RESELL SHARES INTO THE MARKET, WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.

        Subject to the restrictions described under the "Shares Eligible for Future Sale" section of this prospectus (including an agreement with the underwriters restricting the sale of shares of common stock by certain stockholders for a period of 90 days after the date of this prospectus), stockholders owning a substantial number of currently restricted shares of our common stock may be free to resell their shares, pursuant to effective resale registration statements, in accordance with registration rights, Rule 144, or otherwise. From time to time, we may also issue additional shares of our common stock in acquisitions and in public or private offerings. As restrictions on resale end, and as additional shares may be issued by us, the market price of our common stock could drop significantly if the holders of these shares sell them, or are perceived by the market as intending to sell them.

        Currently, we have registered on behalf of certain stockholders of our company, an aggregate of 1,074,917 shares of our common stock for immediate resale into the open market from time to time as may be desired by the holders of such shares. Those shares were issued in our November 2001 private offering of common stock and in our February 2002 purchase of an option to buy WFGR-FM in Grand Rapids, Michigan.

        Also, 3,060,685 shares are subject to outstanding stock options (of which 1,532,976 shares are subject to vested options), and an additional 40,610 shares of common stock were reserved for issuance under our stock incentive plans. Upon the issuance of such shares, those stockholders may immediately resell these additional shares in the open market.

ADDITIONAL SHARES MAY BE RESOLD PURSUANT TO REGISTRATION RIGHTS AGREEMENTS, WHICH MAY ALSO CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.


        The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Terry S. Jacobs, William L. Stakelin, Waller-Sutton Media Partners, L.P., William H. Ingram, WPG Corporate Development Associates V, L.L.C., Mesirow Capital Partners VII, Blue Chip Capital Fund II Limited Partnership, River Cities Capital Fund Limited Partnership, and certain affiliates of such entities. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. or other parties to the registration rights agreement who, in the aggregate, hold at least 10% of the Company's outstanding common stock, Regent is required to register under the Securities Act of 1933 the shares of the Company's common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent's equity securities. We are also a party to three separate registration rights agreements which, in the aggregate, give certain unaffiliated holders of Company common stock the right to include 1,001,969 shares held by them in certain registered public offerings of our stock. Each holder possessing registration rights has elected not to participate in this offering.

                           FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference include forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about us, including, among other things:

        - general economic and business conditions, both nationally and in our markets, including the impact of the continuing United States recession and the war on terrorism;

        - our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

        - the level of advertising spending;

        - anticipated trends in the radio business;

        - existing and future regulations affecting the radio business;

        - our acquisition opportunities;

        - increased competition for attractive radio properties and advertising dollars; and

        - other risk factors set forth in the "Risk Factors" section of this prospectus.

        In addition, in this prospectus and the documents incorporated by reference, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to us, our business or our management, are intended to identify forward-looking statements.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                              RECENT TRANSACTIONS

        Between January 25, 2000, the date of our initial public offering, and the date of this prospectus, we grew rapidly as we successfully implemented our acquisition strategy, including our disposition of radio stations in, and our exiting from, smaller markets that do not meet our criteria for strategic growth in the future.

        Our largest transaction during 2001 was our $39.6 million acquisition of seven radio stations in Lafayette, Louisiana. We also entered into three definitive agreements to acquire two FM radio stations and one AM radio station in Flint, Michigan and one FM radio station in Grand Rapids, Michigan.

        The following table sets forth a summary of each of our completed and pending acquisitions and dispositions since January 2000. The purchase prices set forth in the table were paid in cash, except where otherwise indicated, and include, where applicable, amounts paid under consulting and non-competition agreements but do not include transaction-related costs.

ACQUISITIONS

                                                                              PURCHASE
                                                 NO OF                          PRICE          DATE
SELLER                           MARKET         STATIONS    CALL LETTERS    (IN MILLIONS)    COMPLETED
------                      ----------------    --------    ------------    -------------    ---------
Forever of NY, Inc.         Utica-Rome, NY         5        WODZ(FM)            $44.7(1)      1/28/00
and related entities                                        WLZW(FM)
                                                            WFRG(FM)
                                                            WIBX(AM)
                                                            WRUN(AM)
                            Watertown, NY          4        WCIZ(FM)
                                                            WFRY(FM)
                                                            WTNY(AM)
                                                            WNER(AM)
New Wave                    El Paso, TX            3        KLAQ(FM)             23.5         1/31/00
Broadcasting, L.P.                                          KSII(FM)
                                                            KROD(AM)
Clear Channel               Albany, NY             6        WGNA(FM)            115.3(2)      8/24/00
Broadcasting, Inc. and                                      WGNA(AM)
related entities                                            WABT(FM)
                                                            WQBK(FM)
                                                            WQBJ(FM)
                                                            WTMM(AM)
                            Grand Rapids, MI       4        WGRD(FM)
                                                            WLHT(FM)
                                                            WNWZ(AM)
                                                            WTRV(FM)
KZAP, Inc.                  Chico, CA              1        KZAP(FM)              2.7(3)      9/29/00
StarCom, Inc.               St. Cloud, MN          3        KLZZ(FM)              5.5         5/09/01
                                                            KKSR(FM)
                                                            KXSS(AM)
The Cromwell Group, Inc.    Peoria, IL             6        WGLO(FM)             20.0(4)      8/29/01
and related entities                                        WPPY(FM)
                                                            WRVP(FM)
                                                            WVEL(AM)
                                                            WFYR(FM)
                                                            WIXO(FM)
NextMedia Group II, Inc.    Erie, PA               1        WQHZ(FM)              4.9        10/15/01
ComCorp of Lafayette, Inc.  Lafayette, LA          7        KMDL(FM)             39.6(5)      12/8/01
and related entities                                        KRKA(FM)
                                                            KFTE(FM)
                                                            KTDY(FM)
                                                            KPEL(FM)
                                                            KPEL(AM)
                                                            KROF(AM)
Haith Broadcasting          Grand Rapids, MI       1        WFGR(FM)              5.0(6)      Pending
Corporation
Frankenmuth Radio Co.,      Flint, MI              1        WZRZ(FM)              2.0(7)      Pending
  Inc.
Covenant Communications     Flint, MI              2        WRXF(FM)              1.3(8)      Pending
Corporation                                                 WLSP(AM)

---------------

(1) The purchase price paid consisted of approximately $43.8 million in cash and 100,000 shares of our common stock.

(2) The purchase price paid consisted of approximately $80.5 million in cash and substantially all of the assets of our three stations in Mansfield, Ohio and our five stations in Victorville, California.

(3) The purchase price paid consisted of 233,333 shares of our common stock.

(4) The purchase price paid consisted of approximately $14.0 million in cash and 786,141 shares of our common stock.

(5) The purchase price paid consisted of approximately $38.1 million in cash and 215,828 shares of our common stock.

(6) Of this amount, $1.1 million has been paid by the issuance of 174,917 shares of our common stock.

(7) To be paid in a combination of $600,000 in cash and 208,905 shares of our common stock.


(8) To be paid fully in cash. The FCC has indicated that, when considering our FCC application for consent to acquire these FCC licenses, the FCC will consider the impact of this proposed transaction on the level of concentration of radio advertising revenues in the local market. See the discussion of this FCC policy in the "Federal Regulation of Radio Broadcasting" section of this prospectus. No third parties have filed Petitions to Deny or other objections against this application, and we have submitted additional information in support of the FCC's grant of consent to the transaction, but we cannot assure you that the FCC will approve this application. The parties intend to complete this acquisition after the order from the FCC approving the transfer is issued and becomes a final order. Until the order becomes final, third parties may file a request for reconsideration or judicial review or the FCC may reconsider the initial grant on its own motion. Such action could expose us to a modification or set aside of the initial approval. We cannot assure you that a modification or set aside will not occur. See the discussion in the "Federal Regulation of Radio Broadcasting" section of this prospectus.


DISPOSITIONS

                                                                               PURCHASE
                                                  NO OF                          PRICE          DATE
PURCHASER                         MARKET         STATIONS    CALL LETTERS    (IN MILLIONS)    COMPLETED
---------                         ------         --------    ------------    -------------    ---------
Clear Channel                 Mansfield, OH         3        WYHT(FM)            $34.8(1)      8/24/00
Broadcasting, Inc. and                                       WSWR(FM)
related entities                                             WMAN(AM)
                              Victorville, CA       5        KZXY(FM)
                                                             KATJ(FM)
                                                             KIXA(FM)
                                                             KROY(AM)
                                                             KIXW(AM)
Yavapai Broadcasting          Flagstaff, AZ         3        KVNA(AM)              2.0         9/29/00
                                                             KVNA(FM)
                                                             KZGL(FM)
Concord Media Group, Inc.     Palmdale, CA          3        KTPI(FM)             13.5         6/01/01
                                                             KAVC(AM)
                                                             KOSS(FM)
ABC, Inc.                     Albany, NY            1        WGNA(AM)              2.0         3/12/02

---------------

(1) We acquired substantially all of the assets of six radio stations in Albany, New York and four radio stations in Grand Rapids, Michigan in exchange for our Mansfield, Ohio and Victorville, California stations and the payment by us of approximately $80.5 million in cash.

                                USE OF PROCEEDS

        The Company will receive net proceeds from this offering of approximately $ million, or $ million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses.

        We intend to use the net proceeds from this offering to repay a substantial portion of our indebtedness outstanding under our bank credit facility which, once paid down, permits us to re-borrow such funds. On March 31, 2002, we had borrowings under this credit facility of approximately $82.6 million. We have used the borrowings under our credit facility to fund acquisitions. Indebtedness under our credit facility bears interest at an average interest rate of 4.48% as of March 31, 2002 and matures in 2006. Our repayment of indebtedness will create additional credit availability that we intend to use to pay the $5.8 million aggregate cash purchase price for our pending acquisitions described under the section "Recent Transactions" and future acquisitions.

        We will use any excess proceeds from this offering to fund future acquisitions or for working capital and general corporate purposes. Pending use of the net proceeds as set forth above, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities or securities issued by or constituting guaranteed obligations of the U.S. government.


                                DIVIDEND POLICY


        We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. The terms of the various documents that govern our existing indebtedness impose restrictions on our ability to pay dividends.

                        PRICE RANGE OF OUR COMMON STOCK

        Shares of our common stock have been quoted on The Nasdaq Stock Market under the symbol "RGCI" since January 25, 2000. The following table sets forth, for each of the calendar quarters indicated, the high and low sales prices of our common stock as reported on the Nasdaq National Market.


                                                            HIGH        LOW
                                                          --------    -------
FISCAL YEAR ENDED DECEMBER 31, 2002
First quarter...........................................  $ 8.8800    $4.9000
Second quarter (through April   , 2002).................  $           $

FISCAL YEAR ENDED DECEMBER 31, 2001
First quarter...........................................  $ 9.7812    $5.6250
Second quarter..........................................  $11.9900    $6.0500
Third quarter...........................................  $ 8.7100    $5.7500
Fourth quarter..........................................  $ 7.3500    $4.8800

FISCAL YEAR ENDED DECEMBER 31, 2000
First quarter (commencing January 25, 2000).............  $14.2500    $9.3125
Second quarter..........................................  $12.5469    $4.5000
Third quarter...........................................  $ 9.1250    $5.1250
Fourth quarter..........................................  $ 7.3750    $3.5000



        On April   , 2002, the last reported sale price of our common stock on
the Nasdaq National Market was $     per share. As of April 22, 2002, there were
approximately 373 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of securities brokers, dealers and registered clearing agencies.

                                 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2001 on:

        - an historical basis; and

        - a pro forma basis, giving effect to this offering as described in this prospectus.

        You should read this table in conjunction with our consolidated financial statements and related notes, and other information included elsewhere in this prospectus or incorporated by reference in this prospectus.

                                                                 DECEMBER 31, 2001
                                                              ------------------------
                                                                            PRO FORMA
                                                               ACTUAL      AS ADJUSTED
                                                              ---------    -----------
                                                              (AUDITED)    (UNAUDITED)
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................  $   1,765     $
                                                              =========     =========
Long-term debt, excluding current portion...................  $  87,019     $
Deferred taxes and other long-term liabilities..............      4,945
Stockholders' equity:
  Common stock par value $.01 per share, 35,640,189 shares
     outstanding and              shares outstanding on a
     pro forma basis........................................        369
  Additional paid-in capital................................    263,937
     Total retained deficit                                    (55,968)
     Total capitalization...................................  $ 298,537     $
                                                              =========     =========

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Consolidation and Results of Operations" and our Consolidated Financial Statements and the related notes included elsewhere in this prospectus. The selected consolidated statement of operating results for the years ended December 31, 1999, 2000 and 2001 and the selected consolidated balance sheet data as of December 31, 2000 and 2001 are derived from our audited consolidated financial statements included elsewhere in this prospectus.


                                                         YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------
                                             1997       1998       1999       2000       2001
                                           --------   --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING RESULTS:(1) (2)
Net broadcasting revenues................  $  5,993   $ 14,772   $ 23,854   $ 44,107   $ 53,745
Operating income (loss)..................     1,015       (433)      (612)       831     (3,078)
(Loss) income before income taxes and
  extraordinary items....................      (363)(3)   (3,290)   (6,300)   14,966     (2,378)
Extraordinary items......................    (4,333)    (1,170)      (471)    (1,114)         -
Net (loss) income........................    (4,696)    (4,460)    (6,771)    13,852     (1,713)
Preferred stock dividend requirements....         -     (2,166)    (5,205)      (629)         -
Preferred stock accretion................         -     (4,787)   (17,221)   (26,611)         -
Loss applicable to common shares.........    (4,696)   (11,413)   (29,197)   (13,388)    (1,713)
BASIC AND DILUTED NET LOSS PER COMMON
  SHARE:
Loss before extraordinary items..........  $  (1.51)  $ (42.67)  $(119.69)  $  (0.39)  $  (0.05)
Extraordinary items......................    (18.06)     (4.88)     (1.96)     (0.03)         -
                                           --------   --------   --------   --------   --------
Basic and diluted net loss per common
  share..................................  $ (19.57)  $ (47.55)  $(121.65)  $  (0.42)  $  (0.05)
                                           --------   --------   --------   --------   --------
Weighted average number of common shares
  used in basic and diluted
  calculations...........................       240        240        240     31,715     34,218


                                                               DECEMBER 31,
                                           ----------------------------------------------------
                                             1997       1998       1999       2000       2001
                                           --------   --------   --------   --------   --------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:(1) (2)
Current assets...........................  $  1,919   $ 11,619   $ 10,329   $ 12,012   $ 12,179
Total assets.............................    13,010     67,618     83,727    252,733    306,356
Current liabilities......................       860     13,027      3,115      4,902      6,054
Long-term debt and capital leases, less
  current portion........................    21,912     34,618     25,331     45,094     87,095
Redeemable preferred stock...............         -     27,406     89,265          -          -
Total stockholders' (deficit) equity.....  $(10,182)  $(10,077)  $(37,810)  $198,420   $208,338

---------------

(1) Acquisitions in 2001, 2000, 1999 and 1998 affect comparability among years. See Note 2 in Notes to Consolidated Financial Statements.

(2) On June 15, 1998, we acquired, pursuant to an agreement of merger, all of the outstanding common stock of Faircom Inc. for 3,700,000 shares of our Series C convertible preferred stock. The acquisition was treated for accounting purposes as the acquisition of Regent by Faircom under the purchase method of accounting, with Faircom as the accounting acquirer. Consequently, the historical financial statements prior to June 15, 1998, the date of merger, are those of Faircom.


(3) The loss in 1997 included income taxes of $70. Excluding such income taxes, the loss before income taxes and extraordinary items for 1997 was $(293).

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

INTRODUCTION

 General

        Our company was formed in November 1996 to acquire, own and operate clusters of radio stations in mid-sized and small markets. The proceeds from our January 2000 initial public offering ("IPO") and borrowings from our credit facility have given us the ability to increase our size significantly over the past two years. Upon completion of the transactions described in the "Recent Transactions" section of this prospectus, we will own and operate 61 radio stations in 12 markets. During 2001, we acquired 17 radio stations in two new markets and two of our existing markets and disposed of three radio stations in one market. We also disposed of one station during the first quarter of 2002. We have agreements to purchase four additional radio stations in two of our existing markets. We began providing programming services to two of those radio stations in December 2001, and to the other two radio stations in January 2002.

        The principal source of our revenue is the sale of broadcasting time on our radio stations for advertising. As a result, our revenue is affected primarily by the advertising rates our radio stations charge. Correspondingly, the rates are based upon a station's ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by periodic Arbitron Radio Market Reports. In 2001, our radio stations derived approximately 85% of their net broadcast revenues from local and regional advertising in the markets in which they operated, and the remainder resulted principally from the sale of national advertising.

        The financial results of our business are seasonal. As is typical in the radio broadcasting industry, our first calendar quarter will be expected to produce the lowest revenues for the year, and the fourth calendar quarter will be expected to produce the highest revenues for the year. Our operating results in any period may be affected by the incurrence of advertising and promotion expenses that do not necessarily produce commensurate revenues until the impact of the advertising and promotion is realized in future periods.

        Excluding gains on the sale or exchange of radio stations, we have historically generated net losses, primarily as a result of significant non-cash charges for depreciation and amortization relating to the acquisitions of radio stations and interest charges on outstanding debt. Prior to July 1, 2001, we historically amortized on a straight-line method the FCC licenses and goodwill attributable to substantially all of our radio station acquisitions over a 15- to 40-year period. During 2001, the Financial Accounting Standards Board issued new guidance on purchase accounting and the amortization of intangible assets, which will significantly reduce the amount of non-cash amortization charges we recognize in our financial statements beginning in 2002. Further information regarding this accounting change is described below under "Effect of Recently Issued Accounting Pronouncements." Based upon the large number of acquisitions we consummated within the last two years, we anticipate that depreciation charges will continue to be significant for several years. To the extent that we complete additional acquisitions, our interest expense and depreciation charges related to property and equipment and other intangible assets are likely to increase.

        The performance of a radio station group, such as ours, is customarily measured by its ability to generate broadcast cash flow. The term "broadcast cash flow" means operating income (loss) before depreciation and amortization and corporate general and administrative expenses. Although broadcast cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, we believe that broadcast cash flow is accepted by the broadcasting industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of broadcasting companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (loss), net income (loss), net cash provided by (used in) operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

        Our financial results are dependent on a number of factors, including the general strength of the local and national economies, population growth, the ability to provide popular programming, local market and regional competition, relative efficiency of radio broadcasting compared to other advertising media, signal strength and government regulation and policies. From time to time, the markets in which we operate experience weak economic conditions that may negatively affect our revenue. We believe, however, that this impact is somewhat mitigated by our diverse geographical presence.

 September 11, 2001

        The effects of the September 11, 2001 terrorist activities had a significant impact on our business during the second half of 2001. At the time of the attacks, we decided the public interest would be best served by the presentation of continuous, commercial-free coverage of the unfolding events on our stations. The resulting loss of revenue, plus the economic uncertainty fueled by the attacks, on top of an already sluggish economy, resulted in reduced earnings during the third and fourth quarters of the year. We were able to recover some of the lost revenues by rescheduling missed spots to later dates. However some of the advertising spots were time sensitive, causing the revenue to be permanently lost. Additionally, revenues were affected as some advertisers' marketing budgets were reduced due to the effect of the terrorist attacks upon their own revenues, and in some cases, advertisers made significant contributions to the September 11 relief funds, further reducing their available advertising dollars. While we do not expect to experience any further impact upon our revenues from the September 11, 2001 attacks, we cannot predict the effect upon our business of future terrorist attacks or the war on terrorism.

 Effect of Recently Issued Accounting Pronouncements

        In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets, including the disposal of a segment of a business. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

        Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Furthermore, future operating losses relating to discontinued operations can no longer be recorded before they occur. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. We will adopt SFAS 144 in the first quarter of 2002. We are in the process of assessing the effects of this pronouncement, however, we do not believe that it will have a material impact to the financial statements.

        In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") that addresses the recognition of asset retirement obligations. The objective of SFAS 143 is to provide guidance for legal obligations associated with the retirement of tangible long-lived assets. The statement is effective for fiscal years beginning after June 15, 2002. We have not yet determined the impact, if any, of adopting SFAS 143.

        In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141, which became effective on July 1, 2001, eliminated the use of pooling of interests for all business combinations initiated after June 29, 2001 and also established specific criteria for the recognition of intangible assets separate from goodwill. As we have historically reflected acquisitions using the purchase method, SFAS 141 did not have a significant impact on us. SFAS 142 requires that a company no longer amortize the goodwill and intangible assets determined to have an indefinite life and also requires an annual impairment testing of those assets. SFAS 142 became effective for us on January 1, 2002. We are currently evaluating the full impact that SFAS 142 will have on our consolidated financial statements, however, the elimination of amortization expense related to goodwill and FCC licenses will have a material impact on our financial statements, beginning in the first quarter of 2002. Amortization expense related to goodwill and indefinite lived intangibles was approximately $10.5 million, $6.4 million and $2.0 million, respectively, for the years ended December 31, 2001, 2000 and 1999. We are currently in the process of performing the first of the required impairment tests of goodwill and indefinite lived intangibles and have not yet determined what the effect of these tests will be on our financial position or results of operations.

        When amortization of our indefinite lived assets ceased on January 1, 2002, due to the adoption of SFAS 142, the reversal of deferred tax liabilities relating to those intangible assets was no longer assured within the Company's net operating loss carryforward period. However, the Company's current business strategy is expected to generate sufficient taxable gain in the future to realize all of our deferred tax assets. As such, no deferred tax valuation allowance relating to our deferred tax assets was considered necessary with the adoption of SFAS 142.

CRITICAL ACCOUNTING POLICIES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgements and estimates that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts, evaluating the realizability of our deferred tax assets and determining the recoverability of our long-lived assets. The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates under different assumptions and conditions.

        We believe the following critical accounting policies affect our more significant judgements and estimates used in the preparation of our consolidated financial statements.

 Allowance for Doubtful Accounts

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Based on historical information, we believe that our allowance is adequate. However, changes in general economic, business and market conditions could affect the ability of our customers to make their required payments; therefore, the allowance for doubtful accounts is reviewed monthly and changes to the allowance are updated as new information is received.

 Deferred Tax Assets

        At December 31, 2001, we had a deferred tax asset of approximately $10.8 million, the primary component of which is our net operating loss carryforwards. We believe that at December 31, 2001, these carryforwards are fully realizable due to the existence of certain deferred tax liabilities, primarily related to broadcast licenses and goodwill, that under current accounting guidance, would be expected to reverse during the carryforward period, as well as a tax planning strategy that is available to us. Accordingly, we have not recorded a valuation allowance to reduce our deferred tax assets. The need to record a valuation allowance against our deferred tax assets is reviewed quarterly, and if we were to determine that we would be unable to realize all or a portion of the deferred tax assets in the future, an adjustment to the deferred tax assets would be recorded as expense in the period such determination was made. If our provisions for current or deferred taxes are not adequate, or if laws change unfavorably, we could experience losses in excess of the current or deferred income tax provisions we have established. For discussion regarding the pending adoption of SFAS 142, see "Effect of Recently Issued Accounting Pronouncements."

 Long-Lived Assets

        We have a significant amount of long-lived assets, such as property, equipment, goodwill, FCC licenses and other intangible assets recorded on our balance sheet. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. We determine the recoverability of our long-lived assets by comparing the carrying amount of the asset to the estimated undiscounted future net cash flows expected to be generated by the asset. Numerous factors could impact the future cash flows expected to be generated by an asset, including changing listenership patterns, increased competition in the market and future industry trends. If we were to determine a permanent impairment had occurred, a charge would be made against income in the period such determination was made.

RESULTS OF OPERATIONS

        Following is a discussion of the key factors that have affected our business over the last three years. This commentary should be read in conjunction with our consolidated financial statements and the related footnotes included in this prospectus.

 2001 Compared to 2000

        In 2001 compared to 2000, we experienced increases in net broadcast revenues and station operating expenses, due primarily to our year 2001 acquisition of radio stations in Peoria, Illinois and full year results for our year 2000 acquisitions in Albany, New York and Grand Rapids, Michigan. These increases were partially offset by decreases in the same categories due to the disposition in 2001 of our Palmdale, California radio stations and our year 2000 dispositions of our Flagstaff, Arizona; Mansfield, Ohio; and Victorville, California markets. Accordingly, the results of our operations in 2001 are not comparable to those of the prior period, nor are they necessarily indicative of results in the future. Additionally, our 2001 results were impacted by the events of September 11, 2001, and we cannot predict the effect on our operations, if any, of any future terrorist attacks.

        Net Broadcast Revenues, Station Operating Expenses, and Broadcast Cash Flow. Net broadcast revenues, station operating expenses and broadcast cash flow in 2001 increased 21.9%, 27.7% and 9.2%, respectively, over that of the 2000 period. While acquisitions have affected the comparability of our 2001 operating results to those of 2000, we believe meaningful quarter-to-quarter comparisons can be made for results of operations for those markets in which we have been operating for five full quarters, exclusive of any markets disposed of during those years. These comparable results between 2001 and 2000 are listed in the table below by quarter, excluding the effect of barter transactions (dollars in thousands).

                                                       BROADCAST    NUMBER OF    NUMBER OF
                                        NET REVENUE    CASH FLOW     MARKETS     STATIONS
                                        -----------    ---------    ---------    ---------
First Quarter 2001....................    $   3,489     $    777        5           19
First Quarter 2000....................    $   3,198     $    656
   % change...........................         9.1%        18.4%
Second Quarter 2001...................    $   8,003     $  2,560        8           31
Second Quarter 2000...................    $   7,611     $  2,840
   % change...........................         5.2%       (9.8)%
Third Quarter 2001....................    $   7,511     $  2,082        8           34
Third Quarter 2000....................    $   7,498     $  2,583
   % change...........................         0.2%      (19.4)%
Fourth Quarter 2001...................    $  11,528     $  3,663       10           44
Fourth Quarter 2000...................    $  12,621     $  4,496
   % change...........................       (8.7)%      (18.5)%

        During the second quarter of 2001, same station broadcast cash flow decreased compared to the same period of 2000. The primary reason behind this decrease was increased operating expense, primarily in the area of promotional spending. We believe that investment spending to promote our stations will provide positive long-term revenue growth in our markets. To a lesser extent, higher medical care costs and the new 401(k) match contribution increased operating expenses also. During the third and fourth quarters of 2001, the impacts of the September 11, 2001 terrorist attacks and the poor economy were clearly seen on same station revenue, compared to 2000.

        Corporate Expenses. Corporate general and administrative expenses increased from approximately $4.5 million in 2000 to approximately $4.9 million in 2001. Beginning in the second quarter of 2000, we began increasing the size of our infrastructure to meet the demands of supporting a public company whose stock is listed on a national stock market. We believe our corporate structure is now adequate to meet the requirements of a public company, but future acquisitions could result in further expansion of our corporate infrastructure.

        Depreciation and Amortization. Depreciation and amortization expense increased by approximately 56.2% from 2000. This is due to a combination of a full year of depreciation and amortization expense for acquisitions that occurred at various times throughout the 2000 year, plus depreciation expense on approximately $5.3 million of depreciable property and equipment additions attributable to station acquisitions in 2001, and to a lesser extent, depreciation on approximately $3.2 million of capital expenditures during 2001.

        Interest Expense. Interest expense decreased by approximately 22.5% in 2001 compared to 2000. After removing the effect of approximately $1.5 million of the 2000 interest expense, which was the result of the mark to fair market value of our warrant liability, interest expense increased approximately 20.3%. The increase is due to an average debt level of approximately $47.5 million during 2001 compared to approximately $16.5 million in 2000. Average debt levels were lower in 2000 as we had paid down all our debt with proceeds from the IPO in January 2000 and subsequently did not incur any borrowings under our new credit facility until August 2000. The increase in interest expense was mitigated somewhat by significant decreases in interest rates during 2001. The weighted average interest rates were approximately 3.37% and 8.05% at December 31, 2001 and 2000, respectively.

        Gain on the Sale of Radio Stations. On June 1, 2001, we completed the sale of our three stations in Palmdale, California to Concord Media Group, Inc. We recognized a pre-tax gain of approximately $4.4 million on this transaction, which is reflected in the Consolidated Statements of Operations for the year ended December 31, 2001. On August 24, 2000, we completed an exchange agreement entered into with Clear Channel Broadcasting, Inc., Capstar Radio Operating Company and their affiliates, in which we exchanged our eight stations serving the Mansfield, Ohio (2 FM/1 AM) and Victorville, California (3 FM/2 AM) markets plus approximately $80.5 million in cash for ten stations serving the Grand Rapids, Michigan (3 FM/1 AM) and Albany, New York (4 FM/2 AM) markets. As a result of this transaction, we recognized a pre-tax gain on the exchange of approximately $17.8 million, which is reflected in the Consolidated Statements of Operations for the year ended December 31, 2000.

        Income Tax Benefit. We recorded an income tax benefit of $665,000 in 2001. This tax benefit represents a 34% federal rate offset by state income taxes and the amortization of intangibles in excess of the amounts that are deductible for tax purposes. We have cumulative federal and state tax loss carryforwards of approximately $40.0 million at December 31, 2001. These loss carryforwards will expire in years 2002 through 2021. The utilization of a portion of these net operating loss carryforwards for federal income tax purposes is limited pursuant to the annual utilization limitations provided under the provisions of Internal Revenue Code Section 382. In arriving at the determination as to the amount of the valuation allowance required for the years ended December 31, 2001 and 2000, we considered the impact of deferred tax liabilities resulting from purchase transactions, statutory restrictions on the use of operating losses, and a tax planning strategy available to us. Consequently, we determined that no valuation allowance was required at December 31, 2001 and 2000. During 2000, we released the entire valuation allowance (see 2000 compared to 1999). As a result of these events, no income tax expense was recorded in 2000.

        Extraordinary Loss. On January 28, 2000, we paid off the outstanding debt from our old credit facility, accrued interest and related fees totaling approximately $25.1 million using proceeds from our IPO. This final paydown resulted in an extraordinary loss of approximately $1.1 million, net of income tax, from the write-off of deferred financing costs.

 2000 Compared to 1999

        Net Broadcast Revenues, Station Operating Expenses, and Broadcast Cash Flow. In 2000 compared to 1999, we experienced substantial increases in net broadcast revenues, station operating expenses, depreciation and amortization, corporate general and administrative expenses, and interest expense, due primarily to our year 2000 acquisitions of radio stations in El Paso, Texas; Utica-Rome, Watertown and Albany, New York; Grand Rapids, Michigan; and Chico, California; as well as a time brokerage arrangement in St. Cloud, Minnesota. Accordingly, the results of our operations in 2000 are not comparable to those of the prior period, nor are they necessarily indicative of results in the future. Net broadcast revenues, operating expenses and broadcast cash flow in 2000 increased 84.9%, 64.7% and 152.0%, respectively, over that of the 1999 period.

        Corporate Expenses. Corporate general and administrative expenses increased from $2.8 million in 1999 to $4.5 million in 2000, reflecting the increased infrastructure required to support a public company whose stock is listed on a national stock market. Corporate personnel increased by approximately 50% from 1999 to 2000. Additionally, we moved into new corporate facilities in the third quarter of 2000 to accommodate the new infrastructure.

        Depreciation and Amortization. Due to purchase price allocations of $11.1 million of property and equipment, in addition to $176.2 million of intangible assets from acquisitions in 2000, depreciation and amortization expense increased by approximately 155% compared to 1999 from $3.4 million in 1999 to $8.6 million in 2000. Additionally, for properties acquired in 2000, intangibles were amortized over 20 years rather than 40 years for properties acquired in 1999 and prior years.

        Interest Expense. Interest expense decreased by approximately 19% in 2000 compared to 1999 as average debt levels in 2000 were approximately $16.5 million, compared to average debt levels of $39.2 million in 1999. Average debt levels were lower in 2000, as we paid down all our debt with proceeds from the IPO in January 2000, and subsequently did not incur any borrowings until August 2000, when we borrowed $44.0 million under our credit facility. The interest expense savings on the lower debt levels in 2000 were partially offset by increased commitment fees on the unborrowed capacity of our new credit facility.

        Gain on the Sale of Radio Stations. On August 24, 2000, we completed an exchange agreement entered into with Clear Channel Broadcasting, Inc., Capstar Radio Operating Company and their affiliates, in which we exchanged our eight stations serving the Mansfield, Ohio (2 FM/1 AM) and Victorville, California (3 FM/2 AM) markets plus approximately $80.5 million in cash for ten stations serving the Grand Rapids, Michigan (3 FM/1 AM) and Albany, New York (4 FM/2 AM) markets. As a result of this transaction, we recognized a gain on the exchange of approximately $17.8 million which is reflected in the Consolidated Statements of Operations for the year ended December 31, 2000.

        Income Tax Expense. In 2000, we recognized a gain of approximately $17.8 million on the asset exchange from the Clear Channel transaction. For tax purposes this transaction was treated as a like-kind exchange resulting in a deferred tax liability pursuant to the provisions of Internal Revenue Code
Section 1031, of approximately $6.3 million. In arriving at the determination as to the amount of the valuation allowance required for the 2000 year, we considered the impact of deferred tax liabilities resulting from purchase transactions, statutory restrictions on the use of operating losses, and a tax planning strategy available to us. Consequently, we determined that no valuation allowance was required for 2000 and released the full valuation allowance. As a result of these events, no income tax expense was recorded in 2000. In 1999, we established a valuation allowance against our deferred tax assets following an assessment of the realizability of such amounts and consequently did not record any income tax credit on the $6.3 million recorded pretax loss.

        Extraordinary Loss. On January 28, 2000, we paid off the outstanding debt from our old credit facility, accrued interest and related fees totaling approximately $25.1 million using proceeds from our IPO. This final paydown resulted in an extraordinary loss of approximately $1.1 million, net of income tax, from the write-off of deferred financing costs.

LIQUIDITY AND CAPITAL RESOURCES

        Our cash and cash equivalents balance at December 31, 2001 was approximately $1.8 million compared to approximately $778,000 at December 31, 2000. Net cash provided by operating activities was approximately $8.4 million in 2001 compared to approximately $3.1 million in 2000. The increase was due primarily to the operating activities of radio stations acquired in 2001 and in the latter part of 2000. Cash flow used in investing activities decreased to approximately $53.2 million in 2001 compared to approximately $148.7 million used in 2000. The decrease is due primarily to fewer acquisitions of radio stations in 2001 compared to 2000, and due to higher proceeds from the disposition of radio stations in 2001. Cash flows provided by financing activities decreased to approximately $45.8 million in 2001 compared to approximately $142.9 million in 2000. During 2001, cash provided by financing activities was the result of debt issued in connection with our 2001 acquisitions and a private placement of securities during the fourth quarter. Cash provided by financing activities in 2000 was primarily the result of net proceeds received from our IPO in January 2000 and borrowings under our credit facility, offset by related cash outflows of stock issuance costs and payments related to the redemption of our preferred stock and associated dividends. Additionally, our 2000 cash flows provided by financing activities was reduced by treasury stock purchases made under our stock buyback program during the year.

SOURCES OF FUNDS

        In 2001, our sources of cash totaled approximately $86.1 million and were derived from a combination of borrowings under our credit facility; net proceeds from the sale of our stations in Palmdale, California; cash provided from operating activities, and net proceeds from the issuance of common stock in a private placement offering.

        On January 27, 2000, we entered into a new credit facility, which is a $125.0 million senior secured seven-year reducing revolving facility, that also provided for an additional $50.0 million on substantially the same terms, to fund future acquisitions, subject to terms and conditions of the credit agreement. This additional $50.0 million borrowing capability expired unused on January 27, 2002. This credit facility permits the borrowing of available credit for working capital requirements and general corporate purposes, including transaction fees and expenses, and to fund pending and permitted future acquisitions. The credit facility also permits us to request from time to time that the lenders issue letters of credit in an amount up to $25.0 million in accordance with the same lending provisions. The commitment, and our maximum borrowings, will reduce over five years beginning in 2002 as follows (in thousands):

DECEMBER 31,   COMMITMENT AMOUNT
------------   -----------------
    2001           $125,000
    2002            106,250
    2003             87,500
    2004             62,500
    2005             37,500
    2006                  -

        The $25.0 million letter of credit sub-limit also reduces proportionately but not below $15.0 million. Mandatory prepayments and commitment reductions are also required from certain asset sales, subordinated debt proceeds, excess cash flow amounts and sales of equity securities.

        Under the credit facility, we are required to maintain a minimum interest rate coverage ratio, minimum fixed charge coverage ratio, maximum corporate overhead, and maximum financial leverage ratio and to observe negative covenants customary for facilities of this type. During 2002, we believe that the financial leverage ratio covenant will be the most difficult to satisfy due to the inclusion of the results of operations for the third and fourth quarters of 2001 in such calculation. These results were severely negatively impacted by the September 11, 2001 attacks. Although our continued compliance with these financial covenants is subject to future operating results that we cannot predict with certainty, we have the ability to implement certain strategies to increase cash flow provided by operations or reduce cash flow used in investing and financing activities, if needed, to help mitigate this risk. Accordingly, Regent expects that it will meet all of the credit facility covenants during 2002, although there can be no assurances in this regard. Borrowings under our credit facility bear interest at a rate equal to, at our option, either (a) the higher of the rate announced or published publicly from time to time by the agent as its corporate base of interest or the Overnight Federal Funds Rate plus 0.5%, in either case plus the applicable margin determined under the credit facility, or (b) the reserve-adjusted Eurodollar Rate plus the applicable margin which varies between 1.25% and 2.75% depending upon our financial leverage. Borrowings under the credit facility bore interest at an average rate of 3.37% as of December 31, 2001. We are required to pay certain fees to the agent and the lenders for the underwriting commitment, administration and use of the credit facility. Our indebtedness under the credit facility is collateralized by liens on substantially all of our assets and by a pledge of our operating and license subsidiaries' stock and is guaranteed by these subsidiaries. As of March 31, 2002, we had borrowings under this facility of approximately $82.6 million.

        On June 1, 2001, we completed the sale of our Palmdale, California radio stations to Concord Media Group, Inc. and received net proceeds of approximately $13.4 million. These proceeds were used to reduce outstanding borrowings on the credit facility.

        On November 26, 2001, we completed a private placement offering of 900,000 shares of our common stock at $5.75 per share (See Note 5 in Notes to Consolidated Financial Statements). 200,000 of these shares, sold to a venture capital fund related to one of our independent directors, and the associated cash proceeds, were held in escrow until February 2002, pending confirmation from Nasdaq that stockholder approval would not be required for such sale. The proceeds from the private placement were used to partially fund the acquisition of our radio stations in Lafayette, Louisiana.


        On March 12, 2002, we completed the disposition of substantially all the operating assets of WGNA-AM, serving the Albany, New York market, for $2.0 million in cash to ABC, Inc. On February 15, 2002, ABC, Inc. began providing programming and other services to the station under a time brokerage agreement. We recognized a gain on the sale of approximately $0.4 million. The proceeds from the sale of the station were used to pay down borrowings under our credit facility.


USES OF FUNDS

        In 2001, we utilized our sources of cash primarily to acquire radio stations totaling approximately $63.0 million, to pay escrow payments for pending acquisitions of $440,000, and to repay approximately $18.5 million of borrowings under our credit facility. Additionally in 2001, we funded capital expenditures of approximately $3.2 million to upgrade our equipment and facilities, primarily at stations recently acquired, in order to remain competitive and to create cost savings over the long term. We expect capital expenditures to be approximately $4.0 million in 2002 due primarily to scheduled expenditures at the radio stations we acquired in 2001 and the correlating increase in the size of our infrastructure.

PENDING SOURCES AND USES OF FUNDS

        On July 27, 2001, we entered into an agreement, as amended, to acquire, by merger with The Frankenmuth Radio Co., Inc., WZRZ-FM serving the Flint, Michigan market for approximately $2.0 million, consisting of approximately $0.6 million in cash and 208,905 shares of our common stock, valued at approximately $1.4 million. We made an escrow deposit in 2001 in the amount of $125,000 to secure our obligations under this agreement. The FCC has approved the assignment of the station licenses, and we anticipate closing this acquisition in 2003. On January 1, 2002 we began providing programming and other services to the station under a time brokerage agreement. We anticipate using borrowings from our credit facility to fund the cash portion of this acquisition.

        Also on July 27, 2001, we entered into an agreement, as amended, to purchase the outstanding stock of Haith Broadcasting Corporation, owner of WFGR-FM serving the Grand Rapids, Michigan market for approximately $3.9 million in cash. We have made an escrow deposit in the amount of $250,000 to secure our obligations under this agreement. In conjunction with the above stock purchase, on February 4, 2002, we purchased the option to buy WFGR-FM from Connoisseur Communications of Flint, L.L.P. for approximately $1.1 million, paid by the issuance of 174,917 shares of our common stock. The FCC has approved the assignment of the station licenses of WFGR-FM, and we anticipate closing this acquisition in 2003. On January 1, 2002, we began providing programming and other services to the station under a time brokerage agreement. We anticipate using borrowings from our credit facility to fund the cash portion of this acquisition.

        On November 15, 2001, we entered into an agreement with Covenant Communications Corporation to acquire substantially all of the assets of WRXF-FM and WLSP-AM, serving the Flint, Michigan market, for approximately $1.3 million in cash. We placed in escrow $65,000 to secure our obligations under the agreement. Applications seeking approval from the FCC for the assignment of the station licenses were filed in November 2001, and are currently pending. On December 3, 2001, we began providing programming and other services to the stations under a time brokerage agreement. We anticipate using borrowings from our credit facility to fund this acquisition.

        We believe the net proceeds of this offering together with cash generated from operations, available borrowings under our credit facility, and/or various other sources of funds that may be available to us, will be sufficient to complete our pending acquisitions and to meet our requirements for corporate expenses and capital expenditures for the foreseeable future, based on our projected operations and indebtedness. We intend to use the net proceeds from this offering to repay a substantial portion of our outstanding indebtedness under our bank credit facility in order to create credit availability for our pending and future acquisitions, and for general corporate purposes.

        We have no off-balance sheet financing arrangements with related or unrelated parties, and no unconsolidated subsidiaries. Contractual obligations related to our credit facility and other long-term debt, capital leases and operating leases are summarized below (in thousands). Under the terms of our credit facility, our maximum borrowings will reduce over five years, beginning in 2002. Based upon our outstanding borrowings at December 31, 2001, the payments detailed below under Long-term Debt would be required to maintain compliance with our credit facility.

                                                      PAYMENTS DUE BY PERIOD
                                    ----------------------------------------------------------
                                              ONE YEAR     TWO TO       FOUR TO
CONTRACTUAL OBLIGATION               TOTAL    OR LESS    THREE YEARS   FIVE YEARS   THEREAFTER
----------------------              -------   --------   -----------   ----------   ----------
Long-term Debt....................  $87,079    $   60      $24,189      $62,830       $   --
Capital Leases....................      124        48           70            6           --
Operating Leases..................   10,544     1,221        2,080        1,766        5,477
                                    -------    ------      -------      -------       ------
Total Contractual Cash
  Obligations.....................  $97,747    $1,329      $26,339      $64,602       $5,477
                                    =======    ======      =======      =======       ======

MARKET RISK

        We are exposed to the impact of interest rate changes as borrowings under our credit facility bear interest at variable interest rates. It is our policy to enter into interest rate transactions only to the extent considered necessary to meet our objectives. As of December 31, 2001, we have not employed any financial instruments to manage our interest rate exposure. Based on our exposure to variable rate borrowings at December 31, 2001, a one percent change in the weighted average interest rate would change our annual interest expense by approximately $866,000.

                                    BUSINESS

GENERAL

        We are a radio broadcasting company focused on acquiring, developing and operating radio stations in mid-sized and small markets. Upon completion of the transactions described in the "Recent Transactions" section of this prospectus, we will own and operate 44 FM and 17 AM radio stations in 12 markets in California, Illinois, Louisiana, Michigan, Minnesota, New York, Pennsylvania and Texas. We have entered into written agreements to acquire four stations in two of our existing markets (Flint and Grand Rapids, Michigan) and currently provide programming and certain other services to these stations pending completion of their purchase. Our assembled clusters of radio stations rank first or second in terms of revenue share in all of our markets except Albany, where our cluster ranks third.

        Our primary strategy is to secure and maintain a leadership position in the markets we serve and to expand into additional mid-sized and small markets where we can achieve a leadership position. After we enter a market, we seek to acquire stations that, when integrated with our existing operations, will allow us to reach a wider range of demographic groups that appeal to advertisers, increase revenues and achieve substantial cost savings. Additionally, we believe that our advertising pricing on the basis of cost per thousand impressions, combined with the added reach of our radio station clusters, allows us to compete successfully for advertising revenue against non-traditional competitors such as print media, television and outdoor advertising.

        Relative to the largest radio markets in the United States, we believe that the mid-sized and small markets represent attractive operating environments because they are generally characterized by the following:

        - a greater use of radio advertising compared to the national average;

        - substantial growth in advertising revenues as national and regional retailers expand into mid-sized and small markets;

        - a weaker competitive environment characterized by small independent operators, many of whom lack the capital to produce locally-originated programming or to employ more sophisticated research, marketing, management and sales techniques;

        - less direct format competition due to a smaller number of stations in any given market; and

        - lower overall susceptibility to fluctuations in general economic conditions due to a lower percentage of national versus local advertising revenues.

        We believe that these operating characteristics of mid-sized and small markets, coupled with the opportunity to establish or expand radio station clusters within a specific market, create the potential for revenue growth and cost efficiencies.

        Our portfolio of radio stations is diversified in terms of geographic location, target demographics and format. We believe that this diversity helps insulate us from downturns in specific markets and changes in format preferences.

ACQUISITION STRATEGY

        Our acquisition strategy is to expand within our existing markets and to enter into new mid-sized and small markets where we believe we can effectively use our operating strategies. In considering new markets, we focus on those markets that have a minimum of $7.0 million in gross radio advertising revenue where we believe we can build a station cluster that will generate at least $1.0 million in annual broadcast cash flow. Although significant competition exists among potential purchasers for suitable radio station acquisitions throughout the United States, we believe that there is currently less competition, particularly from the larger radio operators, in the mid-sized and small markets. After entering a market, we seek to acquire additional stations that will allow us to reach a wider range of demographic groups to appeal to advertisers and increase revenue. We also integrate these stations into our existing operations in an effort to achieve substantial cost savings. We have sold or will sell stations in different markets that did not and do not fit within our existing acquisition strategy.

        We believe that the creation of strong station clusters in our local markets is essential to our operating success. In evaluating an acquisition opportunity in a new market, we assess our potential to build a leading radio station cluster in that market over time. We will not consider entering a new market unless we can acquire multiple stations in that market. We also analyze a number of additional factors we believe are important to success, including the number and quality of commercial radio signals broadcasting in the market, the nature of the competition in the market, our ability to improve the operating performance of the radio station or stations under consideration and the general economic conditions of the market.

        We believe that our acquisition strategy, properly implemented, affords a number of benefits, including:

        - greater revenue and broadcast cash flow diversity;

        - improved broadcast cash flow margins through the consolidation of facilities and the elimination of redundant expenses;

        - enhanced revenue by offering advertisers a broader range of advertising packages;

        - improved negotiating leverage with various key vendors;

        - enhanced appeal to top industry management talent; and

        - increased overall scale, which should facilitate our capital raising activities.

        We have developed a process for integrating newly acquired properties into our overall culture and operating philosophy, which involves the following key elements:

        - assess format quality and effectiveness so that we can refine station formats in order to increase audience and revenue share;

        - upgrade transmission, audio processing and studio facilities;

        - expand and strengthen sales staff through active recruiting and in-depth training;

        - convert acquired stations to our communications network and centralized networked accounting system; and

        - establish revenue and expense budgets consistent with the programming and sales strategy and corresponding cost adjustments.

        From time to time, in compliance with applicable law, we enter into a time brokerage agreement (under which separately owned and licensed stations agree to function cooperatively in terms of programming, advertising, sales and other matters), or a similar arrangement, with a target property prior to FCC final approval and the consummation of the acquisition, in order to gain a head start on the integration process.

OPERATING STRATEGY

        Our operating strategy focuses on maximizing our radio stations' appeal to listeners and advertisers and, consequently, increasing our revenue and cash flow. To achieve these goals, we have implemented the following strategies:

 Ownership of Strong Radio Station Clusters

        We seek to secure and maintain a leadership position in the markets we serve by owning multiple stations in those markets. By coordinating programming, promotional and sales strategies within each local station cluster, we attempt to capture a wider range of demographic listeners to appeal to advertisers. We believe that the diversification of our programming formats and inventory of available advertising time strengthens relationships with advertisers, increasing our ability to maximize the value of our inventory. We believe that operating multiple stations in a market enhances our ability to market the advantages of advertising on radio versus other media, such as newspapers and television.

        We believe that our ability to utilize the existing programming and sales resources of our radio station clusters enhances the growth potential of both new and underperforming stations while reducing the risks associated with the implementation of station performance improvements such as new format launches. We believe that operating leading station clusters allows us to attract and retain talented local personnel, who are essential to our operating success. Furthermore, we seek to achieve cost savings within a market through the consolidation of facilities, sales and administrative personnel, management and operating resources, such as on-air talent, programming and music research, and the reduction of other redundant expenses.

 Aggressive Sales and Marketing

        We seek to maximize our share of local advertising revenue in each of our markets through aggressive sales and marketing initiatives. We provide extensive training through in-house sales and time management programs and independent consultants who hold frequent seminars and are available for consultation with our sales personnel. We emphasize regular, informal exchanges of ideas among our management and sales personnel across our various markets. We seek to maximize our revenue by utilizing sophisticated inventory management techniques to provide our sales personnel with frequent price adjustments based on regional and local market conditions. We further strengthen our relationship with some advertisers by offering the ability to create customer traffic through an on-site event staged at, and broadcast from, the advertiser's business location. We believe that, prior to their acquisition, many of our newly acquired stations had underperformed in sales, due primarily to undersized sales staffs. Accordingly, we have significantly expanded the sales forces of many of our acquired stations.

 Targeted Programming and Promotion

        To maintain or improve our position in each market, we combine extensive market research with an assessment of our competitors' vulnerabilities in order to identify significant and sustainable target audiences. We then tailor the programming, marketing and promotion of each radio station to maximize its appeal to the targeted audience. We attempt to build strong markets by:

        - creating distinct, highly visible profiles for our on-air personalities, particularly those broadcasting during morning drive time, which traditionally airs between 6:00 a.m. and 10:00 a.m.;

        - formulating recognizable brand names for select stations; and

        - actively participating in community events and charities.

 Decentralized Operations

        We believe that radio is primarily a local business and that much of our success will be the result of the efforts of regional and local management and staff. Accordingly, we decentralize much of our operations at these levels. Each of our station clusters is managed by a team of experienced broadcasters who understand the musical tastes, demographics and competitive opportunities of their particular market. Local managers are responsible for preparing annual operating budgets and a portion of their compensation is linked to meeting or surpassing their operating targets. Corporate management approves each station cluster's annual operating budget and imposes strict financial reporting requirements to track station performance. Corporate management is responsible for long range planning, establishing corporate policies and serving as a resource to local management.

STATION PORTFOLIO

        If all of our pending acquisition transactions described in the "Recent Transactions" section of this prospectus are completed, we will own 44 FM and 17 AM radio stations in 12 mid-sized and small markets.

The following table sets forth information about the stations that we own and expect to own after giving effect to our pending transactions.

        As you review the information in the following table, you should note the following:

        - The abbreviation "MSA" in the table means the market's rank among the largest metropolitan statistical areas in the United States. We obtained all MSA rank information and market revenue information for all of our markets from Investing in Radio 2002 Market Report (1st ed.) published by BIA Publications, Inc.

        - The symbol "*" indicates a station that is the subject of one of our pending transactions. The completion of each of the pending transactions is subject to certain conditions, including governmental approvals. Although we believe these conditions are customary for transactions of this type, we cannot assure you that these conditions will be satisfied in any particular case.

        - In the Primary Demographic Target column, the letter "A" designates adults, the letter "W" designates women and the letter "M" designates men. The numbers following each letter designate the range of ages included within the demographic group.

        - We obtained the Station Cluster Rank information from the Hungerford Aldrin Nichols & Carter and Miller, Kaplan, Arase & Co. reports and the Investing in Radio 2002 Market Report (1st ed.) published by BIA Publications, Inc. Station Cluster Rank by Market Revenue Share in the table is the ranking, by radio cluster market revenue, of each of our radio clusters in its market among all other radio clusters in that market.

        - We obtained all audience share information from the Fall 2001 Radio Market Report published by The Arbitron Company. We derived station cluster audience share based on persons ages 12 and over, listening Monday through Sunday, 6:00 a.m. to 12 midnight.

                          STATION
    RADIO MARKET/      CLUSTER RANK                 STATION CLUSTER        STATION           PRIMARY
    STATION CALL         IN MARKET        MSA        12+ AUDIENCE        PROGRAMMING       DEMOGRAPHIC
       LETTERS         REVENUE SHARE      RANK           SHARE              FORMAT           TARGET
    -------------      -------------      ----      ---------------      ------------      -----------
Lafayette, LA                1             98            27.4
  KPEL(FM)                                                                   Talk            A 35+
  KTDY(FM)                                                                  Adult           W 25-54
                                                                         Contemporary
  KRKA(FM)                                                               Classic Rock       M 25-54
  KFTE(FM)                                                               Alternative        A 18-34
  KMDL(FM)                                                                 Country          A 25-54
  KPEL(AM)                                                                   Talk            M 35+
  KROF(AM)                                                                  Sports           A 35+
Utica-Rome, NY               1            156            36.7
  WODZ(FM)                                                                  Oldies          A 35-54
  WLZW(FM)                                                                  Adult           W 25-54
                                                                         Contemporary
  WFRG(FM)                                                                 Country          A 25-54
  WRUN(AM)                                                                  Sports           M 35+
  WIBX(AM)                                                                News/Talk          A 35+
Chico, CA                    1            199            14.9
  KFMF(FM)                                                                   Rock           M 18-49
  KALF(FM)(1)                                                              Country          A 25-54
  KQPT(FM)                                                               Alternative        A 18-34
  KZAP(FM)                                                                  Adult           W 25-54
                                                                         Contemporary

                          STATION
    RADIO MARKET/      CLUSTER RANK                 STATION CLUSTER        STATION           PRIMARY
    STATION CALL         IN MARKET        MSA        12+ AUDIENCE        PROGRAMMING       DEMOGRAPHIC
       LETTERS         REVENUE SHARE      RANK           SHARE              FORMAT           TARGET
    -------------      -------------      ----      ---------------      ------------      -----------
St. Cloud, MN                1            220            24.5
  KMXK(FM)                                                                  Adult           W 25-54
                                                                         Contemporary
  WWJO(FM)                                                                 Country          A 25-54
  WJON(AM)                                                                News/Talk          A 35+
  KLZZ(FM)                                                               Classic Rock       M 25-54
  KKSR(FM)                                                                Dance CHR         A 18-34
  KXSS(AM)                                                                  Adult           A 35-64
                                                                          Standards
Redding, CA                  1            227            40.0
  KSHA(FM)                                                                Soft Adult        W 25-54
                                                                         Contemporary
  KNNN(FM)                                                               Current Hit        A 18-34
                                                                            Radio
  KRDG(FM)                                                                  Oldies          A 35-54
  KRRX(FM)                                                                   Rock           M 18-49
  KNRO(AM)                                                                   ESPN            M 35+
  KQMS(AM)                                                                News/Talk/         A 35+
  KALF(FM)(1)                                                              Country          A 25-54
                                                                            Sports
Watertown, NY                1            267            44.7
  WCIZ(FM)                                                               Classic Hits       A 25-54
  WFRY(FM)                                                                 Country          A 25-54
  WTNY(AM)                                                                   Talk            A 35+
  WNER(AM)                                                                   ESPN            M 35+
Grand Rapids, MI             2             66            15.6
  WLHT(FM)                                                                  Adult           W 25-54
                                                                         Contemporary
  WGRD(FM)                                                                 New Rock         M 18-49
  WTRV(FM)                                                                Soft Adult         W 35+
                                                                         Contemporary
  WNWZ(AM)                                                                   Talk            A 35+
  WZRZ(FM)*                                                              Rhythmic CHR       A 18-34
  WFGR(FM)*                                                               Classical          A 35+
El Paso, TX                  2             77            16.1
  KSII(FM)                                                                Hot Adult         W 25-54
                                                                         Contemporary
  KLAQ(FM)                                                                   Rock           M 18-49
  KROD(AM)                                                                News/Talk          A 35+
Flint, MI                    2            124            16.7
  WCRZ(FM)                                                                  Adult           W 25-54
                                                                         Contemporary
  WWBN(FM)                                                                   Rock           M 18-49
  WFNT(AM)                                                                Nostalgia          A 35+
  WRXF (FM)*                                                             Classic Hits       A 25-54
  WLSP (AM)*                                                               Variety           A 35+

                          STATION
    RADIO MARKET/      CLUSTER RANK                 STATION CLUSTER        STATION           PRIMARY
    STATION CALL         IN MARKET        MSA        12+ AUDIENCE        PROGRAMMING       DEMOGRAPHIC
       LETTERS         REVENUE SHARE      RANK           SHARE              FORMAT           TARGET
    -------------      -------------      ----      ---------------      ------------      -----------
Peoria, IL                   2            142            20.8
  WVEL(AM)                                                                  Gospel           A 35+
  WGLO(FM)                                                               Classic Rock       M 25-54
  WIXO(FM)                                                               Alternative        A 18-34
  WRVP(FM)                                                                   CHR            A 18-34
                                                                         Contemporary
  WPPY(FM)                                                                   CHR            A 18-34
                                                                         Contemporary
  WFYR(FM)                                                                 Country          A 25-54
Erie, PA                     2            161            33.8
  WXKC(FM)                                                                  Adult           W 25-54
                                                                         Contemporary
  WXTA(FM)                                                                 Country          A 25-54
  WRIE(AM)                                                                Nostalgia          A 35+
  WQHZ(FM)                                                               Classic Hits       A 25-54
Albany, NY                   3             61            18.0
  WQBJ(FM)                                                                   Rock           M 18-49
  WQBK(FM)                                                                   Rock           M 18-49
  WABT(FM)                                                                   80's           A 25-54
  WGNA(FM)                                                                 Country          A 25-54
  WTMM(AM)                                                                  Sports           M 35+

---------------

(1) KALF(FM) operates out of the Chico, California market and captures audience share in the Redding, California market.

ADVERTISING SALES

        Virtually all of our revenue is generated from the sale of local, regional and national advertising for broadcast on our radio stations. In 2001, approximately 85% of our net broadcast revenue was generated from the sale of local and regional advertising. Additional broadcast revenue is generated from the sale of national advertising, network compensation payments and other miscellaneous transactions. The major categories of our advertisers include telephone companies, retail merchants, restaurants, fast food chains, automotive companies and grocery stores.

        Each station's local sales staff solicits advertising either directly from the local advertiser or indirectly through an advertising agency. We pay a higher commission rate to our sales staff for direct advertising sales. Through direct advertiser relationships, we can better understand the advertiser's business needs and more effectively design advertising campaigns to sell the advertiser's products. We employ personnel in each of our markets to assist in the production of commercials for the advertiser. In-house production combined with effectively designed advertising establishes a stronger relationship between the advertiser and the station cluster. National sales are made by a firm specializing in radio advertising sales on the national level in exchange for a commission based on gross revenue. Regional sales, which we define as sales in regions surrounding our markets to companies that advertise in our markets, are generally made by our local sales staff.

        Depending on the programming format of a particular station, we estimate the optimum number of advertising spots available. The number of advertisements that can be broadcast without jeopardizing listening levels is limited in part by the format of a particular station. Our stations strive to maximize revenue by managing advertising inventory. Our stations adjust pricing based on local market conditions and the ability to provide advertisers with an effective means of reaching a targeted demographic group. Each of our stations has a general target level of on-air inventory. This target level of inventory may be different at different times of the day but tends to remain stable over time. Much of our selling activity is based on demand for our radio stations' on-air inventory and, in general, we respond to this demand by varying prices rather than our target inventory level for a particular station. Therefore, most changes in revenue can be explained by demand-driven pricing changes.

        A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings are used by its advertisers and advertising representatives to consider advertising with the station and are used by us to chart audience levels, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is The Arbitron Company, which publishes periodic ratings surveys for significant domestic radio markets. These surveys are our primary source of audience ratings data.

        We believe that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on the following:

        - the supply of, and demand for, radio advertising time;

        - a station's share of audiences in the demographic groups targeted by advertisers, as measured by ratings surveys estimating the number of listeners tuned to the station at various times; and

        - the number of stations in the market competing for the same demographic groups.

        Rates are generally highest during morning and afternoon commuting hours.

COMPETITION

        The radio broadcasting industry is highly competitive. The success of each station depends largely upon audience ratings and its share of the overall advertising revenue within its market. Stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. Building a strong listener base consisting of a specific demographic group in a market enables an operator to attract advertisers seeking to reach those listeners. Companies that operate radio stations must be alert to the possibility of another station changing format to compete directly for listeners and advertisers. A station's decision to convert to a format similar to that of another radio station in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow.

        Factors that are material to a radio station's competitive position include management experience, the station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. Recent changes in FCC policies and rules permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that elect to take advantage of joint arrangements such as time brokerage agreements or joint sales agreements may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services.

        Although the radio broadcasting industry is highly competitive, some barriers to entry exist. The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned or controlled by a single entity.


        Our stations compete for advertising revenue with other stations and with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable or direct broadcast satellite television systems, by satellite-delivered digital audio radio service and by in-band digital audio broadcasting. Satellite-delivered digital audio broadcasting may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. XM Satellite Radio launched its commercial service on September 25, 2001 and Sirius Satellite Radio has begun the launch of its commercial service. Furthermore, terrestrial in-band digital audio broadcasting may deliver multi-channel, multi-format programming in the same bands now used by AM and FM broadcasters. The delivery of information through the Internet also could create a new form of competition. The FCC has adopted rules creating a new low power radio service that will open up opportunities for new "microbroadcasting" FM radio stations that would serve small, localized areas.


        We cannot predict what other matters might be considered in the future by the FCC, nor assess in advance what impact those proposals or changes might have on our business. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurances, however, that this historical growth will continue.

EMPLOYEES

        At March 31, 2002, we employed approximately 670 persons. Thirteen of our employees in Watertown, New York are covered by a collective bargaining agreement. None of our other employees are covered by collective bargaining agreements. We consider our relations with our employees generally to be good.

PROPERTIES AND FACILITIES

        The types of properties required to support each of our radio stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in business districts. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

        We currently own studio facilities in Redding, California; Burton (Flint), Michigan; Lafayette, Louisiana; Pekin (Peoria), Illinois; St. Cloud, Minnesota; Whitesboro (Utica-Rome), New York; and Watertown, New York. We own transmitter and antenna sites in Redding, California; Burton (Flint), Michigan; St. Cloud, Rice, Stearns County and Graham Township (St. Cloud), Minnesota; Whitestown, Deerfield and Kirkland (Utica-Rome), New York; Watertown and Rutland (Watertown), New York; Peoria County and Woodford County (Peoria), Illinois; Lafayette and Abbeville (Lafayette), Louisiana; El Paso, Texas; Albany, New York; and Grand Rapids, Michigan. We expect to acquire additional real estate in connection with our pending transactions. We lease our remaining studio and office facilities, including corporate office space in Covington, Kentucky, and our remaining transmitter and antenna sites. We do not anticipate any difficulties in renewing any facility leases or in leasing alternative or additional space, if required. We own substantially all of our other equipment, consisting principally of transmitting antennae, towers, transmitters, studio equipment and general office equipment.

        Substantially all of our personal property and equipment serve as collateral for our obligations under our existing credit facility.

LEGAL PROCEEDINGS

        In December 2001, the Company and certain of its officers were named as defendants in a class action lawsuit relating to Regent's initial public offering in January 2000. The complaint is a related proceeding to the In Re Initial Public Offering Securities Litigation brought by plaintiffs claiming to have been damaged by actions of underwriters in initial public offerings. This lawsuit is in its preliminary stages, its outcome is uncertain, and we have not reserved against this litigation.

        We currently and from time to time also are involved in other litigation incidental to the conduct of our business. In our opinion, none of the lawsuits or proceedings to which we are a party is likely to have a material adverse effect on us.

                    FEDERAL REGULATION OF RADIO BROADCASTING

INTRODUCTION

        Our ownership, operation, purchase and sale of radio stations is regulated by the FCC, which acts under authority derived from the Communications Act of 1934, as amended, which is referred to in this prospectus as the Communications Act. Among other things, the FCC:

        - assigns frequency bands for broadcasting;


        - determines the particular frequencies, locations, operating powers and other technical parameters of stations;


        - issues, renews, revokes and modifies station licenses;

        - determines whether to approve changes in ownership or control of station licenses;

        - regulates equipment used by stations; and

        - adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations.


        The FCC has the power to impose penalties for violations of its rules or the Communications Act, including fines, the grant of abbreviated license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional radio stations.



        The following is a brief summary of some provisions of the Communications Act and of specific FCC regulations and policies. The summary is not a comprehensive listing of all of the regulations and policies affecting radio stations. For further information concerning the nature and extent of federal regulation of radio stations, you should refer to the Communications Act, FCC rules and FCC public notices and rulings.


LICENSE GRANT AND RENEWAL


        Radio stations operate under renewable broadcasting licenses that are ordinarily granted by the FCC for maximum terms of eight years. Licenses are renewed through an application to the FCC. Petitions to deny license renewals can be filed by interested parties, including members of the public. These petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a substantial and material question of fact as to whether the grant of the renewal application would be inconsistent with the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet certain requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Historically, FCC licenses have generally been renewed. We are not currently aware of any facts that would prevent the timely renewal of our licenses to operate our radio stations, although we cannot assure you that all of our licenses will be renewed. The non-renewal of one or more of our FCC radio station licenses could have a material adverse affect on our business.


        The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either: Class A stations, which operate on an unlimited time basis and are designed to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; or Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.


        The minimum and maximum facilities requirements for a FM station are determined by its class. Certain FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1, C0 and C. The FCC recently adopted a rule that subjects Class C FM stations to involuntary downgrades to Class C0 in certain circumstances if they do not meet certain antenna height specifications.


        The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain (HAAT), power and frequency of each of the stations that are owned and operated by us or that are the subject of a pending acquisition described in the "Recent Transactions" section of this prospectus, and the date on which each station's FCC license expires.


                                                                                           EXPIRATION
                       STATION CALL    FCC    HAAT IN        POWER IN                      DATE OF FCC
MARKET                   LETTERS      CLASS   METERS        KILOWATTS        FREQUENCY      LICENSES
------                 ------------   -----   -------   ------------------   ---------   ---------------
Lafayette, LA          KMDL(FM)        C2       171                   38.0    97.3 MHz      06/01/04
                       KRKA(FM)        C1       263                   97.0   107.9 MHz      06/01/04
                       KFTE(FM)        C3       100                   22.5    96.5 MHz      06/01/04
                       KTDY(FM)         C       300                  100.0    99.9 MHz      06/01/04
                       KPEL(FM)        C3        89                   25.0   105.1 MHz      06/01/04
                       KPEL(AM)         B       N/A            1.0 daytime    1420 kHz      06/01/04
                                                                 .75 night
                       KROF(AM)         D       N/A            1.0 daytime     960 kHz      06/01/04
                                                                .095 night

Utica-Rome, NY         WODZ(FM)        B1       184                    7.4    96.1 MHz      06/01/06
                       WLZW(FM)         B       201                   25.0    98.7 MHz      06/01/06
                       WFRG(FM)         B       151                  100.0   104.3 MHz      06/01/06
                       WIBX(AM)         B       N/A                    5.0     950 kHz      06/01/06
                       WRUN(AM)         B       N/A            5.0 daytime    1150 kHz      06/01/06
                                                                 1.0 night

Chico, CA              KFMF(FM)        B1       344                    2.0    93.9 MHz      12/01/05
                       KQPT(FM)         B       193                   28.0   107.5 MHz      12/01/05
                       KALF(FM)         B       386                    7.0    95.7 MHz      12/01/05
                       KZAP(FM)        B1       393                    1.5    96.7 MHz      12/01/05

Redding, CA            KRRX(FM)         C       600                  100.0   106.1 MHz      12/01/05
                       KNNN(FM)        C2       465                    1.6    99.3 MHz      12/01/05
                       KQMS(AM)         C       N/A                    1.0    1400 kHz      12/01/05
                       KSHA(FM)         C       475                  100.0   104.3 MHz      12/01/05
                       KRDG(FM)        C1       379                    2.8   105.3 MHz      12/01/05
                       KNRO(AM)         B       N/A           10.0 daytime    1670 kHz      12/01/05
                                                                 1.0 night

                                                                                           EXPIRATION
                       STATION CALL    FCC    HAAT IN        POWER IN                      DATE OF FCC
MARKET                   LETTERS      CLASS   METERS        KILOWATTS        FREQUENCY      LICENSES
------                 ------------   -----   -------   ------------------   ---------   ---------------
St. Cloud, MN          KMXK(FM)        C2       150                   50.0    94.9 MHz      04/01/05
                       WJON(AM)         C       N/A                    1.0    1240 kHz      04/01/05
                       WWJO(FM)         C       305                   97.0    98.1 MHz      04/01/05
                       KKSR(FM)        C2       138                   50.0    96.7 MHz      04/01/05
                       KLZZ(FM)        C3       126                    9.0   103.7 MHz      04/01/05
                       KXSS(AM)         B       N/A            2.5 daytime    1390 kHz      04/01/05
                                                                 1.0 night

Watertown, NY          WCIZ(FM)         A       100                    6.0    93.3 MHz      06/01/06
                       WFRY(FM)        C1       145                   97.0    97.5 MHz      06/01/06
                       WTNY(AM)         B       N/A                    1.0     790 kHz      06/01/06
                       WNER(AM)         D       N/A            3.5 daytime    1410 kHz      06/01/06
                                                                .058 night

Grand Rapids, MI       WLHT(FM)         B       168                   40.0    95.7 MHz      10/01/04
                       WGRD(FM)         B       180                   13.0    97.9 MHz      10/01/04
                       WTRV(FM)         A        92                    3.5   100.5 MHz      10/01/04
                       WNWZ(AM)         D       N/A            1.0 daytime    1410 kHz      10/01/04
                                                                 .05 night
                       WZRZ(FM)*        A       133                    3.5    93.7 MHz      10/01/04
                       WFGR(FM)*        A       150                   2.75    98.7 MHz      10/01/04

El Paso, TX            KSII(FM)         C       433                   98.0    93.1 MHz      08/01/05
                       KLAQ(FM)         C       424                   88.0    95.5 MHz      08/01/05
                       KROD(AM)         B       N/A                    5.0     600 kHz      08/01/05

Flint, MI              WCRZ(FM)         B       101                   50.0   107.9 MHz      10/01/04
                       WWBN(FM)**       A       100                    6.0   101.5 MHz      10/01/04
                       WFNT(AM)         B       N/A            5.0 daytime    1470 kHz      10/01/04
                                                                 1.0 night
                       WRXF(FM)*        A        91                    3.0   103.1 MHz      10/01/04
                       WLSP(AM)*        D       N/A                    5.0    1530 kHz      10/01/04

Peoria, IL             WGLO(FM)        B1       189                    7.0    95.5 MHz      12/01/04
                       WPPY(FM)         A       137                    3.3   101.1 MHz      12/01/04
                       WRVP(FM)         A       100                    6.0    98.5 MHz      12/01/04
                       WVEL(AM)         D       N/A            5.0 daytime    1140 kHz      12/01/04
                                                        3.2 critical hours
                       WFYR(FM)        B1       103                   23.5    97.3 MHz      12/01/04
                       WIXO(FM)         A       178                    1.5    99.9 MHz      12/01/04

Erie, PA               WXKC(FM)         B       150                   50.0    99.9 MHz      08/01/06
                       WRIE(AM)         B       N/A                    5.0    1260 kHz      08/01/06
                       WXTA(FM)        B1       154                   10.0    97.9 MHz      08/01/06
                       WQHZ(FM)         A       187                    1.7   102.3 MHz      08/01/06

                                                                                           EXPIRATION
                       STATION CALL    FCC    HAAT IN        POWER IN                      DATE OF FCC
MARKET                   LETTERS      CLASS   METERS        KILOWATTS        FREQUENCY      LICENSES
------                 ------------   -----   -------   ------------------   ---------   ---------------
Albany, NY             WQBJ(FM)         B       150                   50.0   103.5 MHz      06/01/06
                       WQBK(FM)         A        92                    6.0   103.9 MHz      06/01/06
                       WABT(FM)         A       107                    5.0   104.5 MHz      06/01/06
                       WGNA(FM)         B       300                   12.5   107.7 MHz      06/01/06
                       WTMM(AM)         B       N/A                    5.0    1300 khz      06/01/06

---------------

 * Stations indicated with an asterisk (*) are subject to acquisition by us under an existing agreement.


**A construction permit has been issued by the FCC to modify the HAAT for station WWBN(FM) in Flint, Michigan to 149 meters and the power to 1.8 kilowatts.


TRANSFERS OR ASSIGNMENT OF LICENSES


        The Communications Act prohibits the assignment or transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to grant approval, the FCC considers a number of factors pertaining to the licensee (and proposed licensee), including:



        - compliance with the various rules limiting common ownership of media properties in a given market, as well as the level of local advertising revenue market concentration that would result from the proposed transaction;


        - the "character" of the licensee and those persons holding "attributable" interests in the licensee; and


        - compliance with the Communications Act's limitations on alien ownership, as well as compliance with other FCC regulations and policies.



        To obtain FCC consent to assign or transfer control of a broadcast license, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for not less than 30 days during which time petitions to deny or other objections against the application may be filed by interested parties, including members of the public. These types of petitions are filed from time to time with respect to proposed acquisitions. Informal objections to assignment and transfer of control applications may be filed at any time up until the FCC acts on the application. Once the FCC staff grants an application, interested parties may seek reconsideration of that grant for 30 days, after which time the FCC may for another ten days reconsider the grant of the FCC staff on the FCC's own motion. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma" application. The "pro forma" application is nevertheless subject to having informal objections filed against it. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer of the broadcast license to any party other than the assignee or transferee specified in the application.


MULTIPLE OWNERSHIP RULES

        The Communications Act, the Telecommunications Act of 1996 and FCC rules impose specific limits on the number of commercial radio stations an entity can own in a single market. These rules preclude us from acquiring certain stations we might otherwise seek to acquire. The rules also effectively prevent us from selling stations in a market to a buyer that has reached its ownership limit in the market. The local radio ownership rules are as follows:

        - in markets with 45 or more commercial radio stations, ownership is limited to eight commercial stations, no more than five of which can be either AM or FM;

        - in markets with 30 to 44 commercial radio stations, ownership is limited to seven commercial stations, no more than four of which can be either AM or FM;

        - in markets with 15 to 29 commercial radio stations, ownership is limited to six commercial stations, no more than four of which can be either AM or FM; and

        - in markets with 14 or fewer commercial radio stations, ownership is limited to five commercial stations or no more than 50.0% of the market's total, whichever is lower, and no more than three of which can be either AM or FM.


        The FCC has, for several years, followed a practice of reviewing proposed transactions based on the degree of concentration that would result from such transactions in the market for radio advertising revenue. In connection with this policy, the FCC has invited comment on the impact of concentration in public notices concerning proposed transactions, and has delayed or refused its consent in some cases because of advertising revenue concentration. On November 8, 2001, the FCC issued a notice of proposed rulemaking regarding its rules and policies on ownership and operation of multiple local radio stations and set specific deadlines to expedite the resolution of pending applications. The FCC indicated that it was undertaking a comprehensive examination of its local radio ownership rules and policies in order to develop a framework that will be more responsive to current marketplace realities while continuing to address its public interest concern of promoting diversity and competition. Pending a decision on the proposed rule making proceeding, the FCC adopted interim rules to review assignment and transfer of control applications. Under the interim rules, the FCC will continue to examine the potential competitive effects of proposed radio station combinations and will continue to rely on a 50/70 transaction screen to identify applications that may raise competitive concerns. Under this transaction screen, an application that proposes a radio station combination that would provide one station group with 50% or more, or two station groups with 70% or more, of the radio advertising revenue share in the relevant market will be subject to additional FCC scrutiny. The FCC will presume that an application that falls below the screen will not raise competition concerns. Conversely, it plans to invite public comment on applications proposing combinations that fall above the screen and intends to carefully consider the potential competitive impact of such proposals before acting upon them.



        In addition to the limits on the number of radio stations that a single owner may own in a particular geographic market, the FCC also has cross-ownership rules that limit or prohibit radio station ownership by the owner of television stations or a newspaper in the same market. The radio/television cross-ownership rule permits a single owner to own up to two television stations, consistent with the FCC's rules on common ownership of television stations, and one radio station in all markets. In addition, an owner can own additional radio stations, subject to local ownership limits for the market, as follows:


        - in markets where 20 media voices will remain, an owner may own an additional five radio stations, or, if the owner only has one television station, an additional six radio stations; and

        - in markets where ten media voices will remain, an owner may own an additional three radio stations.

        A "media voice" includes each independently-owned, full power television and radio station and each newspaper, plus one voice for all cable television systems operating in the market. The FCC's broadcast/newspaper cross-ownership rule prohibits the same owner from owning a broadcast station and a daily newspaper in the same geographic market.


        The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations directly or indirectly controlling broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock are generally attributable. In addition, certain passive investors are attributable if they hold 20% or more of the corporation's voting stock. The FCC temporarily revoked the single majority shareholder exemption, which provided that the interest of minority shareholders in a corporation were not attributable if a single entity or individual held 50% or more of that corporation's voting stock. However, the FCC grandfathered as non-attributable those minority stock interests that were held as of the date of the revocation of the exception. On December 3, 2001, the FCC reinstated the single majority shareholder exemption for all transactions after that date.

        The FCC has adopted a rule, known as the equity-debt-plus rule, that causes certain creditors or investors to be attributable owners of a station, regardless of whether there is a single majority shareholder. Under this rule, a major programming supplier or a same-market owner will be an attributable owner of a station if the supplier or owner holds debt or equity, or both, in the station that is greater than 33% of the value of the station's total debt plus equity. A major programming supplier includes any programming supplier that provides more than 15% of the station's weekly programming hours. A same-market owner includes any attributable owner of a media company, including broadcast stations, cable television, and newspapers, located in the same market as the station, but only if the owner is attributable under an FCC attribution rule other than the equity-debt-plus rule. The attribution rules limit the number of radio stations we may acquire or own in any market and may also limit the ability of certain potential buyers of stations owned by us from being able to purchase some or all of the stations that they might otherwise wish to purchase from us.


ALIEN OWNERSHIP RULES

        The Communications Act prohibits the issuance or holding of broadcast licenses by aliens, including any corporation if more than 20% of its capital stock is owned or voted by aliens. In addition, the FCC may prohibit any corporation from holding a broadcast license if the corporation is directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned of record or voted by aliens, if the FCC finds that the prohibition is in the public interest. These restrictions apply in similar fashion to other forms of businesses and organizations, including partnerships and limited liability companies. Our charter provides that our capital stock is subject to redemption by us by action of the Board of Directors to the extent necessary to prevent the loss of any license held by us, including any FCC license.

TIME BROKERAGE


        Over the years, a number of radio stations have entered into what have commonly been referred to as time brokerage agreements or local marketing agreements. While these agreements may take varying forms, under a typical time brokerage agreement, separately owned and licensed radio stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with the FCC's rules and policies. Under these arrangements, separately-owned stations could agree to function cooperatively in programming, advertising sales and similar matters, subject to the requirement that the licensee of each station maintain independent control over the programming and operations of its own station. One typical type of time brokerage agreement is a programming agreement between two separately-owned radio stations serving a common service area, whereby the licensee of one station provides substantial portions of the broadcast programming for airing on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during those program segments.



        The FCC's rules provide that a radio station that brokers more than 15% of its weekly broadcast time on another station serving the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's multiple ownership rules. As a result, in a market where we own a radio station, we would not be permitted to enter into a time brokerage agreement with another local radio station in the same market that we could not own under the local ownership rules, unless our programming on the brokered station constituted 15.0% or less of the other local station's programming time on a weekly basis. FCC rules also prohibit a radio station from duplicating more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) through a time brokerage agreement where the brokered and brokering stations that it owns or programs serve substantially the same area.


PROGRAMMING AND OPERATION

        The Communications Act requires broadcasters to serve the public interest. Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, although listener complaints may be filed and considered at any time and must be maintained in the station's public file.

        Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, the advertisement of casinos and lotteries, sponsorship identification and technical operations, including limits on radio frequency radiation.


        The FCC has adopted rules prohibiting employment discrimination by broadcast stations on the basis of race, religion, color, national origin, and gender; and requiring broadcasters to implement programs to promote equal employment opportunities ("EEO") at their stations. The rules generally require broadcast stations to disseminate information about job openings widely so that all qualified applicants, including minorities and women, have an adequate opportunity to compete for the job. Broadcasters may fulfill this requirement by sending the station's job vacancy information to organizations that request it, participating in community outreach programs or designing an alternative recruitment program. These rules were suspended at the beginning of 2001 in response to a January 16, 2001 decision of the Court of Appeals for the District of Columbia that vacated the rules. On December 13, 2001, the FCC sought comments on new proposed EEO rules. The proposed rules require broadcasters to widely disseminate information about job openings to all segments of the community to ensure that all qualified applicants have sufficient opportunity to apply for the job. The proposed rules require sending job vacancy announcements to recruitment organizations and selecting from a menu of non-vacancy specific outreach approaches such as job fairs, internship programs, and interaction with educational and community groups. Also, the proposed rules would require that
(i) broadcasters file an annual EEO report with the FCC detailing their outreach efforts, (ii) broadcasters with ten or more full-time employees must file a statement with the FCC certifying compliance with the EEO rules in the fourth year of the license term, and (iii) broadcasters file employment information with the FCC annually for statistical purposes. Until the FCC has issued final rules, the impact of the pending EEO rules are unclear.



        The FCC has issued a decision holding that a broadcast station may not deny a candidate for federal political office a request for broadcast advertising time solely on the grounds that the amount of time requested is not the standard length of time which the station offers to its commercial advertisers. This decision is currently being reconsidered by the FCC. The effect that this FCC decision will have on our programming and commercial advertising is uncertain at this time.


        Periodically, we may be required to obtain special temporary authority from the FCC to operate the one or more of the stations in a manner different from the licensed parameters so that we can complete scheduled construction or maintenance or so that we may repair damaged or broken equipment without interrupting service.

PROPOSED AND RECENT CHANGES

        Congress and the FCC may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of our radio stations, result in the loss of audience share and advertising revenue for our radio stations, and affect our ability to acquire additional radio stations or finance such acquisitions. Such matters include:

        - proposals to impose spectrum use or other fees on FCC licensees;

        - technical and frequency allocation matters;

        - proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages;

        - changes in the FCC's attribution and multiple ownership policies, including narrowing the definition of the local market for multiple ownership purposes;

        - changes to broadcast technical requirements;


        - streaming fees for radio; and


        - proposals to limit the tax deductibility of advertising expenses by advertisers.


        The FCC currently is considering standards for evaluating, authorizing, and implementing terrestrial digital audio broadcasting technology, including In-Band On-Channel(TM) technology, for radio stations. Digital audio broadcasting's advantages over traditional analog broadcasting technology include improved sound quality and the ability to offer a greater variety of auxiliary services. In-Band On-Channel(TM) technology would permit a radio station to transmit radio programming in both analog and digital formats, or in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what regulations the FCC will adopt regarding digital audio broadcasting or In-Band On-Channel(TM) technology and what effect such regulations would have on our business or the operations of our radio stations.



        On January 20, 2000, the FCC voted to adopt rules creating a new low power FM radio service. The new low power stations will operate at a maximum power of between ten and 100 watts in the existing FM commercial and non-commercial band. Low power stations may be used by governmental and non-profit organizations to provide noncommercial educational programming or public safety and transportation radio services. No existing broadcaster or other media entity, including Regent, will be permitted to have an ownership interest or enter into any program or operating agreement with any low power FM station. During the first two years of the new service, applicants must be based in the area that they propose to serve. Applicants will not be permitted to own more than one station nationwide during the initial two-year period. After the initial two-year period, entities will be allowed to own up to five stations nationwide, and after three years, the limit will be raised to ten stations nationwide. A single person or entity may not own two low power stations whose transmitters are less than seven miles from each other. The authorizations for the new stations will not be transferable. In April 2001, the FCC adopted a third channel interference protection standard, and prohibited any applicant from obtaining a low power FM station who has previously operated a station without a license. The FCC has accepted applications for new, low power FM stations and issued permits and some licenses.


        At this time it is difficult to assess the competitive impact of these new stations. Although the new low power stations must comply with certain technical requirements aimed at protecting existing FM radio stations from interference, we cannot be certain of the level of interference that low power stations will cause after they begin operating. Moreover, if low power FM stations are licensed in the markets in which we operate, the low power stations may compete for listeners and advertisers. The low power stations may also limit our ability to obtain new licenses or to modify our existing facilities, or cause interference to areas of existing service that are not protected by the FCC's rules, any of which may have a material adverse affect on our business.


        Finally, the FCC has adopted procedures for the auction of broadcast spectrum in circumstances where two or more parties have filed for new or major change applications that are mutually exclusive. Such procedures may limit our efforts to modify or expand the broadcast signals of our stations.


        We cannot predict what other matters might be considered in the future by the FCC or Congress, nor can we judge in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

FEDERAL ANTITRUST CONSIDERATIONS

        The Federal Trade Commission and the United States Department of Justice, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

        For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, require the parties to file Notification and Report Forms with the Federal Trade Commission and the Department of Justice and to observe specified waiting period requirements before consummating the acquisition. During the initial 30-day period after the filing, the agencies decide which of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then, at the conclusion of the initial 30-day period, it will issue a formal request for additional information. The issuance of a formal request extends the waiting period until the 20th calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, the waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a formal request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. These discussions and negotiations can be time consuming, and the parties may agree to delay completion of the acquisition during their pendency.

        At any time before or after the completion of a proposed acquisition, the Federal Trade Commission or the Department of Justice could take such action under the antitrust laws as it considers necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business or other assets acquired. Acquisitions that are not required to be reported under the Hart-Scott-Rodino Act may be investigated by the Federal Trade Commission or the Department of Justice under the antitrust laws before or after completion. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

        As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that commencement of operations under time brokerage agreements, local marketing agreements, joint sales agreements and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the Hart-Scott-Rodino Act could violate the Hart-Scott-Rodino Act. In connection with acquisitions subject to the waiting period under the Hart-Scott-Rodino Act, so long as the Department of Justice policy on the issue remains unchanged, we would not expect to commence operation of any affected station to be acquired under time brokerage agreement, local marketing agreement or similar agreement until the waiting period has expired or been terminated.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        Our senior management team, as a group, has over 90 years of experience in the radio broadcasting industry and has negotiated the acquisition of 150 radio stations, including, since 1998, the 61 stations currently owned or to be acquired by us upon consummation of our pending acquisitions.

        The following table sets forth the names, ages and positions of our directors and executive officers:

NAME                                        AGE                    POSITION
----                                        ---                    --------
Terry S. Jacobs...........................  59    Chairman of the Board, Chief Executive
                                                  Officer, Treasurer and Director
William L. Stakelin.......................  59    President, Chief Operating Officer,
                                                  Secretary and Director
Fred L. Murr..............................  54    Senior Vice President, Operations
Anthony A. Vasconcellos...................  37    Senior Vice President and Chief Financial
                                                  Officer
Joel M. Fairman...........................  73    Director
William H. Ingram.........................  62    Director
R. Glen Mayfield..........................  60    Director
Richard H. Patterson......................  43    Director
John H. Wyant.............................  55    Director
Kenneth J. Hanau..........................  36    Director
William P. Sutter, Jr.....................  44    Director

        Terry S. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately-held radio broadcast company which he co-founded in 1993 under the name "Regent Communications, Inc." ("Regent I") and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was chairman and chief executive officer of Jacor Communications, Inc., a radio broadcast company which he founded in 1979 and which, during his tenure, grew to become the then ninth largest radio company in the U.S. in terms of revenue. Mr. Jacobs currently serves as a director of National Grange Mutual Insurance Company and of Capital Title Group, Inc.

        William L. Stakelin has been President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of Regent I from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately-held radio broadcast company which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Associated Press and the Radio Advertising Bureau.

        Fred L. Murr has been employed by Regent as Senior Vice President, Operations since August 1997. Mr. Murr entered broadcasting in 1972 as a sales representative for radio station WINN in Louisville, Kentucky, which at that time was owned by Bluegrass Broadcasting Co., a company operated by Mr. Stakelin. Mr. Murr joined Apollo Radio Ltd. when that company was formed by Mr. Stakelin in 1988, serving in the capacity as vice president/general manager of KUDL/KMXV in Kansas City, Missouri. In October 1995, he joined Regent I upon the sale of Apollo to that company and became vice president/general manager of a five-station group in Las Vegas, where he served until Regent I was acquired by Jacor Communications, Inc. in February 1997.

        Anthony A. Vasconcellos, a certified public accountant, joined Regent in September 1998 as Vice President and Chief Financial Officer and became Senior Vice President in December 2000. Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand from July 1987 to September

1991. In October 1991, he joined LensCrafters, Inc., an optical company which by 1998 had 800 retail stores. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters' Canadian subsidiary, and from 1994 to 1998, he served as a senior financial and accounting manager for LensCrafters. Mr. Vasconcellos is currently a member of the Board of Directors of the Broadcast Cable Financial Management Association, an organization which is comprised of and represents financial professionals in the industry.

        Joel M. Fairman has been a director of Regent since the Company's merger with Faircom Inc. in June 1998, and held the title of Vice Chairman of the Board of Directors of Regent from June 1998 through June 2001. Mr. Fairman founded and organized Faircom Inc. in April 1984 and was its chairman of the board, chief executive officer and treasurer from its inception to the date of the merger with Regent. Prior to 1984, he was an investment banking executive and a practicing attorney focusing on corporate transactions. Since March 2001, Mr. Faircom has been the chairman of North Shore Strategies, Inc., a private corporation engaged in consulting in media and related business activities.

        William H. Ingram has been a member of the Board of Directors of Regent since June 1998. Mr. Ingram has served as chairman of the board of directors of Waller-Sutton Management Group, Inc. since its formation in early 1997. Waller-Sutton Management Group, Inc. manages Waller-Sutton Media Partners, L.P., an investment partnership focused on the media, communications, and entertainment industries. Mr. Ingram is also a Manager of Waller-Sutton 2000, L.L.C., which serves as the general partner, and manages the affairs, of Waller-Sutton 2000 L.P., an investment partnership focused on media, telecommunications and related industries. Mr. Ingram has also served since 1973 as president and chief executive officer of Sutton Capital Associates, Inc., an investment management firm co-founded by him, specializing in cable television, wireless telephony and related industries. He is also a director of Access Television Network, Inc.

        R. Glen Mayfield has served as a director of Regent since May 1997. From 1978 to 1997, he served as president of Mayfield & Robinson, Inc., a management and financial consulting firm in Cincinnati, Ohio, and from 1997 to the present, he has served as chairman of Mayfield & Robinson, Inc. Since August 1994, Mr. Mayfield has served as vice president and a director of Mayson, Inc., a corporation 50% owned by him, which serves as the general partner of River Cities Management Limited Partnership, the general partner of River Cities Capital Fund Limited Partnership, a stockholder of Regent.

        Richard H. Patterson has been a director of Regent since June 1998. Mr. Patterson has served as a vice president of Waller-Sutton Management Group since its formation in early 1997. Since April 2000 he has served as a managing member of Spire Capital Partners, L.P., a private equity fund specializing in media and communications. From 1986 through January 1999, Mr. Patterson was a partner of Waller Capital Corporation, a privately-owned cable television brokerage firm. He also serves as a director of KMC Telecom, Inc. and a number of other privately-held companies.

        John H. Wyant has been a member of the Board of Directors of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $600 million of committed capital for investment in privately-held high growth companies. Mr. Wyant is also a director of USinternetworking, Inc. and a number of privately-held companies.

        Kenneth J. Hanau has served as a director of Regent since August 1999. He began with Weiss, Peck & Greer, L.L.C., an investment management firm, as an associate in August 1994, served as a vice president from January 1996 through December 1999, became a principal on January 1, 2000. Mr. Hanau is also a principal of WPG Private Equity Partners, II, L.L.C. During portions of 1992 and 1994, he worked for Morgan Stanley & Co. in its mergers and acquisitions department. Mr. Hanau is a certified public accountant and began his career with Coopers & Lybrand. He also serves as a director of Lionheart Newspapers, Inc., Richelieu Foods, Inc., Shelter Distribution, Inc. and Village Voice Media, Inc.

        William P. Sutter, Jr. has served as a director of Regent since December 1999. He is currently an Adjunct Professor of Finance of Northwestern's Kellogg Graduate School of Management and serves as an advisor to three private equity funds. From 1984 to 2001, he served as a vice president of Mesirow Financial

Services, Inc., a Chicago-based financial services firm and the general partner of Mesirow Capital Partners VII, a stockholder of Regent.

BOARD COMPOSITION

        The number of members of our Board of Directors has been designated by the Board to be nine in accordance with our bylaws. The holders of approximately 31% of the outstanding voting power of the Company are parties to a certain Third Amended and Restated Stockholders' Agreement dated as of December 13, 1999, pursuant to which they have agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time by particular stockholders who are parties to the agreement) to the Board of Directors of the Company. Currently, the individuals so identified are Terry
S. Jacobs, William L. Stakelin, William H. Ingram, Richard H. Patterson, Kenneth
J. Hanau, William P. Sutter, Jr. and John H. Wyant. Accordingly, the voting agreements contained in the Stockholders' Agreement will likely assure their election.

        This Stockholders' Agreement provides that certain corporate matters, such as amendments to our charter or by-laws, mergers, acquisitions and sales of assets out of the ordinary course of business, issuance of equity or debt securities, the incurrence or assumption of various form of indebtedness, and any change of control require the approval of a committee of non-management directors for action.

        Each of our directors holds office until the next annual meeting of stockholders and until his successor has been elected and qualified. Officers are elected by the Board of Directors and serve at its discretion.

EMPLOYMENT AGREEMENTS

        The Company has employment agreements with Terry S. Jacobs and William
L. Stakelin, under which Mr. Jacobs is employed as Chairman and Chief Executive Officer of Regent and Mr. Stakelin is employed as President and Chief Operating Officer of Regent. Each agreement has an initial term commencing March 1, 2001 and ending February 29, 2004. Thereafter, the agreements will extend for additional three-year periods unless either party gives 60 days notice of its intent to terminate. Messrs. Jacobs and Stakelin each may terminate their agreements for any reason upon 90 days notice. The Company may terminate the agreements at any time. Messrs. Jacobs and Stakelin are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent, and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 29, 2002, the number and percentage of the Company's common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company's securities, (ii) the Company's directors, (iii) the Company's four most highly-paid executive officers and (iv) all executive officers and directors of the Company, as a group.

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(a)                        OWNERSHIP(a)      CLASS(A)
---------------------------------------                       --------------    -----------
Blue Chip Venture Company, Ltd..............................     3,246,356(b)       9.01%
Waller-Sutton Media Partners, L.P...........................     3,141,554(c)       8.57%
WPG Corporate Development Associates V, L.L.C. and
  affiliated fund...........................................     2,975,452(d)       8.23%
John Hancock Advisers, LLC..................................     2,638,250(e)       7.32%
T. Rowe Price Associates, Inc...............................     2,452,500(f)       6.81%
Palisade Capital Management, LLC............................     2,158,300(g)       5.99%
Mesirow Capital Partners VII................................     1,818,181(h)       5.05%
Dimensional Fund Advisors, Inc..............................     1,808,250(i)       5.02%
Terry S. Jacobs.............................................     1,094,019(j)       2.99%
William L. Stakelin.........................................       749,102(k)       2.05%
Joel M. Fairman.............................................       410,000(l)       1.13%
John H. Wyant...............................................     3,281,356(b)(m)     9.10%
William H. Ingram...........................................     3,276,554(c)(n)     8.92%
Richard H. Patterson........................................     3,166,554(c)(o)     8.63%
Kenneth J. Hanau............................................     2,995,452(d)(p)     8.31%
R. Glen Mayfield............................................        93,236(q)          *
William P. Sutter, Jr.......................................        39,000(r)          *
Fred L. Murr................................................        50,475(s)          *
Anthony A. Vasconcellos.....................................        51,395(t)          *
All executive officers and directors as a group (10
  persons)..................................................    12,065,589(u)      31.38%

---------------

*    Less than 1%.

(a) The Securities and Exchange Commission has defined "beneficial ownership" to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below.

     Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of overall voting power of any other person. In other words, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants. Calculation of percentage ownership is based upon a total of 36,027,323 shares of common stock currently outstanding as of March 29, 2002.

(b) Includes: (A) 2,382,241 shares held by Blue Chip Capital Fund II Limited Partnership ("Blue Chip II"); (B) 300,479 shares held by Miami Valley Venture Fund L.P. ("Miami Valley"); and (C) 563,636 shares held by Blue Chip Capital Fund III Limited Partnership ("Blue Chip III"). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(c) Represents 2,491,554 shares and warrants currently exercisable for 650,000 shares of the Company's common stock held in the name of Waller-Sutton Media Partners, L.P. William H. Ingram and Richard H. Patterson, directors of the Company, are members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P., and are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P. Messrs. Ingram and Patterson have advised the Company that they disclaim beneficial ownership of the securities held by Waller-Sutton Media Partners, L.P. The address of Waller-Sutton Media Partners, L.P. and Mr. Ingram is One Rockefeller Plaza, Suite 330, New York, New York 10020. Mr. Patterson's address is 10 Town Square, Suite 200, Chatham, New Jersey 07928.

(d) Includes: (A) 2,464,162 shares held by WPG Corporate Development Associates V, L.L.C. ("WPG V") and 381,290 shares held by WPG Corporate Development Associates (Overseas) V, L.P. ("WPG Overseas"); and (B) warrants to purchase 112,580 shares held by WPG V and warrants to purchase 17,420 shares held by WPG Overseas. WPG V and WPG Overseas are private equity funds sponsored by Weiss, Peck & Greer LLC. WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. are the sole general partners of WPG (Overseas). WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. have indicated that they share voting and dispositive power over the indicated shares held by WPG (Overseas). Kenneth J. Hanau, a director of the Company, is a beneficial owner of both WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. WPGPE Fund Advisor II, L.L.C. is the Fund Investment Advisor Member of WPG V. WPGPE Fund Advisor II, L.L.C. has indicated that it exercises sole voting and dispositive power over the indicated shares held by WPG V. Mr. Hanau is a member and beneficial owner of WPGPE Fund Advisor II, L.L.C. Mr. Hanau exercises shared voting and investment powers with respect to the securities beneficially owned by WPG V and WPG (Overseas), but disclaims beneficial ownership of those securities except to the extent of his pecuniary interest in such funds. The address of these entities and Mr. Hanau is One New York Plaza, New York, New York 10004.

(e) The address of John Hancock Advisers, Inc. is 101 Huntington Avenue, Boston, Massachusetts 02199. This information is based on a Schedule 13G filed February 11, 2002 by John Hancock Advisors with the SEC.

(f) The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on a Schedule 13G filed February 22, 2002 by T. Rowe Price with the SEC and includes 1,900,000 shares owned by T. Rowe Price New Horizons Fund, Inc.

(g) The address of Palisade Capital Management, LLC is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024. This information is based on a Schedule 13G filed February 1, 2002 by Palisade with the SEC.

(h) The address of Mesirow Capital Partners VII is 350 N. Clark, Chicago, Illinois 60610. This information is based on a Schedule 13G filed February 14, 2001 by Mesirow with the SEC. On April 4, 2002, Mesirow informed us that it now owns 1,255,881 shares (3.49%) of our total shares outstanding.

(i) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors is an investment advisor that furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisors possesses voting and/or investment power over 1,808,250 shares of the Company's common stock, but discloses beneficial ownership of such securities. This information is based on a
     Schedule 13G filed February 12, 2002 by Dimensional with the SEC.

(j) Represents (A) 485,686 shares held by Mr. Jacobs individually (including shares held for his account in the Company's 401(k) plan); (B) 4,000 shares held by JFP Holdings, Ltd. ("JFP Holdings"); and (C) options exercisable within 60 days for up to 604,333 shares of the Company's common stock. Mr. Jacobs, a member of JFP Holdings, exercises shared voting and investment powers with respect to the securities beneficially owned by JFP Holdings, but disclaims beneficial ownership of those securities.

(k) Represents (A) 148,769 shares held by Mr. Stakelin individually (including shares held for his account in the Company's 401(k) plan); (B) 500 shares owned by Mr. Stakelin's minor son and 500 shares owned by Mr. Stakelin's minor daughter; and (C) options exercisable within 60 days for up to 599,333 shares of the Company's common stock.

(l) Represents 214,805 shares held by Mr. Fairman and options exercisable within 60 days for up to 195,195 shares of the Company's common stock Mr. Fairman will receive upon exercise of such options.

(m) Includes 10,000 shares held by John H. Wyant individually and options exercisable within 60 days for up to 25,000 shares of the Company's common stock. See also Note (b) above.

(n) Includes: (A) 100,000 shares and warrants currently exercisable for 10,000 shares of the Company's common stock held by Mr. Ingram, a director of the Company, and (B) options exercisable within 60 days for up to 25,000 shares of the Company's common stock. See also Note (c) above.

(o) Includes options exercisable within 60 days for up to 25,000 shares of the Company's common stock. Mr. Patterson has a pecuniary interest in WPG Corporate Development Associates V, L.L.C. See Notes (c) and (d) above.

(p) Includes options exercisable within 60 days for up to 20,000 shares of the Company's common shares. See Note (d) above.

(q) Includes: (A) 37,230 shares held by River Cities Capital Fund Limited Partnership; (B) 20,189 shares held by a trust of which Mr. Mayfield is the trustee and sole beneficiary; (C) 664 shares held by Mayson, Inc.; (D) 5,153 shares held by River Cities Management Limited Partnership, as Escrow Agent for the benefit of Mr. Mayfield, and (E) options exercisable within 60 days for up to 30,000 shares of the Company's common stock. Mr. Mayfield, a director of the Company, is the vice president, a director and a 50% stockholder of Mayson, Inc., the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Capital Fund Limited Partnership. Mr. Mayfield exercises shared voting and investment powers over the securities held by River Cities Capital Fund Limited Partnership, but disclaims beneficial ownership of such securities.

(r) Includes: (A) 17,000 shares held by William P. Sutter, Jr. individually and 2,000 shares held by Mr. Sutter's two minor children, and (B) options exercisable within 60 days for up to 20,000 of the Company's common stock.

(s) Represents: (A) 5,475 shares held by Mr. Murr (including shares held for his account in the Company's 401(k) plan); and (B) options exercisable within 60 days for up to 45,000 shares of the Company's common stock.

(t) Represents: (A) 6,395 shares held by Mr. Vasconcellos (including shares held for his account in the Company's 401(k) plan); and (B) options exercisable within 60 days for up to 45,000 shares of the Company's common stock.

(u)  See Notes (b), (c), (d), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s)
     and (t) above.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


        Our authorized capital stock consists of 140,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share, and 40,000,000 shares of preferred stock, par value $.01 per share. We currently have issued and outstanding 36,027,323 shares of common stock and no shares of preferred stock. We also currently have 3,101,295 shares of Regent common stock reserved for issuance under our various stock plans and 790,000 shares reserved for issuance under our outstanding warrants (subject to adjustment).



        Immediately following this offering there will be 44,277,323 shares of common stock, or 45,514,823 shares if the underwriters exercise their over-allotment option in full, and no shares of preferred stock outstanding.


        We hold, directly or indirectly, licenses from the FCC to conduct our business and these licenses are conditioned upon some or all of the holders of our capital stock possessing prescribed qualifications. Our charter allows us to redeem our capital stock to the extent necessary to prevent the loss of, or to reinstate any of these licenses. Such redemption would be for cash, property or rights, including other securities issued by us, at such time or times as our Board of Directors should determine upon notice, and would follow the same procedures as are applicable to redemption of our preferred stock. The redemption price would be equal to the greater of the amount of its liquidation preference or its fair market value.

COMMON STOCK

        Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

        The holders of our common stock are entitled to receive, pro rata, dividends as may be declared by our Board of Directors out of funds legally available for the payment of dividends.

        There are no preemptive rights to subscribe for any additional securities that we may issue. Other than as described above, there are no redemption provisions or sinking fund provisions applicable to our common stock, nor is our common stock subject to calls or assessments by us.

        In the event of any liquidation, dissolution or winding up of our affairs, holders of our common stock will be entitled to share ratably in our assets remaining after payment or provision for payment of all of our debts and obligations and liquidation payments to holders of any outstanding shares of presently undesignated preferred stock that has a liquidation preference.

PREFERRED STOCK

        We have in the past designated shares of our preferred stock in several different series, none of which are currently outstanding. Of these shares, 6,768,772 remain designated in several of those series. Our Board of Directors has the authority, subject to the limitations prescribed by law and the provisions of our charter, to provide for the issuance of up to 33,231,228 shares of currently undesignated preferred stock in series, to establish from time to time the number of our shares to be included in each of these series, and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof. Among the specific matters that may be determined by the Board of Directors are the number of shares constituting each series and the distinctive designation thereof; the dividend rate, whether dividends will be cumulative, and the relative rights of priority, if any, on the payment of dividends; whether the series will have voting rights in addition to the voting rights provided by law, and, if so, the terms of those voting rights; whether the series will have conversion privileges, and if so, the terms of the conversion, including provision for adjustment of the conversion rate; redemption rights and the terms thereof; whether the series will have a sinking fund and if so, the terms and amount of the sinking fund; and the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of these series. Any undesignated preferred stock issued by us may:

        - rank prior to the common stock as to dividend rights, liquidation preference or both;

        - have full or limited voting rights; and

        - be convertible into shares of common stock.

        The issuance of undesignated preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of our outstanding common stock.

CERTAIN ANTI-TAKEOVER EFFECTS

 Bylaws

        The provisions of our bylaws summarized in the following paragraphs may be deemed to have anti-takeover effects. These provisions may have the effect of discouraging a future takeover attempt that is not approved by the Board of Directors, but that individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

 Number of Directors and Filling Vacancies

        Our bylaws provide that the number of directors shall be fixed from time to time by the vote of a majority of the Board of Directors. Our bylaws further allow a majority of the incumbent directors to add additional directors without approval of stockholders until the next annual meeting of stockholders at which directors are elected.

 Meetings of Stockholders

        Our bylaws provide that a special meeting of stockholders may be called only by the Chairman, President, or the Board of Directors or at the request of stockholders holding 20% or more of the outstanding voting stock, unless otherwise required by law. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

DELAWARE GENERAL CORPORATION LAW

        The following provisions of Title 8 of the Delaware General Corporation Law may delay or make more difficult acquisitions or changes of control of us and may make it more difficult to accomplish transactions that stockholders may otherwise believe to be in their best interests. These provisions may also have the effect of preventing changes in our management. Our charter and bylaws do not exclude us from these provisions.

 Certain Business Combinations

        In general, section 203 of Title 8 of the Delaware General Corporation Law restricts the ability of a Delaware corporation whose stock is traded publicly or that has more than 2,000 stockholders to engage in any combination with an interested stockholder for three years following the date of the transaction in which the stockholder became an interested stockholder, unless:
(1) the combination or triggering purchase of shares is approved by the board of directors prior to the date of the triggering purchase; (2) the combination or triggering purchase of shares is approved by the board of directors and two-thirds of the disinterested voting shares at or after the date of the triggering purchase; or (3) the triggering purchase of shares results in the interested stockholder owning at least 85% of the outstanding voting stock (exclusive of shares owned by directors, officers or certain employee stock plans). "Interested stockholder" means any person, other than the corporation and its subsidiaries, who is:

        - the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting shares; or

        - an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 15% or more of the then outstanding voting shares of the corporation.

        The provisions described do not apply to corporations that so elect in a charter amendment approved by a majority of the shares entitled to vote. Such a charter amendment, however, would not become effective for 12 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our charter does not exclude us from the restrictions imposed by these provisions. The provisions also excuse transactions in which one who does not otherwise qualify as an interested shareholder for three years prior to the business combination, inadvertently becomes an interested shareholder so long as sufficient ownership is divested as soon as practicable.

LIMITATIONS ON LIABILITIES AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Limitations on Liabilities

        As permitted by the General Corporation Law of Delaware, our charter contains a provision eliminating liability of directors to us and our stockholders for damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director for:

        - acts or omissions which constitute a breach of the duty of loyalty;

        - acts or omissions which involve intentional misconduct, bad faith or a knowing violation of law;

        - unlawful distributions in violation of Section 174 of the Delaware General Corporation Law; or

        - transactions from which the director derived an improper personal benefit.

        This provision offers persons who serve on the Board of Directors protection against awards of monetary damages resulting from breaches of their fiduciary duty, except as indicated above. As a result of this provision, our ability or that of one of our stockholders to successfully prosecute an action against a director for a breach of his fiduciary duty is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his fiduciary duty. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

 Indemnification

        Our charter and bylaws provide for mandatory indemnification rights to the maximum extent permitted by applicable law, subject to limited exceptions, to any of our directors or officers who, by reason of the fact that he or she is a director or officer is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by a director or officer in advance of the final disposition of the proceeding in accordance with the applicable provisions of Chapter 145 of the Delaware General Corporation Law. We also maintain directors' and officers' liability insurance.

TRANSFER AGENT AND REGISTRAR

        Fifth Third Bank, Cincinnati, Ohio is the transfer agent and registrar for our common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


        After this offering, 44,277,323 shares of common stock will be outstanding, or 45,514,823 shares if the underwriters exercise their over-allotment option in full. Of these shares, the 8,250,000 shares sold in this offering, or 9,487,500 shares if the underwriters exercise their over-allotment option in full, will be freely tradable without restriction under the Securities Act except for any shares purchased by one of our "affiliates" as defined in Rule 144 under the Securities Act. A total of approximately 12,972,646 shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act or subject to lock-up arrangements.


        The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Terry S. Jacobs, William L. Stakelin, Waller-Sutton Media Partners, L.P., William H. Ingram, WPG Corporate Development Associates V, L.L.C., Mesirow Capital Partners VII, Blue Chip Capital Fund II Limited Partnership, River Cities Capital Fund Limited Partnership, and certain affiliates of such entities. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. or other parties to the registration rights agreement who, in the aggregate, hold at least 10% of the Company's outstanding common stock, Regent is required to register under the Securities Act of 1933 the shares of the Company's common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent's equity securities. Each party to this agreement has elected not to participate in this offering.


        The 786,141 shares issued in connection with the Peoria acquisition, the 208,905 shares to be issued in the Flint acquisition anticipated to close in 2003 and the 215,828 shares issued in connection with the Lafayette acquisition will be available for resale into the public market one year after the completion of those transactions. We are a party, however, to registration rights agreement dated as of August 28, 2001, with Bayard H. Walters, covering the shares issued in the Peoria acquisition and with each of ComCorp of Lafayette, Inc. and Abbeville Broadcasting Service, Inc., both dated as of January 7, 2002, covering the shares issued in the Lafayette acquisition. Under those agreements, holders of the issued shares have the right to join in certain registrations of our equity securities. Each of Mr. Walters, ComCorp of Lafayette, Inc, and Abbeville Broadcasting Service, Inc. has elected not to participate in this offering.


        In connection with the Grand Rapids acquisition, we issued 174,917 shares of our Common Stock to Connoisseur Communications of Flint, L.P. and, pursuant to an obligation to do so, filed a registration statement with the SEC for the resale of those shares by the holders thereof. This registration statement is currently effective. In November, 2001 we entered into stock purchase agreements with several parties, which stock purchase agreements required us to register those shares for resale by the holders thereof. We filed our registration statement with the SEC for the resale of those shares by the holders thereof. This registration statement is also currently effective.

        The restricted securities generally may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

        We, our executive officers and directors and their affiliates who own stock in Regent will enter into lock-up agreements under which we and they will agree not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 90 days from the date of this prospectus without the prior written consent of Robertson Stephens, on behalf of the underwriters. Robertson Stephens may, at any time and without notice, waive any of the terms of these lock-up agreements specified in the underwriting agreement.

        As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them, or are perceived by the market as intending to sell them.

        In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

        - 1% of the then-outstanding shares of common stock; and

        - the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of the sale on Form 144 is filed with the Securities and Exchange Commission.

        Sales under Rule 144 are also subject to provisions relating to notice and manner of sale and the availability of current public information about us.

        In addition, a person (or persons whose shares are aggregated) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. Therefore, unless otherwise restricted, Rule 144(k) eligible shares may be sold immediately upon the completion of this offering. The foregoing summary of Rule 144 is not intended to be a complete description.

                                  UNDERWRITING


        The underwriters named below, acting through their representatives, Robertson Stephens, Inc., Morgan Stanley & Co. Incorporated, UBS Warburg LLC, CIBC World Markets Corp. and Sanders Morris Harris, have severally agreed with us, subject to the terms and conditions of the underwriting agreement, to purchase from us the number of shares of common stock set forth below opposite their respective names. The underwriters are committed to purchase and pay for all shares if any are purchased.


                                                                NUMBER
UNDERWRITER                                                    OF SHARES
-----------                                                    ---------
Robertson Stephens, Inc.....................................
Morgan Stanley & Co. Incorporated...........................
UBS Warburg LLC.............................................
CIBC World Markets Corp.....................................
Sanders Morris Harris.......................................
                                                               ---------
  Total.....................................................   8,250,000
                                                               =========


        The representatives have advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price
less a concession of not in excess of $     per share, of which $          may
be reallowed to other dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds we are to receive as set forth on the cover page of this prospectus. The common stock is offered by the underwriters as stated in this prospectus, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.


        Over-Allotment Option. We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus, to purchase up to 1,237,500 additional shares of common stock at the same price per share we will receive for the shares that the underwriters have agreed to purchase. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment, subject to limited conditions, to purchase approximately the same percentage of these additional shares that the number of shares of common stock to be purchased by it shown in the above table bears to the total number of shares offered by this prospectus. If purchased, the additional shares will be sold by the underwriters on the same terms as those on which the other shares are being sold. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the shares of common stock in this offering.


        The following table sets forth the compensation that we are to pay to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.



                                                                                   TOTAL
                                                                      -------------------------------
                                                                         WITHOUT            WITH
                                                          PER SHARE   OVER-ALLOTMENT   OVER-ALLOTMENT
                                                          ---------   --------------   --------------
Underwriting Discounts and Commissions
  Payable by Regent Communications......................    $           $                $


        Expenses.  We estimate the expenses of this offering, other than the
compensation to the underwriters, will be approximately $       , and are
payable entirely by us. Expenses include the Securities and Exchange Commission filing fee, the NASD filing fee, Nasdaq National Market listing fees, printing expenses, legal and accounting fees, transfer agent and registrar fees and other miscellaneous fees and expenses.


        Indemnity. The underwriting agreement contains covenants of indemnity among the underwriters and us against civil liabilities, including under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.

        Lock-Up Agreements. Each of our executive officers and directors, and their affiliates who own stock in Regent will agree, subject to limited exceptions, not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into, exercisable for or exchangeable for shares of common stock owned by the holder as of the date of this prospectus or acquired directly from us or with respect to which these holders have or may acquire the power of disposition, without the prior written consent of Robertson Stephens, Inc. This restriction terminates 90 days after the date of this prospectus. However, Robertson Stephens, Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the representatives and any of our stockholders who have executed a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period for a period of 90 days from the date of this prospectus.

        In addition, we have agreed that, for a period of 90 days from the date of this prospectus, we will not, without the prior written consent of Robertson Stephens, Inc.: (a) consent to the disposition of any shares held by stockholders before the expiration of the 90 day lockup period or (b) offer, sell, contract to sell, or otherwise dispose of any shares of common stock, any options or warrants to purchase any shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock other than our sale of shares in this offering, the issuance of our common stock in connection with our acquisition of WZRZ-FM in Flint, Michigan and upon the exercise of options or warrants outstanding on the date of this prospectus and the grant of options to purchase shares of common stock under existing employee stock option or stock purchase plans.

        Listing. The common stock is quoted on the Nasdaq National Market under the symbol "RGCI."

        Syndicated Short Sales. The representatives have advised us that, on behalf of the underwriters, they may make short sales of our common stock in connection with this offering, resulting in the sale by the underwriters of a greater number of shares than they are required to purchase pursuant to the underwriting agreement. The short position resulting from those short sales will be deemed a "covered" short position to the extent that it does not exceed the 1,237,500 shares subject to the underwriters' over-allotment option and will be deemed a "naked" short position to the extent that it exceeds that number. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the common stock in the open market that could adversely affect investors who purchased shares in the offering. The underwriters may reduce or close out their covered short position either by exercising the over-allotment option or by purchasing shares in the open market. In determining which of these alternatives to pursue, the underwriters will consider the price at which shares are available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Any naked short position will be closed out by purchasing shares in the open market. Similar to the other stabilizing transactions described below, open market purchases made by the underwriters to cover all or a portion of their short position may have the effect of preventing or retarding a decline in the market price of our common stock following this offering. As a result, our common stock may trade at a price that is higher than the price that otherwise might prevail in the open market.

        Stabilization. The underwriters' representatives have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, certain persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is the bid for or the purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the common stock originally sold by that underwriter or syndicate member is purchased by the representatives in the open market pursuant to a stabilizing bid or to cover all or part of a syndicate short position. The representatives have advised us that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

        Passive Market Making. In connection with this offering and before the commencement of offers or sales of the common stock, certain underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded.

        Other Agreements. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. Fleet National Bank, an affiliate of Robertson Stephens, Inc., is the administrative agent and issuing lender under our credit facility and holds 28% of the commitment under our credit facility. Our credit facility will be substantially repaid on a pro-rata basis, with the proceeds of this offering. Robertson Stephens, Inc., one of the underwriters in this offering, served as placement agent in a private placement of our securities in November 2001. Robertson Stephens, Inc. received customary cash compensation for these services.

                                 LEGAL MATTERS

        The validity of the common stock we are offering under this prospectus will be passed upon for us by Graydon Head & Ritchey LLP, Cincinnati, Ohio and for the underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

        The financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION


        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy reports, proxy statements and other information filed by us at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and 233 Broadway, New York, New York 10279. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information are also available from commercial document retrieval services and at the SEC's website located at http://www.sec.gov.


        We have filed a registration statement to register with the SEC the shares of common stock offered hereby. This document is part of that registration statement and constitutes a prospectus of Regent.

        As allowed by SEC rules, this document does not contain all the information that stockholders can find in our registration statement or the exhibits to our registration statement.

        The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to stockholders by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in the other document.

        This document incorporates by reference the documents set forth below:

        - Our Annual Report on Form 10-K for the year ended December 31, 2001;


        - Our Current Report on Form 8-K dated April 11, 2002;


        - Our Proxy Statement dated April 12, 2002, with respect to information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and transactions) of Regulation S-K promulgated under the Securities Act and the Securities Exchange Act of 1934; and

        - The description of our common stock contained in our registration statement filed under the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Additional documents that we may file with the SEC after the date of the filing of this registration statement and prior to its effectiveness and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act by us until our offering of securities has been completed are also incorporated by reference. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Copies of any of the documents incorporated by reference (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request from Anthony A. Vasconcellos, Chief Financial Officer of Regent Communications, Inc., 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011 (telephone number: (859) 292-0030).

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO MAKE YOUR DETERMINATION ON WHETHER OR NOT TO MAKE AN INVESTMENT IN THE SHARES OF OUR COMMON STOCK OFFERED HEREBY. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED
IN THIS DOCUMENT. THIS DOCUMENT IS DATED APRIL   , 2002. YOU SHOULD NOT ASSUME
THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE DELIVERY OF THIS DOCUMENT NOR THE SALE OF OUR COMMON STOCK WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
Financial Statements:
     Report of Independent Accountants......................    F-2
     Consolidated Statements of Operations for the years
     ended December 31, 2001, 2000 and 1999.................    F-3
     Consolidated Balance Sheets at December 31, 2001 and
     2000...................................................    F-4
     Consolidated Statements of Cash Flows for the years
     ended December 31, 2001, 2000 and 1999.................    F-5
     Consolidated Statements of Changes in Stockholders'
     Equity (Deficit) for the years ended December 31, 2001,
     2000 and 1999..........................................    F-6
     Notes to Consolidated Financial Statements.............    F-7
Financial Statement Schedules:
     For each of the three years in the period ended
     December 31, 2001:
     II -- Valuation and Qualifying Accounts................   F-25

        All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements and notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Regent Communications, Inc.:

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Regent Communications, Inc. and its subsidiaries (the "Company") at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 13, 2002

                          REGENT COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                1999       2000      2001
                                                              --------   --------   -------
Gross broadcast revenues....................................  $ 25,613   $ 48,324   $59,339
  Less agency commissions...................................     1,759      4,217     5,594
                                                              --------   --------   -------
     Net broadcast revenues.................................    23,854     44,107    53,745
Station operating expenses..................................    18,325     30,173    38,530
Depreciation and amortization...............................     3,368      8,602    13,436
Corporate general and administrative expenses...............     2,773      4,501     4,857
                                                              --------   --------   -------
     Operating (loss) income................................      (612)       831    (3,078)
Interest expense............................................    (5,249)    (4,229)   (3,279)
Gain (loss) on exchange/sale of radio stations..............      (602)    17,504     4,444
Other (expense) income, net.................................       163        860      (465)
                                                              --------   --------   -------
  (Loss) income before income taxes and extraordinary
     items..................................................    (6,300)    14,966    (2,378)
Income tax benefit..........................................        --         --       665
                                                              --------   --------   -------
(Loss) income before extraordinary items....................    (6,300)    14,966    (1,713)
Extraordinary loss from debt extinguishment, net of taxes...      (471)    (1,114)       --
                                                              --------   --------   -------
NET (LOSS) INCOME...........................................  $ (6,771)  $ 13,852   $(1,713)
                                                              ========   ========   =======
LOSS APPLICABLE TO COMMON SHARES:
  Net (loss) income.........................................  $ (6,771)  $ 13,852   $(1,713)
  Preferred stock dividend requirements.....................    (5,205)      (629)       --
  Preferred stock accretion.................................   (17,221)   (26,611)       --
                                                              --------   --------   -------
Loss applicable to common shares............................  $(29,197)  $(13,388)  $(1,713)
                                                              ========   ========   =======
BASIC AND DILUTED LOSS PER COMMON SHARE:
  Loss before extraordinary items...........................  $(119.69)  $  (0.39)  $ (0.05)
  Extraordinary items.......................................     (1.96)     (0.03)       --
                                                              --------   --------   -------
     Net loss per common share..............................  $(121.65)  $  (0.42)  $ (0.05)
                                                              ========   ========   =======
Weighted average number of common shares used in basic and
  diluted calculation.......................................       240     31,715    34,218

  The accompanying notes are an integral part of these consolidated financial statements.

                          REGENT COMMUNICATIONS, INC.
                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $    778   $  1,765
  Accounts receivable, net of allowance of $719 and $403 at
     December 31, 2001 and 2000, respectively...............    10,639      9,772
  Other current assets......................................       595        642
                                                              --------   --------
       Total current assets.................................    12,012     12,179
Property and equipment, net.................................    20,716     25,817
Intangible assets, net......................................   217,897    266,420
Other assets, net...........................................     2,108      1,940
                                                              --------   --------
       Total assets.........................................  $252,733   $306,356
                                                              ========   ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  1,672   $  2,044
  Accrued compensation......................................       932      1,000
  Other current liabilities.................................     2,298      3,010
                                                              --------   --------
       Total current liabilities............................     4,902      6,054
Long-term debt, less current portion........................    45,010     87,019
Other long-term liabilities.................................        84         75
Deferred taxes..............................................     4,317      4,870
                                                              --------   --------
       Total liabilities....................................    54,313     98,018
Commitments and Contingencies (Note 11)
Stockholders' equity:
  Common stock, $.01 par value, 100,000,000 shares
     authorized; 36,948,362 and 35,158,349 shares issued at
     December 31, 2001
     and 2000, respectively.................................       352        369
  Treasury shares, 1,308,173 and 1,363,752 shares, at cost
     at December 31, 2001 and 2000, respectively............    (7,063)    (6,757)
  Additional paid-in capital................................   259,386    270,694
  Retained deficit..........................................   (54,255)   (55,968)
                                                              --------   --------
     Total stockholders' equity.............................   198,420    208,338
                                                              --------   --------
     Total liabilities and stockholders' equity.............  $252,733   $306,356
                                                              ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          REGENT COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1999       2000        2001
                                                              --------   ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...........................................  $ (6,771)  $  13,852   $ (1,713)
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................     3,368       8,602     13,436
    Provision for doubtful accounts.........................       390         725        822
    Non-cash interest expense...............................     1,576       1,579        283
    Non-cash charge for debt extinguishments................       471       1,114         --
    Non-cash charge for compensation........................        --          --        491
    (Gain) loss on sale of radio stations...................       477     (17,504)    (4,444)
    Loss on sale of fixed assets and other..................        --          --        160
  Changes in operating assets and liabilities, net of
    acquisitions:
    Accounts receivable.....................................    (1,481)     (6,249)      (328)
    Other assets............................................       (36)       (358)      (107)
    Current and long-term liabilities.......................      (372)     (2,940)      (803)
    Deferred taxes..........................................        --       4,317        553
                                                              --------   ---------   --------
Net cash provided by (used in) operating activities.........    (2,378)      3,138      8,350
                                                              --------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of radio stations, net of cash acquired, and
    escrow Deposits on pending acquisitions.................   (27,533)   (148,940)   (63,450)
  Capital expenditures......................................    (1,978)     (1,719)    (3,161)
  Net proceeds from sale of radio stations..................    13,999       2,000     13,393
  Proceeds from sale of fixed assets........................        --          --         27
                                                              --------   ---------   --------
Net cash used in investing activities.......................   (15,512)   (148,659)   (53,191)
                                                              --------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of redeemable convertible preferred
    stock...................................................    41,754          --         --
  Proceeds from issuance of common stock....................        --     156,939      4,068
  Proceeds from long-term debt..............................    16,500      48,500     60,500
  Principal payments on long-term debt......................   (26,704)    (28,824)   (18,491)
  Payment of notes payable..................................    (7,500)         --         --
  Payment for deferred financing costs......................      (427)     (1,904)        --
  Payment of issuance costs.................................    (2,802)    (11,606)      (249)
  Treasury stock purchases..................................        --      (7,063)        --
  Dividends paid on all series of preferred stock                   --      (8,153)        --
  Redemption of Series B preferred stock....................        --      (5,000)        --
                                                              --------   ---------   --------
Net cash provided by financing activities...................    20,821     142,889     45,828
                                                              --------   ---------   --------
Net increase (decrease) in cash and cash equivalents........     2,931      (2,632)       987
Cash and cash equivalents at beginning of period............       479       3,410        778
                                                              --------   ---------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  3,410   $     778   $  1,765
                                                              ========   =========   ========
Supplemental schedule of non-cash investing and financing
  activities:
  Common stock issued in conjunction with the acquisitions
    of radio stations.......................................  $     --   $   3,537   $  7,459
                                                              ========   =========   ========
Supplemental data:
  Cash paid for interest....................................  $  4,272   $   2,115   $  3,077
                                                              ========   =========   ========
  Cash paid for income taxes................................  $     --   $      --   $    128
                                                              ========   =========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          REGENT COMMUNICATIONS, INC.
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                    SERIES C AND E                                                   TOTAL
                                     CONVERTIBLE                         ADDITIONAL              STOCKHOLDERS'
                                      PREFERRED      COMMON   TREASURY    PAID-IN     RETAINED      EQUITY
                                        STOCK        STOCK     STOCK      CAPITAL     DEFICIT      (DEFICIT)
                                    --------------   ------   --------   ----------   --------   -------------
BALANCE, DECEMBER 31, 1998........     $ 3,370        $  2    $    --     $  3,872    $(17,321)    $(10,077)
Exercise of stock options on
  63,000 shares of Series C
  convertible preferred stock.....         314          --         --         (172)         --          142
Dividends and accretion on
  mandatorily redeemable
  convertible preferred stock.....          --          --         --       (3,700)    (13,859)     (17,559)
Beneficial conversion feature
  related to issuance of
  redeemable convertible preferred
  stocks..........................          --          --         --           --      (3,545)      (3,545)
Net loss..........................          --          --         --           --      (6,771)      (6,771)
                                       -------        ----    -------     --------    --------     --------
BALANCE, DECEMBER 31, 1999........       3,684           2         --           --     (41,496)     (37,810)
Issuance of 18,400,000 shares of
  common stock, net of issuance
  costs of $12,460................          --         184         --      143,756          --      143,940
Issuance of 333,000 shares of
  common stock in conjunction with
  acquisitions....................          --           3         --        3,534          --        3,537
Adjustment of converted redeemable
  preferred stock to market.......          --          --         --           --     (26,611)     (26,611)
Purchase of 1,364,000 shares of
  treasury stock..................          --          --     (7,063)          --          --       (7,063)
Conversion of Series C and E
  preferred stock to 3,831,000
  shares of common stock..........      (3,684)         38         --        3,646          --           --
Conversion of Series A,D,F,G,H,K
  redeemable preferred stock......          --         124         --      110,745          --      110,869
Reclassification of liability
  associated with Series F
  convertible preferred stock put
  rights..........................          --          --         --        5,239          --        5,239
Exercise of 34,095 stock options
  and 100,000 stock warrants......          --           1         --          619          --          620
Preferred stock dividends paid....          --          --         --       (8,153)         --       (8,153)
Net income........................          --          --         --           --      13,852       13,852
                                       -------        ----    -------     --------    --------     --------
BALANCE, DECEMBER 31, 2000........          --         352     (7,063)     259,386     (54,255)     198,420
Issuance of 700,000 shares of
  common stock, net of issuance
  costs of $373...................          --           7         --        3,644          --        3,651
Exercise of 28,059 stock options
  and 37,230 stock warrants.......          --          --         --           30          --           30
Issuance of 1,001,969 shares of
  common stock in conjunction with
  acquisitions....................          --          10         --        7,449          --        7,459
Stock bonus award (22,825
  shares).........................          --          --         --          170          --          170
Issuance of 55,579 shares of
  treasury stock for 401(k)
  match...........................          --          --        306           15          --          321
Net loss..........................          --          --         --           --      (1,713)      (1,713)
                                       -------        ----    -------     --------    --------     --------
BALANCE, DECEMBER 31, 2001........     $    --        $369    $(6,757)    $270,694    $(55,968)    $208,338
                                       =======        ====    =======     ========    ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          REGENT COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF ACCOUNTING POLICIES

        a. Basis of Presentation

           Regent Communications, Inc. (including its wholly-owned subsidiaries, the "Company" or "Regent") was formed to acquire, own and operate radio stations in small and medium-sized markets in the United States. On June 15, 1998, the Company acquired, pursuant to an agreement of merger, all of the outstanding common stock of Faircom Inc. ("Faircom"). The acquisition was treated for accounting purposes as the acquisition of the Company by Faircom under the purchase method of accounting, with Faircom as the accounting acquirer. Consequently, the historical financial statements prior to June 15, 1998, the date of merger, are those of Faircom.

        b. Consolidation:

           The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany transactions and balances have been eliminated in consolidation. Certain prior year amounts and balances have been reclassified to conform to the current classifications with no effect on financial results.

        c. Use of Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        d. Cash and Cash Equivalents:

           Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

        e. Property and Equipment:

           Property and equipment are stated at cost and depreciated on the straight-line basis over the estimated useful life of the assets. Buildings are depreciated over forty years, broadcasting equipment over a six-to-thirteen year life and furniture and fixtures generally over a five-year life. Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases. For property and equipment retired or sold, the gain or loss is classified in Other (expense) income, net in the accompanying Consolidated Statements of Operations.

        f. Intangible Assets:

           Intangible assets consist principally of the value of FCC licenses and the excess of the purchase price over the fair value of net assets of acquired radio stations (goodwill). FCC licenses and goodwill acquired through acquisitions prior to July 1, 2001 have been amortized on a straight-line basis over lives ranging from 15 to 40 years. Non-competition agreements are amortized over the life of the agreement. No amortization expense has been recorded for intangible assets with indefinite lives acquired after July 1, 2001, as defined by Statement of Financial Accounting Standards No. 142 ("SFAS 142") (See Note 13). The Company will implement SFAS 142 beginning January 1, 2002 and will perform the first of the required impairment tests of goodwill and indefinite lived intangibles during the first six months of 2002.

        g. Long-Lived Assets:

           Long-lived assets (including property, equipment, goodwill and other intangible assets) are evaluated periodically if events or circumstances indicate a possible inability to recover their

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

           carrying amount. Such evaluation is based on various analyses, including cash flows and profitability projections. If future expected undiscounted cash flows are insufficient to recover the carrying amounts of the asset, then an impairment loss is recognized based upon the excess of the carrying value of the asset over the anticipated cash flows on a discounted basis (See Note 13).

        h. Deferred Financing Costs and Other Assets:

           Deferred financing costs are generally amortized on a straight-line basis over the term of the related debt. Non-compete agreements are amortized over the terms of the related agreements.

        i. Concentrations of Credit Risk:

           Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The credit risk is limited due to the large number of customers comprising the Company's customer base and their dispersion across several different geographic areas of the country. The Company also maintains cash in bank accounts at financial institutions where the balance, at times, exceeds federally insured limits.

        j. Revenue Recognition:

           Broadcast Revenue

           Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.

           Barter Transactions

           Barter transactions (advertising provided in exchange for goods and services) are reported at the estimated fair value of the products or services received. Revenue from barter transactions is recognized when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred barter revenue) is recorded. If advertising is broadcast before the receipt of the goods or services, a receivable is recorded. Barter revenue was approximately $3.7 million, $3.2 million, and $2.2 million and barter expense was approximately $3.7 million, $3.1 million, and $2.0 million for the years ended December 31, 2001, 2000, and 1999, respectively.

           Time Brokerage Agreements

           At December 31, 2001, the Company operated two stations under the terms of time brokerage agreements (hereafter referred to as "TBAs"). Revenues and expenses related to such stations are included in operations since the effective dates of the TBAs. Fees paid and received under such TBAs are included in Other (expense) income, net in the accompanying Consolidated Statements of Operations.

        k. Fair Value of Financial Instruments:

           Short-Term Instruments

           Due to their short-term maturity, the carrying amount of accounts receivable, accounts payable and accrued expenses approximated their fair value at December 31, 2001 and 2000.

           Long-Term Debt

           The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities. Based on borrowing rates currently available, the fair value of long-term debt approximates its carrying value at December 31, 2001 and 2000.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        l. Income Taxes:

           Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

        m. Advertising And Promotion Costs:

           Costs of media advertising and associated production costs are expensed the first time the advertising takes place.

2. ACQUISITIONS AND DISPOSITIONS

        Subsequent Disposition

        On March 12, 2002, the Company completed the disposition of substantially all the operating assets of WGNA-AM, serving the Albany, New York market, for $2.0 million in cash to ABC, Inc. On February 15, 2002, ABC, Inc. began providing programming and other services to the station under a time brokerage agreement. The Company anticipates recognizing a gain on the sale of approximately $0.5 million.

        Pending Acquisitions

        On July 27, 2001, the Company entered into an agreement, as amended, to acquire by merger with The Frankenmuth Radio Co., Inc. WZRZ-FM serving the Flint, Michigan market for approximately $2.0 million, consisting of approximately $0.6 million in cash and 208,905 shares of our common stock, valued at approximately $1.4 million. The Company placed in escrow $125,000 to secure its obligations under this agreement. The Federal Communications Commission has approved the assignment of the station licenses, and the closing of this acquisition is anticipated in 2003. On January 1, 2002, Regent began providing programming and other services to the station under a time brokerage agreement.

        Also on July 27, 2001, the Company entered into an agreement, as amended, to purchase the outstanding stock of Haith Broadcasting Corporation, owner of WFGR-FM serving the Grand Rapids, Michigan market for approximately $3.9 million in cash. The Company placed in escrow $250,000 to secure its obligations under this agreement. In conjunction with the above stock purchase, on February 4, 2002 the Company purchased the option to buy WFGR-FM from Connoisseur Communications of Flint, L.L.P. for approximately $1.1 million, paid by the issuance of 174,917 shares of Regent common stock. The Federal Communications Commission has approved the assignment of the station licenses of WFGR-FM, and the closing of this acquisition is anticipated in 2003. On January 1, 2002 Regent began providing programming and other services to the station under a time brokerage agreement.

        On November 15, 2001, Regent entered into an agreement with Covenant Communications Corporation to acquire substantially all of the assets of WRXF-FM and WLSP-AM, serving the Flint, Michigan market, for $1.3 million in cash. The Company placed in escrow $65,000 to secure its obligations under this agreement. Applications seeking approval from the Federal Communications Commission for the transfer of the station licenses are currently pending. On December 3, 2001 Regent began providing programming and other services to the stations under a time brokerage agreement.

        2001 Acquisitions and Dispositions

        On May 9, 2001, the Company completed the acquisition by merger with StarCom, Inc. of one AM and two FM radio stations (KXSS-AM, KKSR-FM and KLZZ-FM) serving the St. Cloud, Minnesota market for approximately $5.0 million in cash. Concurrent with the purchase, the Company entered into a $500,000 non-compete agreement with a former shareholder of StarCom, Inc., to be paid ratably over a five-year period. The purchase was funded from borrowings under Regent's bank credit facility. Prior to the closing of the purchase, the Company provided programming and other services to the stations under a time brokerage agreement, which began in July 2000. The Company has allocated approximately $4.9 million of the purchase price to FCC licenses and approximately $0.1 million to fixed assets.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        On June 1, 2001, the Company completed the sale of substantially all the assets of its three radio stations serving the Palmdale, California market (KTPI-FM, KAVC-AM and KOSS-FM) to Concord Media Group, Inc. for approximately $13.5 million in cash. The Company recognized a pre-tax gain of approximately $4.4 million on the sale.

        On August 29, 2001, the Company completed an acquisition from Two Petaz, Inc.; WFYR, Inc.; Winston Communications, Inc. of Illinois; and the Cromwell Group, Inc., of (i) substantially all the assets of radio stations WGLO-FM, WPPY-FM, WRVP-FM and WVEL-AM, serving the Peoria, Illinois market, for a purchase price of approximately $14.0 million in cash and (ii) substantially all the assets of radio stations WFYR-FM and WIXO-FM, also serving the Peoria market, in exchange for 786,141 shares of Regent common stock, valued at approximately $6.0 million. Prior to the closing of the purchase, the Company provided programming and other services to the stations under time brokerage agreements, which began in May 2001. The Company has preliminarily allocated approximately $18.4 million of the purchase price to FCC licenses, $10,000 to non-compete agreements and approximately $1.6 million to fixed assets, pending a final independent appraisal.

        On October 15, 2001, the Company completed the acquisition of substantially all of the assets of WQHZ-FM (formerly WJET-FM), serving the Erie, Pennsylvania market, from NextMedia Group II, Inc. for $4.9 million in cash. The Company has allocated substantially all of the purchase price to FCC licenses.

        On December 8, 2001 the Company completed the acquisition of substantially all of the assets of seven radio stations serving the Lafayette, Louisiana market (KMDL-FM, KRKA-FM, KFTE-FM, KTDY-FM, KPEL-FM, KPEL-AM and KROF-AM) from ComCorp of Lafayette, Inc. and its affiliates for approximately $38.1 million in cash and 215,828 shares of Regent common stock, valued at approximately $1.5 million. The Company has preliminarily allocated approximately $35.7 million of the purchase price to FCC licenses and approximately $3.9 million to fixed assets, pending a final independent appraisal.

        2000 Acquisitions and Dispositions

        On January 28, 2000, Regent purchased the FCC licenses and related assets used in the operations of radio stations WODZ-FM, WLZW-FM, WFRG-FM, WIBX-AM and WRUN-AM in Utica-Rome, New York and WCIZ-FM, WFRY-FM, WTNY-AM and WNER-AM in Watertown, New York for approximately $43.8 million in cash and 100,000 shares of Regent's common stock. Approximately $40.9 million of the total purchase price was allocated to the FCC licenses and goodwill and the remaining $3.8 million was allocated to property and equipment.

        On January 31, 2000, Regent purchased the FCC licenses and related assets used in the operations of radio stations KLAQ-FM, KSII-FM and KROD-AM in El Paso, Texas for approximately $23.5 million in cash. Approximately $21.8 million of the purchase price was allocated to the FCC licenses and goodwill and the remaining $1.7 million of the purchase price was allocated to property and equipment.

        On August 24, 2000, Regent completed an exchange agreement entered into with Clear Channel Broadcasting, Inc., Capstar Radio Operating Company and their affiliates (the "Clear Channel transaction"). Under the agreement, Regent exchanged its eight stations serving the Mansfield, Ohio (2 FM/1 AM) and Victorville, California (3 FM/2 AM) markets plus approximately $80.5 million in cash for ten stations serving the Grand Rapids, Michigan (3 FM/1 AM) and Albany, New York (4 FM/2 AM) markets. Approximately $110.1 million of the purchase price was allocated to FCC licenses and goodwill and the remaining $5.2 million of the purchase price was allocated to property and equipment. As a result of this transaction, Regent recognized a gain on this exchange of approximately $17.8 million, which is reflected in the accompanying Consolidated Statements of Operations for the year ended December 31, 2000.

        On September 29, 2000, Regent acquired radio station KZAP-FM in Chico, California, by acquiring the stock of KZAP, Inc. in exchange for 233,333 shares of Regent's common stock with a market value of approximately $2.7 million at March 29, 2000, the date of Regent's agreement to acquire the station. Approximately $2.4 million of the purchase price was allocated to the FCC licenses and the remaining

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$0.3 million of the purchase price was allocated to property and equipment. Regent provided programming and other services to KZAP-FM under a time brokerage agreement from December 1, 1999 until the acquisition was completed on September 29, 2000.

        Also on September 29, 2000, Regent completed the sale of radio stations KZGL-FM, KVNA-AM and KVNA-FM in Flagstaff, Arizona to Yavapai Broadcasting Corporation for approximately $2.0 million in cash. Regent recognized a note receivable for the purchase price at September 30, 2000, which was collected on October 5, 2000. Yavapai had previously been operating the Flagstaff stations under a time brokerage agreement since May 1, 2000.

  1999 Acquisitions and Dispositions

        On March 1, 1999, the Company sold the FCC licenses and related assets used in the operations of WSSP-FM in Charleston, South Carolina for approximately $1.6 million in cash. The Company had previously issued a note for $1.5 million to a third party, which was collateralized by the assets of the station. Upon consummation of the sale, the note was repaid. The sale resulted in a $100,000 gain to the Company which has been included in gain (loss) on exchange/sale of radio station in the accompanying Consolidated Statements of Operations for the year ended December 31, 1999.

        On May 6, 1999, the Company consummated the acquisition of the FCC licenses and related assets of WJON-AM, WWJO-FM and KMXK-FM in St. Cloud, Minnesota (the "St. Cloud Stations") for approximately $12.7 million in cash. The purchase was financed by approximately $5.1 million in proceeds from the issuance of Series F convertible preferred stock and borrowings under the Company's old credit facility. Approximately $9.1 million of the purchase price was allocated to FCC licenses and goodwill and the remaining $3.6 million was allocated to property and equipment.

        On August 1, 1999, the Company sold the FCC licenses and related assets used in the operations of KCBQ-AM in San Diego, California for approximately $6.0 million in cash.

        On September 1, 1999, the Company purchased the FCC licenses and related assets used in the operations of radio stations WXKC-FM and WRIE-AM licensed to Erie, Pennsylvania and WXTA-FM licensed to Edinboro, Pennsylvania for approximately $13.5 million in cash. The purchase was financed by approximately $6.3 million in proceeds from the issuance of Series H convertible preferred stock and borrowings under the Company's old credit facility. Approximately $12.4 million of the purchase price was allocated to FCC licenses and goodwill, and the remaining $1.1 million was allocated to property and equipment and to a non-compete agreement.

        On October 15, 1999, the Company consummated the sale of the FCC licenses and related assets of KFLG-AM, KFLG-FM, KAAA-AM and KZZZ-FM in Kingman, Arizona for approximately $5.4 million in cash.

        On November 5, 1999, the Company sold the FCC licenses and related assets used in the operations of radio stations KRLT-FM and KOWL-AM in Lake Tahoe, California for approximately $1.2 million in cash.

        The assets of the Company's radio stations in Flagstaff, Arizona were sold to Yavapai Broadcasting Corporation in the third quarter of 1999. The Company recorded a loss of approximately $600,000 in the accompanying Consolidated Statements of Operations in 1999 as a gain (loss) on exchange/sale of radio stations.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        The Company accounted for all its 2001, 2000 and 1999 acquisitions using the purchase method of accounting. The Company allocated the aggregate purchase price from all acquisitions in 2001 and 2000 as follows (in thousands):

                                             2000      2001
                                           --------   -------
Property and equipment...................  $ 11,105   $ 5,586
FCC licenses.............................   173,474    63,863
Non-competition agreements...............     2,686       510
                                           --------   -------
                                           $187,265   $69,959
                                           ========   =======

        The fair values of the significant assets acquired were or will be determined by an independent valuation. The results of operations of the acquired businesses are included in the Company's consolidated financial statements since the respective dates of acquisition.

        The following unaudited pro forma data summarize the combined results of operations of Regent, together with the operations of the stations acquired in 2001 and 2000, but exclude the operations of stations disposed of and smaller acquisitions that are not material to the results of Regent, as though the acquisitions and dispositions of these operations had occurred on January 1, 2000.

                                                                PRO FORMA
                                                               (UNAUDITED)
                                                             (IN THOUSANDS)
                                                            -----------------
                                                             2000      2001
                                                            -------   -------
Net broadcast revenues....................................  $60,616   $61,043
Net loss before extraordinary items.......................   (2,618)   (3,469)
Net loss..................................................   (3,732)   (3,469)
Net loss per common share before extraordinary items:
  Basic and diluted.......................................  $ (0.07)  $ (0.10)
Net loss per common share:
  Basic and diluted.......................................  $ (0.10)  $ (0.10)

        These unaudited pro forma amounts do not purport to be indicative of the results that might have occurred if the foregoing transactions had been consummated on the indicated dates nor is it indicative of future results of operations.

3. INITIAL PUBLIC OFFERING OF COMMON STOCK

        On January 28, 2000, Regent consummated an initial public offering (the "IPO") of 16,000,000 shares of its common stock at an initial offering price of $8.50 per share. On February 7, 2000, the underwriters purchased an additional 2,400,000 shares of Regent's common stock upon exercise of their over-allotment option. Regent received total proceeds from the completion of the offering, net of underwriter discounts, commissions and expenses related to the offering of $143.8 million. Of these proceeds, Regent used: $67.3 million to fund the acquisitions of stations in Utica-Rome, and Watertown, New York and in El Paso, Texas; $27.1 million to pay in full the amounts borrowed, including accrued interest and related fees, under its prior bank credit facility and fees related to its new bank credit facility; $7.3 million to pay or reserve for payment accumulated, unpaid dividends on all series of convertible preferred stock converted into common stock; $5.9 million to redeem all outstanding shares of its Series B convertible preferred stock, including accumulated unpaid dividends; and $1.5 million to repurchase shares of its common stock from an affiliate of one of the underwriters in order to comply with rules of the National Association of Securities Dealers, Inc. Regent used the balance of the proceeds for working capital needs and the Clear Channel transaction.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        Also in conjunction with the IPO, Regent required the conversion into common stock on a one-for-one basis of 15,800,000 shares of convertible preferred stock in accordance with the terms of the preferred stock. These shares represented the balance of Regent's outstanding shares of convertible preferred stock. Regent paid accumulated, unpaid dividends on those shares in the total amount of $7.3 million.

        Additionally, "put" rights associated with common stock purchase warrants (see Note 5) issued in connection with the issuance of Regent's Series B and Series F convertible preferred stock were terminated. Regent had previously classified approximately $3.7 million in long-term liabilities due to the associated "put" rights of the warrants at December 31, 1999. These warrant liabilities were reclassified to additional paid in capital as of January 28, 2000 along with approximately $1.5 million of non-cash interest expense that had been recorded to account for an increase in the fair value of the warrants from January 1, 2000 to January 28, 2000.

        Regent adjusted the carrying values of its Series A, C, D, F, G, H, and K convertible preferred stock to fair value through January 28, 2000. This adjustment was recognized as a charge of $26.6 million to retained deficit (since there was no additional paid-in capital) resulting in an adjustment to loss from continuing operations attributable to common stockholders.

4. LONG-TERM DEBT

        Long-term debt consists of the following as of December 31 (in thousands):

                                             2000      2001
                                            -------   -------
Senior reducing revolving credit
  facility................................  $44,500   $86,569
Subordinated promissory note..............      570       510
                                            -------   -------
                                             45,070    87,079
Less: current portion of long-term debt...      (60)      (60)
                                            -------   -------
                                            $45,010   $87,019
                                            =======   =======

        Based upon our outstanding borrowings under the credit facility at December 31, 2001, and the balance of our subordinated promissory note, the payments detailed below would be required to maintain compliance with the maximum borrowings allowed under our credit facility over the next five years (in thousands):

2002...............................................  $    60
2003...............................................       60
2004...............................................   24,129
2005...............................................   25,330
2006...............................................   37,500
Thereafter.........................................       --
                                                     -------
                                                     $87,079
                                                     =======

  Senior Reducing Revolving Credit Facility

        On January 27, 2000, Regent Broadcasting, Inc., a wholly-owned subsidiary of Regent Communications, Inc., as the borrower, entered into a credit agreement (the "credit facility") with a group of lenders which provides for a senior reducing revolving credit facility expiring December 31, 2006 with an initial aggregate revolving commitment of up to $125.0 million (including a commitment to issue letters of credit of up to $25.0 million in aggregate face amount, subject to the maximum revolving commitment available) and an additional revolving loan facility with a maximum aggregate amount of $50.0 million available, subject to the terms of the credit agreement, which would convert, after two years, to a term loan

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

maturing December 31, 2006. This additional $50.0 million borrowing capacity expired unused on January 27, 2002. Regent incurred approximately $2.0 million in financing costs related to this credit facility, which are being amortized over the life of the agreement. The credit facility is available for working capital and acquisitions, including related acquisition expenses. At December 31, 2001 and 2000 there were borrowings of approximately $86.6 million and $44.5 million, respectively, outstanding under this facility and there was approximately $37.4 million and $80.5 million of available borrowings, respectively.

        Under the credit facility, the Company is required to maintain a minimum interest rate coverage ratio, minimum fixed charge coverage ratio, maximum corporate overhead, and maximum financial leverage ratio and to observe negative covenants customary for facilities of this type. During 2002, we believe that the financial leverage ratio covenant will be the most difficult to satisfy due to the inclusion of the results of operations for the third and fourth quarters of 2001 in such calculation. These results were severely negatively impacted by the September 11, 2001 attacks. Although our continued compliance with these financial covenants is subject to future operating results that we cannot predict with certainty, we have the ability to implement certain strategies to increase cash flow provided by operations or reduce cash flow used in investing and financing activities, if needed, to help mitigate this risk. Accordingly, Regent expects that it will meet all of the credit facility covenants during 2002, although there can be no assurances in this regard. Borrowings under the credit facility bear interest at a rate equal to, at the Company's option, either (a) the higher of the rate announced or published publicly from time to time by the agent as its corporate base of interest or the Overnight Federal Funds Rate plus 0.5%, in either case plus the applicable margin determined under the credit facility, or (b) the reserve-adjusted Eurodollar Rate plus the applicable margin which varies between 1.25% and 2.75% depending upon the Company's financial leverage. Borrowings under the credit facility bore interest at an average rate of 3.37% and 8.05% as of December 31, 2001 and 2000, respectively. The Company is required to pay certain fees to the agent and the lenders for the underwriting commitment, administration and use of the credit facility. The Company's indebtedness under this credit facility is collateralized by liens on substantially all of its assets and by a pledge of its operating and license subsidiaries' stock and is guaranteed by these subsidiaries.

        Prior to the credit facility, the Company had an agreement with a group of lenders ("the old credit facility") which provided for a senior reducing revolving credit facility with a commitment of up to $55.0 million expiring in March 2005. On January 28, 2000, Regent paid off the outstanding debt, accrued interest and related fees totaling approximately $25.1 million under the old credit facility. The pay-off was completed using proceeds from an initial public offering of Regent's common stock, which was completed on January 28, 2000. This final paydown resulted in an extraordinary loss of approximately $1.1 million, net of income tax, from the write-off of deferred financing costs, which is included in the Consolidated Statements of Operations for the year ended December 31, 2000.

5. CAPITAL STOCK, REDEEMABLE PREFERRED STOCK AND PREFERRED STOCK

        In conjunction with the IPO, the Company redeemed 1,000,000 shares of its Series B convertible preferred stock, which constituted all outstanding shares of that series. Also in conjunction with the IPO, Regent required the conversion into common stock on a one-for-one basis of approximately 15,800,000 shares of convertible preferred stock in accordance with the terms of the preferred stock. These shares represented the balance of Regent's outstanding shares of convertible preferred stock. Additionally, "put" rights associated with common stock purchase warrants issued in connection with the issuance of Regent's Series B and Series F convertible preferred stock were terminated.

        The Company's authorized capital stock consists of 100,000,000 shares of common stock and 40,000,000 shares of preferred stock. No shares of preferred stock were issued at December 31, 2001 or 2000. Of the authorized but unissued preferred stock, 620,000 shares were previously designated as Series A convertible preferred stock ("Series A"), 1,000,000 shares as Series B senior convertible preferred stock ("Series B"), 4,000,000 shares as Series C convertible preferred stock ("Series C"), 1,000,000 shares as

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Series D convertible preferred stock ("Series D"), 5,000,000 shares as Series E convertible preferred stock ("Series E"), 4,100,000 shares as Series F convertible preferred stock ("Series F"), 1,800,000 shares as Series G convertible preferred stock ("Series G"), 2,200,000 shares as Series H convertible preferred stock ("Series H") and 4,100,000 shares of Series K convertible preferred stock ("Series K"). 16,180,000 shares of the Company's preferred stock have no previous series or designation.

        On March 20, 2001, the Company issued 37,230 shares of Regent common stock to River Cities Capital Fund Limited Partnership upon the exercise in full, on a cashless "net issue" basis, of outstanding warrants which provided for the purchase of a total of 100,000 shares of our common stock at $5.00 per share. These warrants had been issued in 1998 in connection with the issuance of Series B and F convertible preferred stock, which converted to our common stock in January 2000. The remaining warrants, previously issued in connection with the Series A, B, and F convertible preferred stock, entitling the holders to purchase a total of 790,000 shares of Regent's common stock at $5.00 per share with a five year expiration, remain outstanding.

        On March 26, 2001, Regent issued 22,825 shares of its common stock valued at approximately $7.469 per share as a stock bonus to certain corporate employees.

        On August 29, 2001, the Company issued 786,141 shares of Regent common stock to a stockholder of the selling corporations in connection with the acquisition of six radio stations in Peoria, Illinois.

        On November 26, 2001, Regent issued 900,000 shares of its common stock at a price of $5.75 per share in a private placement offering to qualified investors. 200,000 of the shares, sold to a venture capital fund related to one of the Company's independent directors, and the associated cash proceeds, were held in escrow until February 2002, pending confirmation from Nasdaq that stockholder approval would not be required for such sale.

        On December 4, 2001, options to purchase 19,623 shares of Regent common stock were exercised by four former directors of Faircom, Inc. at a price of $1.2057 per share. The options were issued under the Regent Communications, Inc. Faircom Conversion Stock Option Plan, which provided substitute options for those granted under the Faircom Inc. Stock Option Plan prior to the Company's merger with Faircom Inc.

        On December 8, 2001, the Company issued 215,828 shares of its common stock to the selling corporation in connection with the acquisition of seven radio stations in Lafayette, Louisiana.

        At various times throughout the 2001 year, three employees exercised a total of 2,500 stock options in exchange for shares of Regent common stock at exercise prices between $5.00 and $5.50 per share.

        On January 28, 2000, Regent issued 100,000 shares valued at $8.50 per share of its common stock to principals of the sellers in conjunction with the acquisition of stations in the Utica-Rome and Watertown, New York markets.

        On March 20, 2000, Regent received $500,000 in cash and issued 100,000 shares of its common stock to CFE, Inc. upon the exercise of outstanding warrants issued in 1998 in connection with the issuance of Series B and F convertible preferred stock to its affiliate, General Electric Capital Corporation.

        On September 29, 2000 Regent issued 233,333 shares of its common stock to a principal of the seller in conjunction with the acquisition of radio station KZAP-FM in Chico, California. The total value of the acquisition was approximately $2.7 million.

        Based on the approval by Regent's Board of Directors of a program to buyback up to $10.0 million of its common stock, during the third quarter of 2000, Regent began buying back shares of its common stock at certain market price levels. Regent acquired a total of 1,088,600 shares of its common stock for an aggregate purchase price of approximately $5.6 million in 2000. No shares were repurchased during 2001. In

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2001, Regent reissued 55,579 shares of treasury stock previously acquired as an employer match to employee contributions under the Company's 401(k) plan.

        In connection with the IPO, the Company converted the remaining shares of Series C and E convertible preferred stock into common stock on a one-for-one basis. The Company recognized approximately $27.2 million of preferred stock dividends and accretion from January 1, 2000 through the date of the IPO.

6. STOCK-BASED COMPENSATION PLANS

     1998 Management Stock Option Plan

        The Regent Communications, Inc. 1998 Management Stock Option Plan, as amended (the "1998 Stock Option Plan") provides for the issuance of up to an aggregate of 4,000,000 common shares in connection with the issuance of incentive stock options ("ISO's") and non-qualified stock options ("NQSO's"). The Compensation Committee of the Company's Board of Directors determines eligibility. The exercise price of the options is to be not less than the fair market value of the underlying common stock at the grant date and in the case of ISO's granted to a 10% owner (as defined), the exercise price must be at least 110% of the fair market value of the underlying common stock at the grant date. Under the terms of the 1998 Stock Option Plan, the options expire no later than ten years from the date of grant in the case of ISO's (five years in the case of ISO's granted to a 10% owner), no later than ten years and one day in the case of NQSO's, or earlier in either case in the event a participant ceases to be an employee of the Company. The ISO's vest ratably over a five-year period and the NQSO's vest ratably over periods ranging from three to ten years.

        Upon consummation of the Faircom merger, the Board of Directors of the Company adopted the Regent Communications, Inc. Faircom Conversion Stock Option Plan ("Conversion Stock Option Plan") which applies to those individuals previously participating in the Faircom Inc. Stock Option Plan ("Faircom Plan"). In exchange for relinquishing their options under the Faircom Plan, five former officers and members of Faircom's Board of Directors were given, in total, the right to acquire 274,045 shares of the Company's common stock at exercise prices ranging from $0.89 to $3.73 per share and expiring from May 11, 1999 to July 1, 2002 (the "Converted Options").

     2001 Directors' Stock Option Plan

        The Regent Communications, Inc. 2001 Directors' Stock Option Plan (the "2001 Directors' Option Plan") provides for the issuance of up to an aggregate of 500,000 common shares in connection with the issuance of NQSO's. Grants in the amount of 10,000 shares are awarded initially to each new outside Director at the date of his first attendance at a meeting of the Board of Directors, and thereafter, on each one year anniversary date of the first attendance at a meeting of the Board of Directors, each outside Director will be automatically granted a further option to purchase 5,000 shares. The exercise price of the options is to be equal to the fair market value of the underlying common stock at the date of grant. Under the terms of the 2001 Directors' Option Plan, the options are exercisable six months from the date of grant and expire ten years from the date of grant.

        The Company applies the provisions of APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"), in accounting for the 1998 Stock Option Plan and the 2001 Directors' Option Plan. Under APB 25, no compensation expense is recognized for options granted to employees or Directors at exercise prices that are equal to or greater than the fair market value of the underlying common stock at the grant date. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires the Company to provide, beginning with 1995 grants, pro forma information regarding net income
(loss) and net income (loss) per common share as if compensation costs for the Company's stock option plans had been determined in accordance with the fair value based method

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

prescribed in SFAS 123. Such pro forma information is as follows for the years ended December 31: (In thousands, except per share amounts)

                                                           1999       2000      2001
                                                         --------   --------   -------
                                                                  (UNAUDITED)
                                                         -----------------------------
Net (loss) income:
  As reported..........................................  $ (6,771)  $ 13,852   $(1,713)
  Pro forma compensation expense, net of tax benefit...      (544)      (720)   (1,409)
                                                         --------   --------   -------
  Pro forma............................................  $ (7,315)  $ 13,132   $(3,122)
                                                         ========   ========   =======
  Pro forma applicable to common shares................  $(29,741)  $(14,108)  $(3,122)
                                                         ========   ========   =======
Basic and diluted net loss per common share:
  As reported..........................................  $(121.65)  $  (0.42)  $ (0.05)
  Pro forma............................................  $(123.92)  $  (0.44)  $ (0.09)

        The weighted-average fair value per share for options granted under the 1998 Stock Option Plan and 2001 Directors' Option Plan was $4.10, $3.42 and $2.88 for ISO's in 2001, 2000 and 1999, respectively, and $4.12, $3.71 and $2.69 for NQSO's in 2001, 2000 and 1999, respectively. The weighted-average fair value for options granted under the Conversion Stock Option Plan was approximately $230,000 and such amount was recognized at the time of conversion since the Converted Options are fully vested. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                       1999                2000                2001
                                ------------------   -----------------   -----------------
                                  ISOS      NQSOS     ISOS      NQSOS     ISOS      NQSOS
                                --------   -------   -------   -------   -------   -------
Dividends.....................    None      None      None      None      None      None
Volatility....................   35.0%      35.0%     36.0%     36.0%     55.1%     55.1%
Risk-free interest rate.......   5.56%      5.58%     6.51%     6.88%     5.11%     5.12%
Expected term.................  10 years   5 years   5 years   5 years   5 years   5 years

        Presented below is a summary of the status of outstanding Company stock options issued to employees and Directors:

                                                                        WEIGHTED AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                            ---------   ----------------
Company options held by employees
  At December 31, 1998....................................  1,595,533        $4.61
  Granted.................................................    317,678        $5.05
  Exercised...............................................    (62,713)       $2.73
  Forfeited/expired.......................................    (10,000)       $2.73
Company options held by employees
  At December 31, 1999....................................  1,840,498        $4.76
  Granted.................................................    179,500        $7.23
  Exercised...............................................    (34,095)       $1.11
  Forfeited/expired.......................................     (7,500)       $6.56
Company options held by employees
  At December 31, 2000....................................  1,978,403        $5.04
  Granted.................................................    672,750        $7.73
  Exercised...............................................    (28,468)       $1.65
  Forfeited/expired.......................................    (13,000)       $5.25
Company options held by employees
                                                            ---------        -----
  At December 31, 2001....................................  2,609,685        $5.77

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        The following table summarizes the status of Company options outstanding and exercisable at December 31, 2001 under the 1998 Stock Option Plan, the Conversion Stock Option Plan, and the 2001 Directors' Option Plan:

                      OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
              -----------------------------------   --------------------
                            WEIGHTED
                            AVERAGE      WEIGHTED               WEIGHTED
                           REMAINING     AVERAGE                AVERAGE
 EXERCISE                 CONTRACTUAL    EXERCISE               EXERCISE
   PRICE       SHARES     LIFE (YEARS)    PRICE      SHARES      PRICE
-----------   ---------   ------------   --------   ---------   --------
$6.39--$7.83    836,750       9.3         $7.65       217,800    $7.70
$5.00--$5.50  1,621,666       6.7         $5.01     1,162,907    $5.01
$0.88--$3.73    151,269       0.5         $3.53       151,269    $3.53
              ---------                             ---------
              2,609,685                             1,531,976
              =========                             =========

        Of the options outstanding at December 31, 2001, it is anticipated that no more than approximately 1,231,666 will be treated as NQSO's and at least 1,378,029 will be treated as ISO's.

        There were options exercisable into common stock of 1,531,976, 808,884, and 331,163 shares at weighted average exercise prices of $5.24, $5.18 and $5.00 per share at December 31, 2001, 2000, and 1999, respectively.

        As of December 31, 2001, the stock options granted under the 1998 Stock Option Plan entitle the holders to purchase 2,303,416 shares of the Company's common stock. Stock options granted under the Conversion Stock Option Plan entitle the holders to purchase 151,269 shares of the Company's common stock and stock options granted under the 2001 Directors' Option Plan entitle the holders to purchase 155,000 shares of the Company's common stock.

7. EARNINGS PER SHARE

        Statement of Financial Accounting Standards No. 128 ("SFAS 128") calls for the dual presentation of basic and diluted earnings per share ("EPS"). Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding during the reporting period. The calculation of diluted earnings per share is similar to basic except that the weighted average number of shares outstanding includes the additional dilution that would occur if potential common stock, such as stock options or warrants, were exercised. The effects of the assumed exercise of 2,609,685 outstanding options and 790,000 warrants to purchase shares of common stock are excluded from the calculations of diluted net loss per share at December 31, 2001, as their effect was anti-dilutive.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands except per share data):

                                                            YEAR ENDED DECEMBER 31,
                                                         -----------------------------
                                                           1999       2000      2001
                                                         --------   --------   -------
Net (loss) income before extraordinary items...........  $ (6,300)  $ 14,966   $(1,713)
Extraordinary loss.....................................      (471)    (1,114)       --
                                                         --------   --------   -------
Net (loss) income......................................  $ (6,771)  $ 13,852   $(1,713)
                                                         ========   ========   =======
(Loss) income applicable to common shares:
  Net (loss) income....................................  $ (6,771)  $ 13,852   $(1,713)
  Preferred stock dividend requirements................    (5,205)      (629)       --
  Preferred stock accretion............................   (17,221)   (26,611)       --
                                                         --------   --------   -------
Loss applicable to common shares.......................  $(29,197)  $(13,388)  $(1,713)
                                                         ========   ========   =======
Weighted average shares................................       240     31,715    34,218
Net loss per common share:
  Basic and diluted:
     Net loss before extraordinary items...............  $(119.69)  $  (0.39)  $ (0.05)
     Extraordinary loss................................     (1.96)     (0.03)       --
                                                         --------   --------   -------
     Net loss..........................................  $(121.65)  $  (0.42)  $ (0.05)
                                                         ========   ========   =======

8. INCOME TAXES

        The Company's income tax benefit consists of the following for the years ended December 31 (in thousands):

                                                              1999   2000   2001
                                                              ----   ----   -----
Current federal.............................................   $--    $--   $  47
Current state...............................................   --     --      135
                                                               --     --    -----
Total current...............................................   $--    $--   $ 182
                                                               ==     ==    =====
Deferred federal............................................   $--    $--   $(640)
Deferred state..............................................   --     --     (207)
                                                               --     --    -----
Total deferred..............................................   $--    $--   $(847)
                                                               ==     ==    =====
Income tax benefit..........................................   $--    $--   $(665)
                                                               --     --    -----
Net income tax benefit......................................   $--    $--   $(665)
                                                               ==     ==    =====

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        The components of the Company's deferred tax assets and liabilities are as follows as of December 31 (in thousands):

                                                                2000       2001
                                                              --------   --------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 11,083   $ 10,374
  Miscellaneous accruals and credits........................       300        200
  Accounts receivable reserve...............................       200        273
                                                              --------   --------
     Total deferred tax assets..............................    11,583     10,847
                                                              ========   ========
Deferred tax liabilities:
  Property and equipment....................................      (300)    (2,059)
  Intangible assets.........................................   (15,600)   (13,658)
                                                              --------   --------
     Total deferred tax liabilities.........................   (15,900)   (15,717)
                                                              ========   ========
     Valuation allowance....................................       -0-        -0-
                                                              --------   --------
     Net deferred tax liabilities...........................  $ (4,317)  $ (4,870)
                                                              ========   ========

        The Company has cumulative federal and state tax loss carryforwards of approximately $40.0 million at December 31, 2001. These loss carryforwards will expire in years 2002 through 2021. The utilization of a portion of these net operating loss carryforwards for federal income tax purposes is limited pursuant to the annual utilization limitations provided under the provisions of Internal Revenue Code Section 382.

        In 2000, Regent recognized a gain of approximately $17.8 million on the asset exchange from the Clear Channel transaction. For tax purposes this transaction was treated as a like-kind exchange resulting in a deferred tax liability pursuant to the provisions of the Internal Revenue Code section 1031, of approximately $6.3 million. In arriving at the determination as to the amount of the valuation allowance required for the years ended December 31, 2001 and 2000, the Company considered the impact of deferred tax liabilities resulting from purchase transactions, statutory restrictions on the use of operating losses, and a tax planning strategy available to the Company. Consequently, the Company determined that no valuation allowance was required for the years ended December 31, 2001 and 2000. During the year 2000, the Company released the entire valuation allowance. As a result of these events, no income tax expense was recorded in 2000. On a quarterly basis, management will assess whether it remains more likely than not that the deferred tax asset will be realized (See
Note 13).

        The Company realized an income tax benefit from the exercise of certain stock options in 2000 of $83,000. This benefit resulted in an increase in the deferred tax asset and an increase in paid in capital.

        The difference between the Company's effective tax rate on income (loss) before income taxes and the federal statutory tax rate arise from the following:

                                                              1999     2000    2001
                                                              -----    -----   -----
Federal tax expense at statutory rate.......................  (34.0)%   34.0%  (34.0)%
Amortization of intangibles and other non-deductible
  expenses..................................................    9.0      1.0     5.8
(Decrease) increase of valuation allowance..................   31.0    (38.0)    0.0
State tax, net of federal tax benefit.......................   (6.0)     3.0    (2.7)
Other.......................................................    0.0      0.0     3.0
                                                              =====    =====   =====
Effective tax rate..........................................      0%       0%  (27.9)%
                                                              =====    =====   =====

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. SAVINGS PLANS

        The Company sponsors defined contribution plans covering substantially all employees. Both the employee and the Company can make voluntary contributions to the plan.

        In the third quarter of 2000, the Company added a matching feature to its contribution plan, in which the Company will match participant contributions in the form of employer stock. The matching formula is 50 cents for every dollar contributed up to the first 6% of compensation. Company matched contributions vest to the employees over a three-year period after one year of service. Contribution expense was approximately $307,000 and $69,000 in 2001 and 2000, respectively. The Company did not make any contributions to the defined contribution plan during the year ended December 31, 1999.

10. OTHER FINANCIAL INFORMATION
     Property and Equipment:

        Property and equipment consists of the following as of December 31 (in thousands):

                                                                2000       2001
                                                              --------   --------
Equipment...................................................  $ 22,340   $ 27,765
Furniture and fixtures......................................     1,195      1,271
Building and improvements...................................     3,562      4,744
Land........................................................     2,273      3,139
                                                              --------   --------
                                                                29,370     36,919
Less accumulated depreciation...............................    (8,654)   (11,102)
                                                              --------   --------
  Net property and equipment................................  $ 20,716   $ 25,817
                                                              ========   ========

        Depreciation expense was approximately $2.9 million, $2.2 million, and $1.4 million for the years ended December 31, 2001, 2000 and 1999.

     Intangible Assets:

        Intangible assets consists of the following as of December 31 (in thousands):

                                                                2000       2001
                                                              --------   --------
FCC broadcast licenses......................................  $213,346   $269,370
Goodwill and other intangible assets........................    12,612     14,779
                                                              --------   --------
                                                               225,958    284,149
Less accumulated amortization...............................    (8,061)   (17,729)
                                                              --------   --------
  Net intangible assets.....................................  $217,897   $266,420
                                                              ========   ========

        Amortization expense was approximately $10.5 million, $6.4 million, and $2.0 million for the years ended December 31, 2001, 2000 and 1999.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Other Current Liabilities:

        Other current liabilities consist of the following as of December 31 (in thousands):

                                                               2000     2001
                                                              ------   ------
Balance Sheet:
  Accrued interest..........................................  $  457   $  351
  Current portion of long-term debt.........................      60       60
  Accrued professional fees.................................     405      336
  Accrued non-compete payments..............................      --      400
  Due to seller for collection of receivables...............      --      361
  Accrued other.............................................   1,376    1,502
                                                              ------   ------
                                                              $2,298   $3,010
                                                              ======   ======

11. COMMITMENTS AND CONTINGENCIES

        In the normal course of business, the Company is subject to various regulatory proceedings, lawsuits, claims and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of the Company's management, the eventual resolution of such matters for amounts above those reflected in the consolidated financial statements would not likely have a materially adverse effect on the financial condition of the Company.

        The Company leases certain facilities and equipment used in its operations. Certain of the Company's operating leases contain renewal options and/or escalating rent provisions. Total rental expenses were approximately $1,246,000, $801,000 and $594,000 in 2001, 2000 and 1999, respectively.

        At December 31, 2001, the total minimum annual rental commitments under noncancelable leases are as follows (in thousands):

                                                              OPERATING   CAPITAL
                                                              LEASES      LEASES
                                                              ---------   -------
2002........................................................   $ 1,221     $ 48
2003........................................................     1,116       40
2004........................................................       964       30
2005........................................................       892        6
2006........................................................       874
Thereafter..................................................     5,477
                                                               -------     ----
Total minimum payments......................................   $10,544     $124
                                                               =======     ====
Amount representing interest................................                 12
                                                                           ----
Present value of net minimum lease payments.................               $112
                                                                           ====

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

        All adjustments necessary for a fair statement of income for each period have been included (in thousands, except per share amounts):

                                       1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                                          ENDED         ENDED         ENDED         ENDED       TOTAL
                                         MAR. 31       JUNE 30      SEPT. 30       DEC. 31       YEAR
                                       -----------   -----------   -----------   -----------   --------
2001
  Net broadcasting revenues..........   $ 11,334       $14,658       $14,029       $13,724     $ 53,745
  Operating (loss) income............     (1,785)          262          (429)       (1,126)      (3,078)
  NET (LOSS) INCOME:.................     (1,008)        2,498          (992)       (2,211)      (1,713)
  BASIC AND DILUTED NET (LOSS) INCOME
     PER COMMON SHARE(1)(3):)
  Net (loss) income per common
     share...........................   $  (0.03)      $  0.07       $ (0.03)      $ (0.06)    $  (0.05)

2000
  Net broadcasting revenues..........   $  7,477       $10,661       $11,691       $14,278     $ 44,107
  Operating (loss) income............       (687)          728           526           264          831
  Extraordinary loss, net of taxes...     (1,114)           --            --            --       (1,114)
  NET (LOSS) INCOME..................     (3,789)          966        17,979        (1,304)      13,852
  NET (LOSS) INCOME APPLICABLE TO
     COMMON SHARES:
  Net (loss) income..................     (3,789)          966        17,979        (1,304)      13,852
  Preferred stock dividend and
     accretion requirements..........    (27,240)           --            --            --      (27,240)
                                        --------       -------       -------       -------     --------
  (Loss) income applicable to common
     shares..........................    (31,029)          966        17,979        (1,304)     (13,388)
  BASIC NET (LOSS) INCOME PER COMMON
     SHARE(3):)
  Before extraordinary item..........   $  (1.24)      $  0.03       $  0.52       $ (0.04)    $  (0.39)
  Extraordinary item.................   $  (0.05)      $    --       $    --       $    --     $  (0.03)
                                        --------       -------       -------       -------     --------
  Net (loss) income per common
     share...........................   $  (1.29)      $  0.03       $  0.52       $ (0.04)    $  (0.42)
  DILUTED NET (LOSS) INCOME PER
     COMMON SHARE(2)(3):)
  Before extraordinary loss..........   $  (1.24)      $  0.03       $  0.51       $ (0.04)    $  (0.39)
  Extraordinary loss.................   $  (0.05)      $    --       $    --       $    --     $  (0.03)
                                        --------       -------       -------       -------     --------
  Net income (loss) per common
     share...........................   $  (1.29)      $  0.03       $  0.51       $ (0.04)    $  (0.42)

---------------

(1) Despite net income in the second quarter of 2001, net income per common share was the same for both the basic and diluted calculation.

(2) The diluted calculation is shown, as the effect of the exercise of common stock equivalents was dilutive in the second and third quarters.

(3) The sum of the quarterly net loss (income) per share amounts may not equal the annual amount reported, as per share amounts are computed independently for each quarter.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets, including the disposal of a segment of a business. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Furthermore, future operating losses relating to discontinued operations can no longer be recorded before they occur. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. The statement is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The Company has not yet determined the impact, if any, of adopting SFAS 144.

        In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" that addresses the recognition of asset retirement obligations. The objective of SFAS 143 is to provide guidance for legal obligations associated with the retirement of tangible long-lived assets. The statement is effective for fiscal years beginning after June 15, 2002. The Company has not yet determined the impact, if any, of adopting SFAS 143.

        In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141, which became effective on July 1, 2001, eliminated the use of pooling of interests for all business combinations initiated after June 29, 2001 and also established specific criteria for the recognition of intangible assets separate from goodwill. As Regent has historically reflected acquisitions using the purchase method, SFAS 141 will not have a significant impact on the Company. SFAS 142 requires that a company no longer amortize the goodwill and intangible assets determined to have an indefinite life and also requires an annual impairment testing of those assets. SFAS 142 must be adopted in the first quarter of the first fiscal year beginning after December 15, 2001. The Company will adopt SFAS 142 on January 1, 2002. The Company is currently evaluating the full impact that SFAS 141 and SFAS 142 will have on its consolidated financial statements, and believes that SFAS 142 could have a material impact on its financial statements as amortization of goodwill and certain other intangible assets represents a significant expense for the Company. Amortization expense related to goodwill and indefinite-lived intangibles was approximately $10.5 million, $6.4 million, and $2.0 million, respectively, for the years ended December 31, 2001, 2000 and 1999. In addition, upon adoption, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangibles and have not yet determined what the effect of these tests will be on the Company's financial position or results of operations.

        When amortization of Regent's indefinite lived assets ceases on January 1, 2002, due to the adoption of SFAS 142, the reversal of deferred tax liabilities relating to those intangible assets will no longer be assured within the Company's net operating loss carryforward period. Regent is in the process of assessing the effects of this pronouncement on the realizability of its deferred tax assets, and a valuation allowance could be required. The Company has not yet determined the magnitude of this adjustment.

                          REGENT COMMUNICATIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                            ADDITIONS
                                                     -----------------------
                                        BALANCE AT   CHARGED TO   CHARGED TO                   BALANCE AT
                                        BEGINNING    COSTS AND      OTHER                       THE END
                                        OF PERIOD     EXPENSES     ACCOUNTS    DEDUCTIONS(1)   OF PERIOD
                                        ----------   ----------   ----------   -------------   ----------
Allowance for doubtful accounts:
Years ended December 31,
     2001.............................    $  403        822            --             506        $  719
     2000.............................    $  231        725            --             553        $  403
     1999.............................    $  268        390            --             427        $  231

Deferred tax asset valuation
  allowance:
Years ended December 31,
     2001.............................    $   --         --            --              --        $   --
     2000.............................    $9,300         --            --         $(9,300)(2)    $   --
     1999.............................    $4,248         --         5,052              --        $9,300

---------------

(1) Represents accounts written off to the reserve.

(2) See Note 8 in the Notes to Consolidated Financial Statements.

                          [REGENT COMMUNICATIONS LOGO]

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is an itemized statement of the fees and expenses (all but the SEC fees are estimates) in connection with the registration of the securities being registered, other than underwriting discounts and commissions. All such fees and expenses shall be borne by Regent.

          Commission Registration Fees..................  $         23,000.00
          NASD fee......................................  $         26,000.00
          Nasdaq National Market Listing Fee............  $         45,000.00
          Blue Sky fees and expenses....................  $         15,000.00
          Printing and engraving expenses...............  $        100,000.00
          Transfer agent and registrar fee and expenses.  $         25,000.00
          Attorneys fees and expenses...................  $        350,000.00
          Accounting fees and expenses..................  $        200,000.00
          Trustee's fees................................  $         55,000.00
          Miscellaneous.................................  $          9,000.00
                                                          -------------------
                    Total...............................  $        848,000.00
                                                          ====================

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), the Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Certificate of Incorporation of the Registrant requires that the liability of a director of the Registrant must be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of this provision of the Certificate of Incorporation of the Registrant by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

         In accordance with Section 145 of the DGCL, the Certificate of Incorporation and the Amended and Restated By-laws of the Registrant provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is a legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The indemnification and advancement of expenses pursuant to the Certificate of Incorporation and By-laws are not exclusive of any other rights which the person seeking indemnification may have under any statute, provision of such Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Pursuant to the terms of the Certificate of Incorporation and the By-laws, the Registrant is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant. Pursuant to Section 145 of the DGCL, the Registrant may only indemnify a person if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Certificate of Incorporation and the By-laws further provide that the Registrant shall pay the expenses of directors and executive officers of the Registrant, and may pay the expenses of all other officers, employees or agents of the Registrant, incurred in defending any proceeding, in advance of its final disposition, upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under the provisions of the Certificate of Incorporation, the By-laws or otherwise.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

         The Certificate of Incorporation and the By-laws provide that the Registrant's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, shall be reduced by any amount such person may collect as indemnification from such other entity.

         If the indemnification provisions of the Certificate of Incorporation or By-laws are repealed or modified, such repeal or modification will not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Regent carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

ITEM 16. EXHIBITS

Document                                                                          Exhibit
--------                                                                          -------


Form of Underwriting Agreement                                                     1.1

Asset Exchange Agreement dated as of March 12, 2000                                2.1**
by and among Clear Channel Broadcasting, Inc.,
Clear Channel Broadcasting Licenses, Inc., Capstar Radio
Operating Company, Capstar TX Limited Partnership,
Regent Broadcasting of Victorville, Inc., Regent Licensee
of Victorville, Inc., Regent Broadcasting of Palmdale, Inc.,
Regent Licensee of Palmdale, Inc., Regent Broadcasting of
Mansfield, Inc. and Regent Licensee of Mansfield, Inc.
(previously filed as Exhibit 2(g) to the Registrant's Form
10-K for the year ended December 31, 1999 and incorporated
herein by this reference)

First Amendment to Asset Exchange Agreement made on                                2.2**
May 31, 2000 by and among Clear Channel Broadcasting,
Inc., Clear Channel Broadcasting Licenses, Inc., Capstar
Radio Operating Company, Capstar TX Limited Partnership,
Regent Broadcasting of Victorville, Inc., Regent Licensee
of Victorville, Inc., Regent Broadcasting of Palmdale, Inc.,
Regent Licensee of Palmdale, Inc., Regent Broadcasting of
Mansfield, Inc. and Regent Licensee of Mansfield, Inc.
(previously filed as Exhibit 2(b) to the Registrant's Form
10-Q for the quarter ended June 30, 2000 and incorporated
herein by reference)

Second Amendment to Asset Exchange Agreement made                                  2.3**
on June 2, 2000 by and among Clear Channel Broadcasting,
Inc., Clear Channel Broadcasting Licenses, Inc., Capstar Radio
Operating Company, Capstar TX Limited Partnership, Regent
Broadcasting of Victorville, Inc., Regent Licensee of
Victorville, Inc., Regent Broadcasting of Palmdale, Inc.,
Regent Licensee of Palmdale, Inc., Regent Broadcasting of
Mansfield, Inc. and Regent Licensee of Mansfield, Inc.
(previously filed as Exhibit 2(c) to the Registrant's Form
10-Q for the quarter ended June 30, 2000 and incorporated
herein by reference)

Agreement of Merger dated March 29, 2000 by and among                              2.4**
Regent Communications, Inc., Regent Broadcasting, Inc.,
KZAP, Inc. and Rob Cheal (previously filed as Exhibit 2(h)
to the Registrant's Form 10-K for the year ended December
31, 1999 and incorporated herein by this reference)


Asset Purchase Agreement dated March 29, 2000 by and                               2.5**
between Yavapai Broadcasting Corporation, Regent
Broadcasting of Flagstaff, Inc. and Regent Licensee of
 Flagstaff, Inc. (previously filed as Exhibit 2(i) to the
Registrant's Form 10-K for the year ended December 31,
1999 and incorporated herein by this reference)

Asset Purchase Agreement made as of October 31, 2000                               2.6**
 among Concord Media Group of California, Inc., Regent
Broadcasting of Palmdale, Inc. and Regent Licensee of
Palmdale, Inc. (previously filed as Exhibit 2(d) to the
Registrant's Form 10-Q for the quarter ended September
30, 2000 and incorporated herein by reference)

Asset Purchase Agreement made December 28, 2000                                    2.7**
among NextMedia Group II, Inc., NextMedia Licensing,
Inc., Regent Broadcasting of Erie, Inc. and Regent Licensee
of Erie, Inc. (excluding exhibits not deemed material or
filed separately in executed form) (previously filed as
Exhibit 2(g) to the Registrant's Form 10-K for the year
ended December 31, 2000 and incorporated herein by
reference)

Agreement of Merger dated June 15, 2000 among StarCom,                             2.8**
Inc, Dennis Carpenter and Regent Broadcasting, Inc., as
amended by an Amendment, dated as of July 27, 2000, to
Agreement of Merger, and as further amended by a Second
Amendment, dated as of February 19, 2001, to Agreement of
Merger (excluding exhibits not deemed material or filed
separately in executed form) (previously filed as Exhibit 2(h)
to the Registrant's Form 10-K for the year ended December 31,
2000 and incorporated herein by reference)

Credit Agreement dated as of January 27, 2000 among                                4.1**
Regent Broadcasting, Inc., Regent Communications, Inc.,
Fleet National Bank, as administrative agent, Fleet National
Bank, as issuing lender, General Electric Capital Corporation, as syndication agent, Dresdner Bank AG, New York and
Grand Cayman Branches, as document agent, and the several
lenders party thereto (excluding exhibits not deemed material or filed separately in executed form) (previously filed as Exhibit
4(a) to the Registrant's Form 8-K filed February 10, 2000 and incorporated herein by this reference)

Omnibus Amendment No. 1 and Amendment No. 1 to Credit                              4.2**
Agreement dated as of February 4, 2000 among Regent
Broadcasting, Inc., Regent Communications, Inc., Fleet National
Bank, as administrative agent, Fleet National Bank, as issuing lender, General Electric Capital Corporation, as syndication agent, Dresdner Bank AG, New York and Grand Cayman Branches, as document agent, and the several lenders party thereto (previously filed as Exhibit 4(e) to the Registrant's Form 8-K filed February 10,
2000 and incorporated herein by this reference)

Amendment No. 2 and Consent, dated as of August 23, 2000,                          4.3**
to the Credit Agreement dated as of January 27, 2000, as amended, among Regent Broadcasting, Inc., Regent Communications, Inc.,
Fleet National Bank, as administrative agent, Fleet National Bank, as issuing lender, General Electric Capital Corporation, as syndication agent, Dresdner
Bank AG, New York and Grand Cayman Branches, as document agent, and the several lenders party thereto (previously filed as Exhibit 4(c) to the Registrant's Form
10-K for the year ended December 31, 2000 and incorporated herein by this reference)

Amendment No. 3 dated as of December 1, 2000, to the Credit                        4.4**
Agreement dated as of January 27, 2000, as amended, among Regent
Broadcasting, Inc., Regent Communications, Inc., Fleet National
Bank, as administrative agent, Fleet National Bank, as issuing lender,
General Electric Capital Corporation, as syndication agent, Dresdner
Bank AG, New York and Grand Cayman Branches, as document agent, and the several lenders party thereto (previously filed as Exhibit 4(d) to the Registrant's Form 10-K for the year ended December 31, 2000 and incorporated herein by this reference)

Revolving Credit Note dated as of February 7, 2000 made by Regent                  4.5**
Broadcasting, Inc. in favor of Fleet National Bank in the original principal amount of $25 million (previously filed as Exhibit 4(f) to the Registrant's Form 8-K filed February 10, 2000 and incorporated herein by this reference) (See Note 1 below)

Subsidiary Guaranty Agreement dated as of January 27, 2000                         4.6**
among Regent Broadcasting, Inc., Regent Communications, Inc. and
each of their subsidiaries and Fleet National Bank, as collateral agent
(previously filed as Exhibit 4(c) to the Registrant's Form 8-K filed
February 10, 2000 and incorporated herein by this reference)

Pledge Agreement dated as of January 27, 2000 among Regent                         4.7**
Broadcasting, Inc., Regent Communications, Inc. and each of
their subsidiaries and Fleet National Bank, as collateral agent
(previously filed as Exhibit 4(d) to the Registrant's Form 8-K filed February 10, 2000 and incorporated herein by this reference)

Security Agreement dated as of January 27, 2000 among                              4.8**
Regent Broadcasting, Inc., Regent Communications, Inc. and
each of their subsidiaries and Fleet National Bank, as collateral agent (previously filed as Exhibit 4(b) to the Registrant's Form 8-K filed February 10, 2000 and incorporated herein by this reference)

Amended and Restated Certificate of Incorporation of Regent                        4.9**
Communications, Inc., as amended by a Certificate of Designation,
Number, Powers, Preferences and Relative, Participating, Optional
and Other Special Rights and the Qualifications, Limitations,
Restrictions, and Other Distinguishing Characteristics of Series G Preferred
Stock of Regent Communications, Inc., filed January 21, 1999 (previously filed as Exhibit 3(a) to the Registrant's Form 10-K for the year ended December 31,
1998 and incorporated herein by this reference)

Certificate of Decrease of Shares Designated as Series G                           4.10**
Convertible Preferred Stock of Regent Communications, Inc., filed with the Delaware Secretary of State on June 21, 1999 amending the Amended and Restated Certificate of Incorporation of Regent
Communications, Inc., as amended (previously filed as Exhibit 3(c)
to the Registrant's Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by this reference)

Certificate of Designation, Number, Powers, Preferences and                        4.11**
Relative, Participating, Optional and Other Special Rights and the
Qualifications, Limitations, Restrictions, and Other Distinguishing
Characteristics of Series H Preferred Stock of Regent Communications,
Inc., filed with the Delaware Secretary of State on June 21, 1999 amending the Amended and Restated Certificate of Incorporation of
Regent Communications, Inc., as amended (previously filed as Exhibit
3(d) to the Registrant's Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by this reference)

Certificate of Decrease of Shares Designated as Series G Convertible               4.12**
Preferred Stock of Regent Communications, Inc., filed with the
Delaware Secretary of State on August 23, 1999 amending the Amended and Restated Certificate of Incorporation of Regent Communications, Inc.,
as amended (previously filed as Exhibit 3(e) to the Registrant's Form
10-Q for the quarter ended on September 30, 1999 and incorporated herein by this reference)

Certificate of Increase of Shares Designated as Series H Convertible               4.13**
Preferred Stock of Regent Communications, Inc., filed with the
Delaware Secretary of State on August 23, 1999 amending the
Amended and Restated Certificate of Incorporation of Regent
Communications, Inc., as amended (previously filed as Exhibit 3(f) to the Registrant's Form 10-Q for the quarter ended on September 30,
1999 and incorporated herein by this reference)

Certificate of Amendment of Amended and Restated Certificate of                    4.14**
Incorporation of Regent Communications, Inc. filed with the


Delaware Secretary of State on November 19, 1999 (previously filed as Exhibit 3(b) to the Registrant's Form 10-Q for the quarter ended
June 30, 2001 and incorporated herein by this reference)

Certificate of Designation, Number, Powers Preferences and Relative,               4.15**
Participating, Optional, and Other Special Rights and the Qualifications,
Limitations, Restrictions, and Other Distinguishing Characteristics of
Series K Preferred Stock of Regent Communications, Inc., filed with the Delaware Secretary of State on December 13, 1999 amending the
Amended and Restated Certificate of Incorporation of Regent
Communications, Inc., as amended (previously filed as Exhibit 3(g) to
Amendment No. 1 to the Registrants Form S-1 Registration Statement
No. 333-91703 filed December 29, 1999 and incorporated herein by this reference)

Certificate of Amendment of Amended and Restated Certificate of Incorporation      4.16**
of Regent Communications, Inc. filed with the Delaware Secretary of State on March 13, 2002 (previously filed as Exhibit 3(h) to the Registrant's
Form 10-K for the year ended December 31, 2001 and incorporated herein by this reference)

Amended and Restated By-Laws of Regent Communications, Inc.                        4.17**
(previously filed as Exhibit 3(b) to Amendment No. 1 to the
Registrant's Form S-4 Registration Statement No. 333-46435
filed April 8, 1999 and incorporated herein by this reference)

Amendments to By-Laws of Regent Communications, Inc.                               4.18**
adopted December 13, 1999 (previously filed as Exhibit 3(h) to
Amendment No. 1 to the Registrant's Form S-1 Registration
Statement No. 333-91703 filed December 29, 1999 and
incorporated herein by this reference)

Stock Purchase Agreement dated June 15, 1998 among Regent Communications,          4.19**
Inc., Waller-Sutton Media Partners, L.P., WPG Corporate Development
Associates V, L.C.C., WPG Corporate Development Associates (Overseas) V,
L.P., General Electric Capital Corporation, River Cities Capital Fund Limited
Partnership and William H. Ingram (excluding exhibits not deemed material or filed separately in executed form) (previously filed as Exhibit 4(d) to the
Registrant's Form 8-K filed June 30, 1998 and incorporated herein by this reference)

Registration Rights Agreement dated June 15, 1998 among Regent                     4.20**
Communications, Inc., PNC Bank, N.A., Trustee, Waller-Sutton
Media Partners, L.P., WPG Corporate Development Associates
V, L.L.C., WPG Corporate Development Associates (Overseas)
V, L.P., BMO Financial, Inc., General Electric Capital Corporation,
River Cites Capital Fund Limited Partnership, Terry S. Jacobs,
William L. Stakelin, William H. Ingram, Blue Chip Capital Fund II
Limited Partnership, Miami Valley Venture Fund L.P. and Thomas
Gammon (excluding exhibits not deemed material or filed separately in executed form) (previously filed as Exhibit 4(e) to the Registrant's
Form 8-K filed June 30, 1998 and incorporated herein by this reference)


Warrant for the Purchase of 650,000 Shares of Common Stock issued                  4.21**
by Regent Communications, Inc. to Waller-Sutton Media Partners,



L.P. dated June 15, 1998 (See Note 2 below) (previously filed as
Exhibit 4(f) to the Registrant's Form 8-K filed June 30, 1998 and incorporated herein by this reference)

Stock Purchase Agreement dated June 21, 1999 between Regent                        4.22**
Communications, Inc. and Waller-Sutton Media Partners, L.P. relating to the purchase of 90,909 shares of Regent Communications, Inc.
Series H convertible preferred stock (See Note 3 below) (excluding exhibits not deemed material or filed separately in executed form) (previously filed as
Exhibit 4(aa) to the Registrant's Form 10-Q for the quarter ended June 30,1999 and incorporated herein by this reference)

Stock Purchase Agreement dated June 21, 1999, among Regent                         4.23**
Communications, Inc., WPG Corporate Development Associates V,
L.L.C. and WPG Corporate Development Associates V (Overseas),
L.P. relating to the purchase of 1,180,909 and 182,727 shares, respectively, of
Regent Communications, Inc. Series H convertible preferred stock (excluding exhibits not deemed material or filed separately in executed form) (previously filed as Exhibit 4(bb) to the Registrant's Form 10-Q for the quarter ended June
30, 1999 and incorporated herein by this reference)

Stock Purchase Agreement dated as of August 31, 1999 among Regent                  4.24**
Communications, Inc., The Roman Arch Fund L.P. and The Roman
Arch Fund II L.P. relating to the purchase of 109,091 and 72,727 shares, respectively, of Regent Communications, Inc. Series H convertible preferred stock (excluding exhibits not deemed material or filed separately in executed form) (previously filed as Exhibit 4(ee) to the
Registrant's Form 10-Q for the quarter ended on September 30, 1999 and incorporated herein by this reference)

First Amendment to Registration Rights Agreement dated as of August                4.25**
31, 1999 among Regent Communications, Inc., PNC Bank, N.A., as trustee, Waller-Sutton Media Partners, L.P., WPG Corporate
Development Associates V, L.L.C., WPG Corporate Development
Associates (Overseas) V, L.P., BMO Financial, Inc., General Electric
Capital Corporation, River Cities Capital Fund Limited Partnership,
Terry S. Jacobs, William L. Stakelin, William H. Ingram, Blue Chip
Capital Fund II Limited Partnership, Miami Valley Venture Fund L.P.
and Thomas P. Gammon (excluding exhibits not deemed material or filed separately in executed form) (previously filed as Exhibit 4(gg) to the
Registrant's Form 10-Q for the quarter ended on September 30, 1999 and incorporated herein by this reference)

Second Amendment to Registration Rights Agreement dated as of                      4.26**
December 13, 1999, among Regent Communications, Inc., Terry S.
Jacobs, William L. Stakelin, Blue Chip Capital Fund II Limited
Partnership, Blue Chip Capital Fund III Limited Partnership, Miami


Valley Venture Fund, L.P., PNC Bank, N.A., as trustee, PNC Bank,
N.A., Custodian, Waller-Sutton Media Partners, L.P., River Cities
Capital Fund Limited Partnership, Mesirow Capital Partners VII,
WPG Corporate Development Associates V, L.L.C., WPG Corporate
Development Associates V (Overseas) L.P., General Electric Capital
Corporation, William H. Ingram, The Roman Arch Fund L.P., The
Roman Arch Fund II L.P. and The Prudential Insurance Company of
America (previously filed as Exhibit 4(hh) to Amendment No. 1 to the
Registrant's Form S-1 Registration Statement No. 333-91703 filed
December 29, 1999 and incorporated herein by this reference)

Third Amended and Restated Stockholders' Agreement dated as                        4.27**
of December 13, 1999, among Regent Communications, Inc.,
Terry S. Jacobs, William L. Stakelin, Blue Chip Capital Fund II
Limited Partnership, Blue Chip Capital Fund III Limited Partnership,
Miami Valley Venture Fund, L.P., PNC Bank, N.A., as trustee,
PNC Bank, N.A., Custodian, Waller-Sutton Media Partners, L.P.,
River Cities Capital Fund Limited Partnership, Mesirow Capital
Partners VII, WPG Corporate Development Associates V, L.L.C.,
WPG Corporate Development Associates V (Overseas) L.P., General
Electric Capital Corporation, William H. Ingram, Joel M. Fairman,
The Roman Arch Fund L.P., The Roman Arch Fund II L.P. and the
Prudential Insurance Company of America (previously filed as Exhibit
4(ii) to Amendment No. 1 to the Registrant's Form S-1 Registration
Statement No. 333-91703 filed December 29, 1999 and incorporated herein by this reference)

Stock Purchase Agreement dated as of November 24, 1999,                            4.28**
between Regent Communications, Inc. and Blue Chip Capital Fund
III Limited Partnership (see Note 4 below) (previously filed as
Exhibit 4(jj) to Amendment No. 1 to the Registrant's Form S-1
Registration Statement filed December 29, 1999 and incorporated herein by this reference)

Registration Rights Agreement, dated as of August 28, 2001,                        4.29**
between Regent Communications, Inc. and Bayard H. Walters
(previously filed as Exhibit 10(a) to the Registrant's Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by this reference)

Third Amendment to Registration Rights Agreement, dated August                     4.30**
28, 2001, among Regent Communications, Inc. and the Stockholders who are signatories thereto (previously filed as Exhibit 10(b) to the
Registrant's Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by this reference)

Fourth Amendment to Registration Rights Agreement dated as of                      4.31**
November 26,2001, among Regent Communications, Inc. and the


Stockholders who are signatories thereto (previously filed as Exhibit
10(t) to the Registrant's Form 10-K for the year ended December 31, 2001 and Incorporated herein by this reference)

Form of Stock Purchase Agreement dated as of November 26, 2001                     4.32**
(see Note 5 below) (previously filed as Exhibit 10.1 to the Registrant's
Form S-3 Registration Statement No. 333-74704 filed December 6, 2001 and incorporated herein by reference)

Registration Rights Agreement dated as of January 7, 2002, between                 4.33**
Regent Communications, Inc. and ComCorp of Lafayette, Inc. (previously filed as Exhibit 10(u) to the Registrant's Form 10-K for the year ended
December 31, 2001 and incorporated herein by reference)

Registration Rights Agreement dated as of January 7, 2002, between                 4.34**
Regent Communications, Inc. and Abbeville Broadcasting Service, Inc.
(previously filed as Exhibit 10(v) to the Registrant's Form 10-K for the year ended December 31, 2001 and incorporated herein by reference)

Form of Senior Debt Indenture of Regent Communications, Inc.                       4.35***

Form of Subordinated Debt Indenture of Regent Communications, Inc.                 4.36***

Form of Senior Debt Indenture of Regent Broadcasting, Inc.                         4.37***

Form of Subordinated Debt Indenture of Regent Broadcasting, Inc.                   4.38***

Form of Warrant Agreement                                                          4.39*

Form of Deposit Agreement                                                          4.40*

Form of Stock Purchase Contract                                                    4.41*


Opinion of Graydon Head & Ritchey LLP                                              5.1***

Opinion of Graydon Head & Ritchey LLP                                              5.2

Statements re: Computation of Ratios                                              12.1***

Consent of Graydon Head & Ritchey LLP                                             23.1
(Included in Exhibit 5.1*** and Exhibit 5.2)


Consent of PricewaterhouseCoopers, LLP                                            23.2


A power of attorney in which various individuals authorized                       24.1***
the signing of their names to any and all amendments to
this Registration Statement and other documents submitted
in connection herewith was contained on the first page of
the signature pages following Part II of this Registration
Statement as originally filed


Statement of Eligibility of Trustee                                   25.1****
------------------------------

* To be filed, as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto.
**       Incorporated by reference.
***      Previously filed.
**** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

NOTES
-----

1. Seven substantially identical notes were made by Regent Broadcasting, Inc. as follows:


Original Holder                                               Principal Amount
---------------                                               ----------------

General Electric Capital Corporation                          $22,000,000
Dresdner Bank AG, New York and Cayman Islands Branches        $22,000,000
Mercantile Bank National Association                          $16,000,000
U.S. Bank National Association                                $10,000,000
Summit Bank                                                   $10,000,000
Michigan National Bank                                        $10,000,000
The CIT Group Equipment Financing, Inc.                       $10,000,000

2. Six substantially identical warrants for the purchase of shares of Registrant's common stock were issued as follows:


Holder                                                        Common Shares
------                                                        -------------

Waller-Sutton Media Partners, L.P.                               650,000
WPG Corporate Development Associates V, L.L.C                    112,580
WPG Corporate Development Associates (Overseas) V, L.P.          17,420
General Electric Capital Corporation                             50,000
River Cities Capital Fund Limited Partnership                    20,000
William H. Ingram                                                10,000

3. Two substantially identical stock purchase agreements were entered into for the purchase of Series H convertible preferred stock as follows:

Purchaser                                                        Shares
---------                                                        ------

Blue Chip Capital Fund II Limited Partnership                    363,636
PNC Bank, N.A., as trustee                                       181,818

4. Four substantially identical stock purchase agreements were entered into for the purchase of Series K convertible preferred stock as follows:

Purchaser                                                        Shares
---------                                                        ------

WPG Corporate Development Associates
V, L.L.C. and WPG Corporate Development
          ---
Associates V (Overseas), L.P.                                    181,818
PNC Bank, N.A., Custodian                                        181,818
Mesirow Capital Partners VII1                                    818,181

The Prudential Insurance Company of America                    1,000,000

5. Twenty-two substantially identical stock purchase agreements were entered into for the purchase of common stock as follows:

Purchaser                                                                                       Shares
---------                                                                                       ------

U.S. Bancorp Piper Jaffray Asset Management for Benefit of Milwaukee Foundation MicroCap         3,900
U.S. Bancorp Piper Jaffray Asset Management for Benefit of WM Chester Small Cap                    400
U.S. Bancorp Piper Jaffray Asset Management for Benefit of First American MicroCap Fund        211,500
U.S. Bancorp Piper Jaffray Asset Management for Benefit of Frantschi MicroCap                   11,300
U.S. Bancorp Piper Jaffray Asset Management for Benefit of ES Tallmadge Res.                       500
U.S. Bancorp Piper Jaffray Asset Management for Benefit of Posner Partners MicroCap              5,600
U.S. Bancorp Piper Jaffray Asset Management for Benefit of Jane Petit MicroCap                     500
Firstar Bank NA, Agent Lyndhurst Associates MicroCap Fund                                       13,300
Marshall & Isley Trust Company Custodian for the Milwaukee Jewish Federation                     3,000
Edge Capital, L.P.                                                                             100,000
Pogue Capital International, LTD.                                                               52,000
Oxa Trade & Finance, Inc.                                                                       35,000
Coditec International LTD - E - VBL                                                             13,000
Blue Chip Capital Fund III Limited Partnership                                                 200,000
Silverfin & Company                                                                             12,800
Capital Blue Cross Retirement Plan                                                               3,200
Clippership & Company                                                                           90,800
Pitt & Company                                                                                  83,000
Mellon Trust Company  Trustee for NYNEX Master Pension Trust                                    45,900
Capital Blue Cross                                                                               3,800
Silverbass & Company                                                                             4,900
Palmsail & Company                                                                               5,600

ITEM 17. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

               (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Regent pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(e) The undersigned registrant hereby undertakes that:


               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.

                               REGENT COMMUNICATIONS, INC.


                               By:      /s/ TERRY S. JACOBS
                                        ----------------------------------------
                                        Terry S. Jacobs
                                        Chairman of the Board and Chief
                                        Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ JOEL M. FAIRMAN*                                 Date: April 22, 2002
----------------------------------------------
Joel M. Fairman


/s/ KENNETH J. HANAU*                                Date: April 22, 2002
----------------------------------------------
Kenneth J. Hanau


/s/ WILLIAM H. INGRAM*                               Date: April 22, 2002
----------------------------------------------
William H. Ingram


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ R. GLEN MAYFIELD*                                Date: April 22, 2002
----------------------------------------------
R. Glen Mayfield


/s/ RICHARD H. PATTERSON*                            Date: April 22, 2002
----------------------------------------------
Richard H. Patterson


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin


/s/ WILLIAM P. SUTTER, JR.*                          Date: April 22, 2002
----------------------------------------------
William P. Sutter, Jr.


                                                     Date:
----------------------------------------------
John H. Wyant


* /s/ TERRY S. JACOBS
----------------------------------------------
Terry S. Jacobs
as attorney-in-fact pursuant to a
power of attorney previously filed

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                REGENT BROADCASTING, INC.


                                By:      /s/ TERRY S. JACOBS
                                         --------------------------------------
                                         Terry S. Jacobs
                                         Chairman of the Board and Chief
                                         Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                  REGENT BROADCASTING OF ALBANY, INC.


                                  By:      /s/ TERRY S. JACOBS
                                           ------------------------------------
                                           Terry S. Jacobs
                                           Chairman of the Board and Chief
                                           Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF CHICO, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF EL PASO, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT BROADCASTING OF ERIE, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT BROADCASTING OF FLAGSTAFF, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                    REGENT BROADCASTING OF FLINT, INC.


                                    By:      /s/ TERRY S. JACOBS
                                             ---------------------------------
                                             Terry S. Jacobs
                                             Chairman of the Board and Chief
                                             Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT BROADCASTING OF GRAND RAPIDS, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT BROADCASTING OF KINGMAN, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT BROADCASTING OF LAFAYETTE, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT BROADCASTING OF LAKE TAHOE, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF LEXINGTON, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF MANSFIELD, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF PALMDALE, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT BROADCASTING OF PEORIA, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF REDDING, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF SAN DIEGO, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF SOUTH CAROLINA, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF ST. CLOUD, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer
Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs

/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF ST. CLOUD II, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the udersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF UTICA/ROME, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING OF WATERTOWN, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING MIDWEST, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT BROADCASTING WEST COAST, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT LICENSEE OF CHICO, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              --------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT LICENSEE OF EL PASO, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                    REGENT LICENSEE OF ERIE, INC.


                                    By:      /s/ TERRY S. JACOBS
                                             ---------------------------------
                                             Terry S. Jacobs
                                             Chairman of the Board and Chief
                                             Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT LICENSEE OF FLAGSTAFF, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT LICENSEE OF KINGMAN, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.



                                     REGENT LICENSEE OF LAKE TAHOE, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT LICENSEE OF LEXINGTON, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT LICENSEE OF MANSFIELD, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT LICENSEE OF PALMDALE, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT LICENSEE OF REDDING, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      REGENT LICENSEE OF SAN DIEGO, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                    REGENT LICENSEE OF SOUTH CAROLINA, INC.


                                    By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                             Terry S. Jacobs
                                             Chairman of the Board and Chief
                                             Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                    REGENT LICENSEE OF ST. CLOUD, INC.


                                    By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                             Terry S. Jacobs
                                             Chairman of the Board and Chief
                                             Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT LICENSEE OF UTICA/ROME, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer
Directors of the Company:



/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REGENT LICENSEE OF WATERTOWN, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                     REPCOM, INC.


                                     By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                              Terry S. Jacobs
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement No. 333-84548 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 22, 2002.


                                      SARTELL FM, INC.


                                      By:      /s/ TERRY S. JACOBS
                                              ---------------------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-84548 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Treasurer

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: April 22, 2002
----------------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:


/s/ TERRY S. JACOBS                                  Date: April 22, 2002
----------------------------------------------
Terry S. Jacobs


/s/ WILLIAM L. STAKELIN                              Date: April 22, 2002
----------------------------------------------
William L. Stakelin